As filed with the Securities and Exchange Commission on June 9, 2021.

Registration No. 333-255409

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DSG GLOBAL INC.

(Exact name of registrant as specified in its charter)

Nevada	7373	26-1134956
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

207-15272 Croydon Drive

Surrey, British Columbia, V3Z 0Z5, Canada

(604) 575-3848

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Please send copies of all communications to:

Chase Chandler, Esq. Brunson Chandler & Jones, PLLC 175 South Main Street, Suite 1410 Salt Lake City, Utah 84111 801-303-5772	Melissa Frayer, Esq. Andrew Thorpe, Esq. Jeffrey D. Cohan, Esq. Mintz, Levin, Cohn, Ferris, Glovsky & Popeo P.C. 44 Montgomery Street, 36th Floor San Francisco, California 94104 415-432-6000
Robert Galletti, Esq. Watson Goepel LLP 1200-1075 West Georgia St. Vancouver, British Columbia Canada V6E 3C9

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging Growth Company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Units, each consisting of one share of common stock, par value $0.001 per share, and one warrant (2)	$17,249,994.25	$1,881.97
Shares of common stock included as part of the Units (3)	—	—
Warrants to purchase shares of common stock included as part of the Units (3)(4)	—	—
Shares of common stock issuable upon exercise of the Warrants (5)	$17,249,994.25	$1,881.97
Underwriter Warrants(6)	-	-
Shares of Common Stock issuable upon exercise of the underwriter’s	$947,993.68	103.43
Warrants (7)
Total	$35,447,982.18	$3,867.37

(1)	In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes shares of common stock and/or warrants that may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)	No additional fee is payable pursuant to Rule 457(g) under the Securities Act.

(4)	There will be issued warrants to purchase one share of common stock for every one share of common stock offered. The warrants are exercisable at a per share price of 100% of the common stock public offering price.

(5)	In accordance with Rule 457(i) under the Securities Act, because the shares of the Registrant’s common stock underlying the warrants are hereby registered, no separate registration fee is required with respect to the warrants hereby registered.

(6)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(7)

The underwriter’s warrants are exercisable into a number of shares of common stock equal to 5% of the number of Units sold in this offering at an exercise price equal to 110% of the public offering price per Unit.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall, thereafter, become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.

SUBJECT TO COMPLETION DATED June 9, 2021

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus

DSG Global Inc.

2,608,695 Units

This is a firm commitment underwritten public offering of 2,608,695 units (the “Units”), based on an assumed public offering price of $5.75 per Unit, of DSG Global, Inc., a Nevada corporation (the “Company”, “we”, “us”, “our”). We anticipate a public offering price between $4.13 and $6.13 per Unit. Each Unit consists of one share of common stock, $0.001 par value per share, and one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase one share of common stock at an exercise price of $5.75 per share, constituting 100% of the price of each Unit sold in this offering based on a public offering price of $5.75 per Unit. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and the Warrants comprising the Units must be purchased together in this offering as Units and are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire five years from the date of issuance.

Our common stock is presently traded on the over-the-counter market and quoted on the OTCQB market under the symbol “DSGT.” On June 4, 2021, the last reported sale price of our common stock was $0.23 per share ($5.75 per share assuming a reverse stock split of 1 for 25). We have applied to list our common stock and warrants on the Nasdaq Capital Market under the symbols “DSGT” and “DSGTW”. No assurance can be given that our application will be approved or that the trading prices of our common stock on the OTCQB market will be indicative of the prices of our common stock if our common stock were traded on the Nasdaq Capital Market. If our listing application is not approved by the Nasdaq Stock Market, we will not be able to consummate the offering and will terminate this offering.

The offering price of the Units will be determined between the underwriter and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price used throughout this prospectus may not be indicative of the actual public offering price for our common stock and the warrants.

Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding common stock at an assumed 1 for 25 ratio to occur prior to, or immediately following, the effective date of this offering, but prior to the closing of this offering.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 13. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Offering price	$5.75	$15,000,000
Underwriting discount and commissions (1)	$0.40	$1,050,000
Proceeds to us before offering expenses (2)	$5.35	$13,950,000

(1)	We have agreed to issue warrants to purchase shares of our common stock to the underwriter and to reimburse the underwriter for certain expenses. See “Underwriting” for additional information regarding total underwriter compensation.
(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option we have granted to the underwriter as described below and (ii) warrants being issued to the underwriter in this offering.

We have granted a 45-day option to the underwriter, exercisable one or more times in whole or in part, to purchase up to an additional 391,304 shares of common stock and 391,304 additional warrants at a price from us in any combination thereof at the public offering price per share of common stock and per warrant, respectively.

The underwriter expects to deliver the securities against payment to the investors in this offering on or about           , 2021.

Sole Book-Running Manager

Maxim Group, LLC

The date of this prospectus is June 9, 2021.

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ABOUT THIS PROSPECTUS

We are responsible for the information contained in this prospectus. You should rely only on information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful, or in any state or other jurisdiction where the offer is not permitted.

Neither we nor the underwriter have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe, any restrictions relating to the offering of the securities hereby covered or to the distribution of this prospectus outside of the United States.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities hereby offered, or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

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Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions that convey uncertainty or future events or outcomes. Forward-looking statements are based on our assumptions, estimates, analysis, and opinions made in light of our experience and our perception of market trends, current conditions and expected developments, as well as other factors that we believe to be relevant and reasonable in the circumstances at the date that such statements are made, but which are subject to known and unknown risks, and may prove to be incorrect. Such risks are discussed in the section of this prospectus entitled “Risk Factors”. In particular, without limiting the generality of the foregoing disclosure, the forward-looking statements contained in this prospectus and which are inherently subject to a variety of risks and uncertainties that could cause actual results, performance or achievements to differ significantly include but are not limited to:

●	our ability to successfully homologate our electric vehicles offerings;
●	anticipated timelines for product deliveries;
●	the production capacity of our manufacturing partners and suppliers;
●	the stability, availability and cost of international shipping services;
●	our ability to establish and maintain dealership network for our electric vehicles;
●	our ability to attract and retain customers;
●	the availability of adequate manufacturing facilities for our PACER golf carts;
●	the consistency of current labor and material costs;
●	the availability of current government economic incentives for electric vehicles;
●	the expansion of our business in our core golf market as well as in new markets like electric vehicles, commercial fleet management and agriculture;
●	the stability of general economic and business conditions, including changes in interest rates;
●	the Company’s ability to obtain financing to execute our business plans, as and when required and on reasonable terms;
●	our ability to accurately assess and respond to market demand in the electric vehicle and golf industries;
●	our ability to compete effectively in our chosen markets;
●	consumer willingness to accept and adopt the use of our products;
●	the anticipated reliability and performance of our product offerings;
●	our ability to attract and retain qualified employees and key personnel;
●	our ability to maintain, protect and enhance our intellectual property;
●	our ability to comply with evolving legal standards and regulations, particularly concerning requirements for being a public company.
●	the ability of our Chair, President and Chief Executive Officer to control a significant number of shares of our voting capital;
●	the immediate and substantial dilution of the net tangible book value of our common stock;
●	he speculative nature of Warrants;
●	provisions in the Warrants may discourage a third-party from acquiring us;
●	our ability to meet the initial or continuing listing requirements of the Nasdaq Capital Market; and
●

we intend to effect a reverse stock split of our outstanding common stock prior to, or immediately following, the effective date of this offering, but prior to the closing of this offering.; however, the reverse stock split may not increase our stock price sufficiently and we may not be able to list our common stock on the Nasdaq Capital Market in which case this offering may not be completed.

Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions, which may have been used.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus and the documents that we have filed with the Securities and Exchange Commission as exhibits hereto, with the understanding that our actual future results and circumstances may be materially different from what we expect.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our consolidated financial statements and the notes thereto and the information set forth under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus. In this prospectus, “DSG Global”, “DSG,” the “Company,” “we,” “us,” and “our” refer to DSG Global Inc., a Nevada corporation, and as applicable, to our Nevada subsidiaries Vantage Tag Systems Inc. (“Vantage TAG”), DSG Tag Systems Inc., and Imperium Motor Corp. (dba Imperium Motor Company and Imperium Motors (“Imperium”)).

About DSG Global Inc.

DSG Global Inc. is a technology development, manufacturing and distribution company based in British Columbia, Canada and Fairfield, California. DSG stands for “Digital Security Guard”, our first fleet management technology and primary value statement. Through Vantage TAG, our golf and fleet management division, we are engaged in the design, manufacture, and sale of fleet and player experience management solutions for the golf industry, and for commercial, government and military applications. More recently, Vantage TAG has introduced a range of innovative single player and luxury golf carts. In 2020, we established an electric vehicle division, Imperium Motor Company, headquartered at our Imperium Experience Centre in Fairfield, California. Imperium Motors is engaged in the importation, marketing and distribution of a wide range a low-speed and high-speed electric passenger vehicles for commuter, family, commercial, and public use.

We were founded by a group of individuals who have dedicated their careers to fleet management technologies and have been at the forefront of the industry’s most innovative developments. Our executive team has over 50 years of experience in the design and manufacture of wireless, GPS, and fleet tracking solutions, and over 40 years of experience in automotive retail, wholesale, distribution, and manufacturing. Powered by patented analytics and an extraordinary depth of industry knowledge, DSG’s mandate is to improve lives and businesses with intelligent, affordable, adaptable and environmentally responsible transportation technologies and electric vehicles.

Our Products and Technologies

Vantage TAG Fleet Management and Golf Products

Vantage TAG Systems has developed a patented combination of hardware and software which we believe is the first completely modular and scalable fleet management solution for the golf industry and beyond. Marketed around the world, the TAG System and suite of products are deployed to help golf course operators manage their fleets of golf carts, turf equipment, and utility vehicles, providing real time vehicle global positioning, geofencing, remote control, and remote vehicle lockdown security features. The TAG System optimizes course efficiencies and pace of play, all while integrating a customizable array of player experience features such as player messaging, course mapping and 3d flyover, course & tournament marshalling, pro tips, food & beverage ordering, and ad streaming, among others.

The TAG system fills a void in the marketplace by offering a modular structure that allows the customer to customize their system to meet desired functionality and budget constraints. In addition to the core TAG Vehicle Control Unit functionality, which can operate independently, we offer two golfer information display systems — the alphanumeric INFINITY 7” and high-definition INFINITY XL 12” — providing the operator with two display options which is unique in the industry.

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Pictured clockwise from left: INFINITY XL 12” HD Touch Display, TAG GOLF CONTROL UNIT Monitor, TAG TEXT Alpha Numeric Display, and TAG Vehicle Control Module.

The primary market for our TAG system is the estimated 40,000 golf operations in over 200 countries worldwide. We have a direct sales force in North America, which comprises the most significant portion of the golf fleet market, and have developed key relationships with distributors and golf equipment manufacturers such as E-Z-GO, Yamaha, and Ransomes Jacobsen to help drive sales for the North American and worldwide markets. The TAG Suite of products is currently sold and installed around the world in golf facilities, and in commercial settings, through a network of established distributors and in partnership with some of the most notable brands in fleet and equipment manufacture. We are a leader in the category of fleet management in the golf industry and were awarded “Best Technology of the Year” in 2010 by Boardroom magazine, a publication of the National Golf Course Owners Association. To date the TAG system is installed on over 8,000 vehicles and has been used to monitor over 6,000,000 rounds of golf.

While the golf industry remains the primary focus of our sales and marketing efforts, we have completed several successful pilots of the TAG System in other markets such as agriculture, commercial and government & military fleet operations. DSG aims to expand our sales and marketing efforts into these new markets, where the customizable TAG System Control Tool Set can be leveraged to control vehicle operating costs, reduce labor efforts, monitor production and increase workforce safety and communication.

Vantage TAG Golf Carts

In 2021, after rigorous testing and consultation with industry leaders and partners, DSG has introduced the PACER Single Rider Golf Cart. The PACER furthers Vantage TAG’s mandate to optimize the game for players and operators alike, increasing pace of play, comfort, accessibility, and performance. The PACER can complete up to six rounds of golf on a single charge, is factory equipped with the TAG Control Unit, and upgradable to the TAG Infinity Display at any time. DSG’s PACER program allows operators to buy, lease, or install a PACER fleet on a zero overhead, revenue-sharing basis, making it accessible to the widest range of golf courses, venues, campuses and communities.

Most recently, Vantage TAG has also introduced the premium 100E Golf Cart, built for serious and casual riders seeking a luxury experience. Available for sale or lease, the 100E combines real world range, performance, and safety into a premium Low Speed Vehicle that only Vantage Tag can offer. Our first low speed, street legal vehicle, the 100E achieves a 90 mile range per charge, is Department of Transportation certified, and comes equipped with a whole package of premium options starting at under $9,998 before discounts and incentives. Available in a range of colors, the 100E brings style, performance, sustainability and fun, from the golf course to town and everywhere in between.

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The Vantage TAG PACER Golf Cart (left) and 100E Golf Car (right).

Imperium Motor Company®—Making Green Transportation Available to Everyone

In 2019, DSG Global founded Imperium Motor Company with a mission to bring the worlds most effective and cost-efficient electric vehicles to North America and beyond. Our range of commuter, family, and commercial vehicles offer a lower cost alternative to competitive offerings, with an emphasis on great design, performance, and functionality. Through our exclusive North American manufacturing partnership with Zhejiang Jonway Group Co., Ltd. (“Jonway Group”), and Skywell New Energy Automobile Group (“Skywell”), two of the world’s most prolific manufacturers of electric vehicles and components, Imperium now offers one of the largest selections of electric vehicles in North America, including ebikes and scooters, e-rickshaws, low speed cars, trucks, vans and scooters, high speed SUVs and pickups, as well as buses, cargo trucks, and sanitation vehicles.

Above: The Imperium ET5 by Skywell, and Imperium W Coupe by Jonway

Below: Imperium Transit Bus by Jonway and Imperium K-15 Box Truck by Skywell

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Imperium® EV Experience Center

The hub of our electric vehicle operations is the Imperium® EV Experience Center in Fairfield, California, located midway between Silicon Valley and Sacramento, and within arm’s reach of North America’s largest EV markets which account for approximately 50% of EV sales in the United States. There customers and dealers can test our vehicle lineup, and receive product training, education, parts supply and support. In addition to direct sales, Imperium is rapidly establishing a network of established authorized automotive dealers across our distribution territory in the United States, Mexico, Canada, the Caribbean and South America.

The Imperium EV Experience Center in Fairfield, California.

Listing on the Nasdaq Capital Market

Our common stock is currently quoted on the OTCQB Market. In connection with this offering, we have applied to list our common stock and the Warrants on the Nasdaq Capital Market (“Nasdaq”) under the symbols “DSGT” and “DSGTW,” respectively. If our listing application is approved, we expect to list our common stock and the Warrants on Nasdaq upon consummation of the offering, at which point our common stock will cease to be traded on the OTCQB Market. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq approves the listing of our common stock and Warrants. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, prior to, or immediately following, the effective date of this offering, but prior to the closing of this offering, we will need to take the necessary steps to meet Nasdaq listing requirements, including, but not limited to a reverse split of our outstanding common stock (as further discussed below). If Nasdaq does not approve the listing of our common stock, we will not proceed with this offering. There can be no assurance that our common stock will be listed on the Nasdaq.

Reverse Stock Split

We will effect a reverse stock split of our issued and outstanding common shares in the range of one for two (1:2) to one for thirty (1:30), whereby every two to thirty (2 to 30) shares of the Company’s issued and outstanding common shares will be combined into one (1) issued and outstanding common share (the “Reverse Stock Split”), and the number of authorized common shares of the Company will remain 350,000,000. Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding common stock at an assumed 1 for 25 ratio to occur prior to, or immediately following, the effective date of this offering, but prior to the closing of this offering.

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Recent Transactions

On December 23, 2020, we entered into a redeemable stock purchase agreement with GHS Investments, LLC (“GHS”) pursuant to which GHS purchased 1,500 shares of our Series F Preferred Stock having a stated value $1,200 per share, at a price of $1,000 per share or $1,500,000 in the aggregate. As additional consideration to GHS, we issued warrants to purchase 120,000 shares of common stock at a price of $12.50 per share. The Warrants are not eligible for cashless exercise and may only be exercised in exchange for cash payment.

On January 29, 2021, pursuant to the terms of the stock purchase agreement, GHS purchased an additional 1,500 shares of Series F Preferred upon the filing by the Company of a registration statement with the Securities and Exchange Commission (the “Resale Registration Statement”) registering the shares underlying the Series F Preferred and underlying the Warrants. At the Company’s request, GHS agreed to purchase an additional 1,000 shares of Series F Preferred every thirty (30) days (an “Additional Closing”) as long the Resale Registration Statement remains effective and the Company’s average daily trading volume for the thirty (30) trading days prior an Additional Closing is at least $500,000 per day. The Company has the option to buy back any outstanding shares of Series F Preferred for six (6) months from the date of issuance at their stated value. No shares of Series F Preferred shall be purchased under the share purchase agreement after the two (2) year anniversary of the date of the share purchase agreement. The Company shall pay a dividend of 10% per annum on any purchased Series F Preferred shares, for as long as the relevant Preferred Shares have not been redeemed or converted. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Preferred Stock.

Following completion of an underwritten offering of the Company’s common stock with gross proceeds of at least $10,000,000 (a “Qualified Offering”) GHS, at is election, must either: (a) convert 50% of all purchased Preferred Shares into the Qualified Offering at a twenty percent (20%) discount to the price of such offering (subject to any lock ups or leak outs) or (b) upon ten days written notice to the Company and its underwriter in connection with a Qualified Offering, demand early redemption of up to 50% of all purchased Preferred Shares at a premium of 1.10, multiplied by the sum of $1,200, all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation.

Corporate Information

DSG Global Inc. (formerly Boreal Productions Inc.) was incorporated under the laws of the State of Nevada on September 24, 2007. On April 13, 2015, we entered into a share exchange agreement with Vantage Tag Systems Inc. (formerly DSG Tag Systems Inc.) (“Vantage Tag”) and the shareholders of Vantage Tag, pursuant to which we acquired 100% of the issued and outstanding shares of Vantage Tag in exchange for the issuance by our Company of 614,628 common shares to the shareholders of Vantage Tag. Upon closing of the share exchange agreement with Vantage Tag, we adopted its business and operations.

Our principal executive office is located at 207 - 15272 Croydon Drive Surrey, British Columbia, V3Z 0Z5, Canada. The telephone number at our principal executive office is 1 (877) 589-8806. Our electric vehicle division, Imperium Motor Company, is headquartered at our Imperium Experience Center, located at 4670 Central Way, Suite D, Fairfield, CA 95605. Imperium’s telephone number is 1 (707) 266-7575.

Our common stock first became quoted on the Over-the-Counter Bulletin Board electronic quotation system at the opening of trading on February 23, 2015 under the symbol “BRPOD”. Effective March 19, 2015 our stock symbol changed to “DSGT”. The first trade of our common shares occurred on March 25, 2015.

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Summary of the Offering

Securities being offered by us:

2,608,695 Units, each Unit consisting of one share of our common stock and one warrant to purchase one share of our common stock. Each warrant will have an exercise price of $5.75 per share (100% of the assumed public offering price of one Unit), is exercisable immediately and will expire five (5) years from the date of issuance. The Units will not be certificated or issued in stand-alone form. The shares of our common stock and the warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Number of shares of common stock offered by us:	2,608,695

Number of Warrants offered by us:	2,608,695

Public offering price:	$5.75 per Unit, based on the closing price of our common stock on June 4, 2021(1)

Shares of common stock outstanding before the offering:	4,464,797(2)

Shares of common stock outstanding after the offering:	7,073,492(2)(3)

Over-allotment option:

We have granted a 45-day option to the underwriter to purchase up to 391,304 additional shares of common stock at a price of $5.75 per share (based on an assumed offering price of $5.75 per Unit) and/or 391,304 additional warrants at a price of $5.75 per warrant less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $1,207,499 and the total proceeds to us, before expenses, will be $16,042,500.

Use of Proceeds:	We estimate that we will receive net proceeds of approximately $13,865,000 from our sale of Units in this offering, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for research and development; debt repayment; engineering, operations, quality inspection, information technology and sales force expansion; marketing and sales and working capital. See “Use of Proceeds.”

Description of the Warrants:	The exercise price of the Warrants is $5.75 per share (100% of the assumed public offering price of one Unit). Each Warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the Warrants will be governed by a Warrant Agreement, dated as of the effective date of this offering, between us and Manhattan Transfer Registrar Co, as the warrant agent (the “Warrant Agent”). This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Securities—Warrants” in this prospectus.

Underwriter’s Warrants:

The registration statement of which this prospectus is a part also registers for sale warrants (the “Underwriter’s Warrants”) to purchase 130,434 shares of our common stock (based on an offering price of $5.75 per share) to Maxim Group LLC (the “underwriter”), as a portion of the underwriting compensation in connection with this offering. The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days following the closing date of this offering and expiring 5 years from the effective date of the offering at an exercise price of $6.32 (110% of the assumed public offering price per Unit). Please see “Underwriting—Underwriter’s Warrants” for a description of these warrants.

Trading symbol and Listing Application:	Our common stock is presently quoted on the OTCQB under the symbol “DSGT.” We have filed an application to have our common stock and the Warrants offered in the offering listed on the Nasdaq Capital Market under the symbols “DSGT” and “DSGTW,” respectively. If Nasdaq does not approve the listing of our common stock and the Warrants, we will not proceed with this offering. There can be no assurance that our common stock or Warrants will be listed on the Nasdaq.

Risk factors:

Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” and the other information included and incorporated by reference into this prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

(1)	The actual number of Units we will offer will be determined based on the actual public offering price and the reverse split ratio will be determined based on the stock price.
(2)	Does not include:

●

557,592 common shares underlying outstanding warrants. As of March 31, 2021 the warrants had a weighted average remaining contractual life of 2.95 years and weighted average exercise price of $14.25 per common share;

●

853,746 common shares issuable upon conversion, at the election of the holders, of: (i) 211 shares of Series B preferred stock convertible on a 1 for 4,000 basis into common shares; (ii) 48,206 shares of Series D preferred stock convertible on a 1 for 0.2 basis into common shares; and (iii) 262 Series C Common Shares convertible on a 1 for 0.4 basis into common shares; and

●	an indeterminate number of common shares issuable upon conversion, at the election of the holders, of 3,000 Series F Preferred shares having a stated value of $1,200 per share and convertible into common shares at a price per share equal to the lesser of (a) the lowest traded price of the common shares for the fifteen trading days prior to the conversion date.

(3) Does not include:

●	common shares issuable upon exercise of the Underwriter’s Warrants; or
●	common shares issuable upon exercise of the underwriter’s option to purchase additional shares and/or warrants from us in this offering.
●

common shares issuable upon completion of this offering pursuant to mandatory conversion or redemption of issued and outstanding Series F Preferred shares. Following the offering, the holder of the Series F Preferred shares, at is election shall either: a) convert fifty percent (50%) of all Series F Preferred shares into common shares at a twenty percent (20%) discount to the price of the offering (subject to any lock ups or leak outs) or (b) upon ten (10) days’ notice to the Company and its underwriter in connection with the offering, demand early redemption of up to fifty percent (50%) of all purchased Series F Preferred shares at a premium of 1.10, multiplied by the sum of $1,200 per share, all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation.

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Underwriter compensation:	In connection with this offering, the underwriter will receive an underwriting discount equal to 7% of the gross proceeds from the sale of Units in the offering. We will also reimburse the underwriter for certain out-of-pocket actual expenses related to the offering See “Underwriting.

Trading Symbol:	Our common stock is presently quoted on the OTCQB under the symbol “DSGT.” We have filed an application to have our common stock and the Warrants offered in the offering listed on the Nasdaq Capital Market under the symbols “DSGT” and “DSGTW,” respectively.

Dividend Policy for common stock

We have never declared or paid cash dividends on our common stock. So long as any shares of our senior ranking Series A, B, C, D, or E Preferred Stock are outstanding, the Company may not declare, pay or set apart for payment any dividend or make any distribution on the common stock. Furthermore, each share of the 3,000 shares of Series F Preferred Stock (stated valued of $1,200 per share) outstanding as of the date of this prospectus is entitled, until converted or redeemed, to receive cumulative dividends of 10% per annum, payable quarterly, in cash or Preferred shares. For additional information about the redemption, conversion and dividend entitlements of our Preferred Stock please see the section of this prospectus entitled “Description of Securities”.

We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any non-compulsory dividends on our preferred stock or common stock in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant.

Risk Factors:	See “Risk Factors” beginning on page 13 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed, and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATED TO OUR COMPANY

Our limited operating history in key areas of our business may not serve as an adequate basis to judge our future prospects and results of operations.

DSG Global and our subsidiaries, Vantage Tag and Imperium Motors, have a relatively limited operating history in the business golf cart manufacturing and electric vehicle marketing and distribution. Our limited operating history and the unpredictability of the golf and electric vehicle industries make it difficult for investors to evaluate our business. An investor in our securities must consider the risks, uncertainties and difficulties frequently encountered by companies in rapidly evolving markets.

We do not currently have all arrangements in place that are required to fully execute our business plan.

To sell our electric vehicles and PACER golf carts as envisioned we must enter into certain additional agreements and arrangements that are not currently in place. These include entering into agreements with distributors, arranging for the transportation and storage for our planned electric vehicles, arranging for a facility for the assembly of our electric vehicles, and obtaining battery and other essential supplies in the quantities that we require. If we are unable to enter into such agreements or are only able to do so on terms that are unfavorable to us, we may not be able to fully carry out our business plans.

We have limited cash on hand and we will require a significant amount of capital to carry out our proposed business plan to import, market and sell electric vehicles, to continue to expand our fleet management technology sales and service operations, and to manufacture, market and sell our new line of PACER golf carts. There is no assurance that we will raise sufficient capital to execute our business plan or to continue to fund operations of our Company. There is substantial doubt as to the ability of our Company to continue as a going concern.

We incurred a comprehensive loss of $6,297,312 and $3,171,164 during the years ended December 31, 2020, and 2019, respectively. Our comprehensive loss was $1,357,491 for the three months ended March 31, 2021, and $2,768,368 for the same period in 2020. Although we had cash of $1,372,016 as of March 31, 2021, our working capital was $220,716. We believe that we will need significant additional equity financing to execute our business plan and to continue as a going concern, given that, among other things:

●	we have begun the importation and homologation of our range of electric vehicles, and we expect to incur significant ramp-up in costs and expenses through the establishment and supply of our dealership network and the fulfillment of anticipated product orders;

●	we have endeavored to manufacture and assemble our new line of PACER golf carts in North America, and we anticipate significant ramp-up costs and expenses through the establishment of a manufacturing facility;

●	we anticipate that the gross profit generated from the sale of our electric vehicle and golf cart offerings will not be sufficient to cover our operating expenses until we achieve a high volume of sales, and our achieving profitability will depend, in part, on our ability to materially reduce the bill of materials and per unit manufacturing cost of our products; and

●	we do not anticipate that we will be eligible to obtain bank loans, or other forms of debt financing on terms that would be acceptable to us.

We anticipate generating a significant loss for the current fiscal year. The report of independent registered public accounting firm on our audited financial statements includes an explanatory paragraph relating to our ability to continue as a going concern.

We expect significant increases in costs and expenses to forestall profits for the foreseeable future, even if we generate increased revenues in the near term. Our recently introduced and planned products might not become commercially successful. If we are to ever achieve profitability, we must have a successful introduction and acceptance of our electric vehicles and golf carts, which may not occur. We expect that our operating losses will increase substantially in 2021, and thereafter, and we also expect to continue to incur operating losses and to experience negative cash flows for the next several years.

There is no assurance that any amount raised through this offering will be sufficient to continue to fund the operations of our Company.

We will need additional financing to implement our business plan.

The Company will need additional financing to fully implement its business plan in a manner that not only continues to expand an already established direct-to-consumer approach, but also allows the Company to establish a stronger brand name in all the areas in which it operates. In particular, the Company will need additional financing to:

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●	Effectuate its business plan and further develop its golf products and service division, and its electric vehicle marketing and distribution division;

●	Expand its facilities, human resources, and infrastructure; and

●	Increase its marketing efforts and lead generation.

There are no assurances that additional financing will be available on favorable terms, or at all. If additional financing is not available, the Company will need to reduce, defer or cancel development programs, planned initiatives and overhead expenditures. The failure to adequately fund our capital requirements could have a material adverse effect on the Company’s business, financial condition and results of operations. Moreover, the sale of additional equity securities to raise financing will result in additional dilution to the Company’s stockholders and incurring additional indebtedness could involve the imposition of covenants that restrict the Company’s operations.

We currently have negative operating cash flows, and if we are unable to generate positive operating cash flows in the future our viability as an operating business will be adversely affected.

We have made significant up-front investments in research and development, sales and marketing, and general and administrative expenses to rapidly develop and expand our business. We are currently incurring expenditures related to our operations that have generated a negative operating cash flow. Operating cash flow may decline in certain circumstances, many of which are beyond our control. We might not generate sufficient revenues in the near future. Because we continue to incur such significant future expenditures for research and development, sales, marketing, general, and administrative expenses, we may continue to experience negative cash flow until we reach a sufficient level of sales with positive gross margins to cover operating expenses. An inability to generate positive cash flow until we reach a sufficient level of sales with positive gross margins to cover operating expenses or raise additional capital on reasonable terms will adversely affect our viability as an operating business.

To carry out our proposed business plan for the next 12 months to develop, manufacture, sell and service electric vehicles we will require additional capital.

To carry out our proposed business plan for the next 12 months, we estimate that we will need approximately $19.6 million in addition to cash on hand at December 31, 2021. If cash on hand, revenue from the sale of our cars, if any, and cash received upon the exercise of outstanding warrants, if any are exercised, are not sufficient to cover our cash requirements, we will need to raise additional funds through the sale of our equity securities, in either private placements or registered offerings and/or shareholder loans. If we are unsuccessful in raising enough funds through such capital-raising efforts we may review other financing possibilities such as bank loans. Financing might not be available to us or, if available, may not be available on terms that are acceptable to us.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our current corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, either of which could mean that we would be forced to curtail or discontinue our operations.

Terms of future financings may adversely impact your investment.

We may have to engage in common equity, debt or preferred stock financing in the future. Your rights and the value of your investment in our securities could be reduced. Interest on debt securities could increase costs and negatively impacts operating results. Preferred stock could be issued in series from time to time with such designation, rights, preferences and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of common shares. In addition, if we need to raise equity capital from the sale of common shares, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment. Common shares which we sell could be sold into any market which develops, which could adversely affect the market price.

Our future growth depends upon consumers’ willingness to adopt our range of electric vehicles.

Our growth highly depends upon the adoption by consumers of, and we are subject to an elevated risk of, any reduced demand for alternative fuel vehicles in general and electric vehicles in particular. If the market for low speed or for high speed electric vehicles does not develop as we expect, or develops more slowly than we expect, our business, prospects, financial condition and operating results will be negatively impacted. The market for alternative fuel vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements and changing consumer demands and behaviors. Factors that may influence the adoption of alternative fuel vehicles, and specifically electric vehicles, include:

●

perceptions about electric vehicle quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles;

●	the limited range over which electric vehicles may be driven on a single battery charge;

●	the decline of an electric vehicle’s range resulting from deterioration over time in the battery’s ability to hold a charge;

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●	concerns about electric grid capacity and reliability, which could derail our efforts to promote electric vehicles as a practical solution to vehicles which require gasoline;

●	the availability of alternative fuel vehicles, including plug-in hybrid electric vehicles;

●	the availability of service for electric vehicles;

●	volatility in the cost of oil and gasoline;

●	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

●	access to charging stations, standardization of electric vehicle charging systems and consumers’ perceptions about convenience and cost to charge an electric vehicle;

The influence of any of the factors described above may cause current or potential customers not to purchase our electric vehicles, which would materially adversely affect our business, operating results, financial condition and prospects.

The range of our electric vehicles on a single charge declines over time which may negatively influence potential customers’ decisions whether to purchase our vehicles.

The range of our electric vehicles on a single charge declines principally as a function of usage, time and charging patterns. For example, a customer’s use of their vehicle as well as the frequency with which they charge the battery of their vehicle can result in additional deterioration of the battery’s ability to hold a charge. Battery deterioration will be variable as between our various offered vehicles. Such battery deterioration and the related decrease in range may negatively influence potential customer decisions whether to purchase our vehicles, which may harm our ability to market and sell our vehicles.

If we are unable to keep up with advances in electric vehicle technology, we may suffer a decline in our competitive position.

We may be unable to keep up with changes in electric vehicle technology and, as a result, may suffer a decline in our competitive position. Any failure to keep up with advances in electric vehicle technology would result in a decline in our competitive position which would materially and adversely affect our business, prospects, operating results and financial condition. Our research and development efforts may not be sufficient to adapt to changes in electric vehicle technology. As technologies change, we plan to upgrade or adapt our vehicles and introduce new models to continue to provide vehicles with the latest technology, and particularly battery cell technology. However, our vehicles may not compete effectively with alternative vehicles if we are not able to source and integrate the latest technology into our vehicles. For example, we do not manufacture battery cells which makes us depend upon other suppliers of battery cell technology for our battery packs.

Demand in the vehicle industry is highly volatile.

Volatility of demand in the vehicle industry may materially and adversely affect our business, prospects, operating results and financial condition. The markets in which we will be competing have been subject to considerable volatility in demand in recent periods. Demand for automobile sales depends to a large extent on general, economic, political and social conditions in a given market and the introduction of new vehicles and technologies. As a new start-up manufacturer, we will have fewer financial resources than more established vehicle manufacturers to withstand changes in the market and disruptions in demand.

We depend on third parties for our electric vehicle manufacturing needs.

The delivery of our licensed vehicles to future customers and the revenue derived therefrom depends on the ability of our suppliers, including Jonway and Skywell, to fulfil their obligations under their respective license and distribution agreement with our company. Fulfilment of these obligations is outside of our control and depends on a variety of factors, including their respective operations, financial condition and geopolitical and economic risks that could affect China. The novel coronavirus (COVID-19) pandemic or measures taken by the Chinese government relating thereto may also result in non-performance by our suppliers. If they are unable to fulfil their obligations or are only able to partially fulfil their obligations under our existing agreements with them, or if they are forced to terminate our agreements with them, either as a result of the coronavirus outbreak, the Chinese government’s measures relating thereto or otherwise, we will not be able to produce or sell our licensed vehicles in the volumes anticipated and on the timetable that we anticipate, if at all.

The impact of the novel coronavirus (COVID-19) pandemic on the global economy and our operations remains uncertain, which could have a material adverse impact on our business, results of operations and financial condition and on the market price of our common shares.

In December 2019, a strain of novel coronavirus (now commonly known as COVID-19) was reported to have surfaced in Wuhan, China. COVID-19 has since spread rapidly throughout many countries, and, on March 11, 2020, the World Health Organization declared COVID-19 to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries, including the United States, Canada and China, have imposed unprecedented restrictions on travel, and there have been business closures and a substantial reduction in economic activity in countries that have had significant outbreaks of COVID-19. Although our manufacturing partners now report that their operations have largely recovered, significant uncertainty remains as to the potential impact of the COVID-19 pandemic on our and our partners’ operations (including, without limitation, staffing levels), supply chains for parts and sales channels for our products, and on the global economy as a whole. It is currently not possible to predict how long the pandemic will last or the time that it will take for economic activity to return to prior levels. The COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in recent weeks. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common shares.

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We are subject to order and shipment uncertainties. Inaccuracies in our estimates of customer demand and product mix could negatively affect our inventory levels, sales and operating results.

We derive revenue primarily from customer purchase orders rather than long-term purchase commitments. To ensure availability of our products, in some cases we may start manufacturing based on forecasts provided by customers in advance of receiving purchase orders from them. In some cases, our supply chain has been affected by both tariffs or cost premiums imposed by national governments or as a result of the COVID-19 pandemic. Our customers can cancel purchase orders or defer the shipments of our products under certain circumstances with little or no advance notice to us. Some of our products are manufactured according to our estimates of customer demand, which requires us to make demand forecast assumptions for every customer, and which may introduce significant variability into our aggregate estimate. We typically sell to distributors and end users, and we consequently have limited visibility into future end-user demand, which could adversely affect our revenue forecasts and operating margins. Additionally, we sometimes receive soft commitments for larger order sizes which do not materialize. If we manufacture more products than we are able to sell to our customers or distributors, we will incur losses and our results of operation and financial condition will be harmed.

Our sales and marketing efforts may be unsuccessful in maintaining and expanding existing sales channels, developing new sales channels and increasing the sales of our products.

To grow our business, we must add new customers for our products in addition to retaining and increasing sales to our current customers. Our ability to attract new customers will depend in part on the success of our sales and marketing efforts. There can be no guarantee that we will be successful in implementing our sales and marketing strategy. If suitable sales channels do not develop, we may not be able to sell certain of our products in significant volumes and our operating results, business and prospects may be harmed.

We are subject to numerous environmental and health and safety laws and any breach of such laws may have a material adverse effect on our business and operating results.

We are subject to numerous environmental and health and safety laws, including statutes, regulations, bylaws and other legal requirements. These laws relate to the generation, use, handling, storage, transportation and disposal of regulated substances, including hazardous substances (such as batteries), dangerous goods and waste, emissions or discharges into soil, water and air, including noise and odors (which could result in remediation obligations), and occupational health and safety matters, including indoor air quality. These legal requirements vary by location and can arise under federal, provincial, state or municipal laws. Any breach of such laws and/or requirements would have a material adverse effect on our Company and its operating results.

Our vehicles are subject to motor vehicle standards and the failure to satisfy such mandated safety standards would have a material adverse effect on our business and operating results.

All vehicles sold must comply with federal, state and provincial motor vehicle safety standards. In both Canada and the United States vehicles that meet or exceed all federally mandated safety standards are certified under the federal regulations. In this regard, Canadian and U.S. motor vehicle safety standards are substantially the same. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. Failure by us to have the SOLO, the Tofino or any future model EV satisfy motor vehicle standards would have a material adverse effect on our business and operating results.

If we are unable to reduce and adequately control the costs associated with operating our business, including our costs of manufacturing, sales and materials, our business, financial condition, operating results and prospects will suffer.

If we are unable to reduce and/or maintain a sufficiently low level of costs for designing, manufacturing, marketing, selling and distributing and servicing our electric vehicles relative to their selling prices, our operating results, gross margins, business and prospects could be materially and adversely impacted.

We have very limited experience servicing our vehicles. If we are unable to address the service and warranty requirements of our future customers our business will be materially and adversely affected.

If we are unable to address the service requirements of our future customers our business and prospects will be materially and adversely affected. In addition, we anticipate the level and quality of the service we will provide our customers will have a direct impact on the success of our future vehicles. If we are unable to offer satisfactory service to our customers, our ability to generate customer loyalty, grow our business and sell additional vehicles could be impaired.

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We will continue to encounter substantial competition in our business.

The Company believes that existing and new competitors will continue to improve their products and services, as well as introduce new products and services with competitive price and performance characteristics. The Company expects that it must continue to innovate, and to invest in product development and productivity improvements, to compete effectively in the several markets in which the Company participates. The Company’s competitors could develop a more efficient product or service or undertake more aggressive and costly marketing campaigns than those implemented by the Company, which could adversely affect the Company’s marketing strategies and have an adverse effect on the Company’s business, financial condition and results of operations.

Important factors affecting the Company’s current ability to compete successfully include:

●	lead generation and marketing costs;

●	service delivery protocols;

●	branded name advertising; and

●	product and service pricing.

In periods of reduced demand for the Company’s products and services, the Company can either choose to maintain market share by reducing product and service pricing to meet the competition, or maintain its product and service pricing, which would likely sacrifice market share. Sales and overall profitability may be reduced in either case. In addition, there can be no assurance that additional competitors will not enter the Company’s existing markets, or that the Company will be able to continue to compete successfully against its competition.

The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, financial condition, operating results and prospects.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives that are offered to purchasers of EVs or persons installing home charging stations, the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle, fiscal tightening or other reasons may result in the diminished competitiveness of the alternative fuel vehicle industry generally or our electric vehicles in particular. This could materially and adversely affect the growth of the alternative fuel automobile markets and our business, prospects, financial condition and operating results.

If we fail to manage future growth effectively, we may not be able to market and sell our vehicles successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. We plan to expand our operations in the near future in connection with the planned marketing and sale of our licensed vehicles and our PACER golf carts. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. Risks that we face in undertaking this expansion include:

●	training new personnel

●	forecasting production, sales and revenue;

●	controlling expenses and investments in anticipation of expanded operations;

●	establishing or expanding design, manufacturing, sales and service facilities;

●	implementing and enhancing administrative infrastructure, systems and processes;

●	addressing new markets; and

●	establishing international operations.

We intend to continue to hire a number of additional personnel, including design and manufacturing personnel and service technicians, for our electric vehicles and golf carts. Competition for individuals with experience in designing, manufacturing and servicing electric vehicles is intense, and we may not be able to attract, assimilate, train or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business and prospects.

Our business may be adversely affected by labor and union activities.

Although none of our employees are currently represented by a labor union, it is common throughout the automobile industry generally for many employees at automobile companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. We will also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on our business, financial condition or operating results. If a work stoppage occurs within our business, or that of our key suppliers, it could delay the manufacture and sale of our electric vehicles and have a material adverse effect on our business, prospects, operating results or financial condition. Additionally, if we expand our business to include full in-house manufacturing of our vehicles, our employees might join or form a labor union and we may be required to become a union signatory.

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We may become subject to product liability claims or other litigation, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

There is the potential that we could be party to disputes for which an adverse outcome could result in us incurring significant expenses, being liable for damages, and subject to indemnification claims. In connection with any disputes or litigation in which we are involved, we may be forced to incur costs and expenses in connection with defending ourselves or in connection with the payment of any settlement or judgment or compliance with any injunctions in connection, therewith, if there is an unfavorable outcome. The expense of defending litigation may be significant, as is the amount of time to resolve lawsuits unpredictable and defending ourselves may divert management’s attention from the day-to-day operations of our business, which could adversely affect our business, results of operations, financial condition, and cash flows. Additionally, an unfavorable outcome in any such litigation could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Without limiting the foregoing, we may become subject to product liability claims, which could harm our business, prospects, operating results and financial condition. The automobile industry experiences significant product liability claims and we face inherent risk of exposure to claims in the event our vehicles do not perform as expected or malfunction resulting in personal injury or death. Our risks in this area are particularly pronounced given we have limited field experience of our vehicles. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our vehicles and business and inhibit or prevent commercialization of other future vehicle candidates which would have a material adverse effect on our brand, business, prospects and operating results. We plan to maintain product liability insurance for all our vehicles, but any such insurance might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of our coverage or outside of our coverage may have a material adverse effect on our reputation, business and financial condition. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under our policy.

What’s more, a highly publicized complaint or claim, whether or not justified and whether or not resulting in litigation, could adversely affect the market’s perception of our product, resulting in a decline in demand for our product and could divert the attention of our management, having a materially adverse effect our business, financial condition, results of operations and prospects.

We rely on key executive officers, and their knowledge of our business and technical expertise would be difficult to replace.

We are highly dependent on our executive officers, including our Chief Executive Officer, Robert Silzer, Rick Curtis, the President and CEO of our automotive division Imperium Motors. If the Company’s senior executive or other key personnel are unable or unwilling to continue in their present positions, the Company may not be able to replace them easily or at all, and the Company’s business may be disrupted. Competition for senior management personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or attract and retain high-quality senior executives in the future. Such failure could have a material adverse effect on the Company’s business, financial condition and results of operations.

If we fail to implement proper and effective internal controls, our ability to produce accurate financial statements would be impaired, which could adversely affect our operating results, our ability to operate our business and our stock price.

We must ensure that we have adequate internal financial and accounting controls and procedures in place to produce accurate financial statements on a timely basis. We have tested our internal controls and identified a material weakness and may find additional areas for improvement in the future. Remediating this material weakness will require us to hire and train additional personnel. Implementing any future changes to our internal controls may require compliance training of our directors, officers and employees, entail substantial costs to modify our accounting systems and take a significant period of time to complete. Such changes may not, however, be effective in establishing the adequacy of our internal control over financial reporting, and our failure to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In addition, investors’ perceptions that our internal control over financial reporting is inadequate or that we are unable to produce accurate financial statements may materially adversely affect our stock price.

Protecting our intellectual property is necessary to protect our brand.

We may not be able to protect important intellectual property and we could incur substantial costs defending against claims that our products infringe on the proprietary rights of others. Our ability to compete effectively will depend, in part, on our ability to protect our proprietary system-level technologies, systems designs, and manufacturing processes.

We will rely on patents, trademarks, and other policies and procedures related to confidentiality to protect our intellectual property. However, some of our intellectual property is not covered by any patent or patent application. We could incur substantial costs in prosecuting or defending patent infringement suits or otherwise protecting our intellectual property rights. While we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be completely successful in doing so. Moreover, patent applications and enforcement, thereof, filed in foreign countries may be subject to laws, rules and procedures that are substantially different from those of the United States, and any resulting foreign patents may be difficult and expensive to enforce. We could incur substantial costs in prosecuting or defending trademark infringement suits.

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Further, our competitors may independently develop or patent technologies or processes that are substantially equivalent or superior to ours. In the event we are found to be infringing third party patents, we could be required to pay substantial royalties and/or damages, and we do not know whether we will be able to obtain licenses to use such patents on acceptable terms, if at all.

Failure to obtain needed licenses could delay or prevent the development, manufacture, or sale of our products, and could necessitate the expenditure of significant resources to develop or acquire non-infringing intellectual property.

Asserting, defending and maintaining our intellectual property rights could be difficult and costly and failure to do so may diminish our ability to compete effectively and may harm our operating results. As a result, we may need to pursue legal action in the future to enforce our intellectual property rights, to protect our trade secrets and domain names, and to determine the validity and scope of the proprietary rights of others. If third parties prepare and file applications for trademarks used or registered by us, we may oppose those applications and be required to participate in proceedings to determine the priority of rights to the trademark.

Similarly, competitors may have filed applications for patents, may have received patents and may obtain additional patents and proprietary rights relating to products or technology that block or compete with ours. We may have to participate in interference proceedings to determine the priority of invention and the right to a patent for the technology.

Confidentiality agreements to which we are party may be breached, and we may not have adequate remedies for any breach. Also, our trade secrets may also be known without breach of such agreements or may be independently developed by competitors. Inability to maintain the proprietary nature of our technology and processes could allow our competitors to limit or eliminate any competitive advantages we may have.

Acquisitions may expose us to additional risks.

We may acquire or make investments in businesses, technologies or products, whether complementary or otherwise, as a means to expand our business, if appropriate opportunities arise. There can be no assurance that we will be able to identify suitable candidates or consummate these transactions on favorable terms. If required, the financing for these transactions could result in an increase in our indebtedness, dilute the interests of our stockholders or both. The purchase price for some acquisitions may include additional amounts to be paid in cash in the future, a portion of which may be contingent on the achievement of certain future operating results of the acquired business. If the performance of any such acquired business exceeds such operating results, then we may incur additional charges and be required to pay additional amounts. Acquisitions including strategic investments or alliances entail numerous risks, which may include:

●	difficulties in integrating acquired operations or products, including the loss of key employees from, or customers of, acquired businesses;

●	diversion of management’s attention from our existing businesses;

●	adverse effects on existing business relationships with suppliers and customers;

●	adverse impacts of margin and product cost structures different from those of our current mix of business; and

●	conforming standards, controls, procedures, accounting and other policies, business cultures, and compensation structures between the two companies.

Many of these factors are outside of our control and any one of these factors could result in, among other things, increased costs and decreases in the amount of expected revenues, which could materially adversely impact our business, financial condition, and results of operations. In addition, even if we are able to successfully integrate acquired businesses, the full benefits, including the synergies, cost savings, revenue growth, or other benefits that are expected, may not be achieved within the anticipated time frame, or at all. All of these factors could decrease or delay the expected accretive effect of the acquisitions, and negatively impact our business, operating results, and financial condition.

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RISKS ASSOCIATED WITH OUR COMMON STOCK

If we issue additional shares in the future our existing shareholders will experience dilution.

Our certificate of incorporation authorizes the issuance of up to 325,000,000 shares of common stock with a par value of $0.001. Our Board of Directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

The price of our common stock could be volatile and could decline following this offering at a time when you want to sell your holdings.

Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include:

●	quarterly variations in our results of operations or those of our competitors;

●	delays in the establishment of manufacturing, assembly, and storage facilities for the distribution of our products;

●	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;

●	intellectual property infringements;

●	our ability to develop and market new and enhanced products on a timely basis;

●	commencement of, or our involvement in, litigation;

●	major changes in our Board of Directors or management, including the departure of Mr. Silzer;

●	changes in governmental regulations;

●	changes in earnings estimates or recommendations by securities analysts;

●	the impact of the COVID-19 pandemic on capital markets;

●	our failure to generate material revenues;

●	our public disclosure of the terms of this financing and any financing which we consummate in the future;

●	any acquisitions we may consummate;

●	announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;

●	frustration or cancellation of key contracts;

●	short selling activities;

●	changes in market valuations of similar companies; and

●	general economic conditions and slow or negative growth of end markets.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies, such as the uncertainty associated with the COVID-19 pandemic. These market fluctuations may adversely affect the price of our common stock and other interests in our company at a time when you want to sell your interest in us.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock.

Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

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Future sales or perceived sales of our common stock could depress our stock price.

This prospectus covers 2,608,695 shares of common stock. If the holders of these shares were to attempt to sell a substantial amount of their holdings at once, the market price of our common stock could decline. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short the common stock, a practice in which an investor sells shares that he or she does not own at prevailing market prices, hoping to purchase shares later at a lower price to cover the sale. As each of these events would cause the number of shares of our common stock being offered for sale to increase, our common stock market price would likely further decline. All of these events could combine to make it very difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission (see above for a discussion of penny stock rules), FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Provisions in our articles of incorporation and bylaws could discourage a change in control, or an acquisition of us by a third party, even if the acquisition would be favorable to you, thereby adversely affecting existing shareholders.

Our articles of incorporation and bylaws contain provisions that may have the effect of making more difficult or delaying attempts by others to obtain control of our Company, even when these attempts may be in the best interests of our shareholders. For example, our articles of incorporation authorize our Board of Directors, without stockholder approval, to issue one or more series of preferred stock, which could have voting and conversion rights that adversely affect or dilute the voting power of the holders of common stock. These provisions and others that could be adopted in the future could deter unsolicited takeovers or delay or prevent changes in our control or management, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices. These provisions may also limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

Because Robert Silzer, our Chief Executive Officer and Chairman, controls a significant number of shares of our voting capital stock, he has effective control over actions requiring stockholder approval.

As of the date of this prospectus, Robert Silzer, our Chairman and Chief Executive Officer, holds 256,081 shares of our common stock and 150,376 shares of Series A Preferred stock, which are entitled to vote with holders of the common stock as a class at the rate of 26.6 votes per share of Series A Preferred stock (4,000,001 votes, or approximately 47% of votes in the aggregate). In addition, our Directors James Singerling and Stephen Johnston each hold 25,000 shares of Series A Preferred stock (665,000 votes, or approximately 7% of votes in the aggregate). As a result, Messrs. Silzer, Singerling, and Johnston control 4,665,001 or approximately 54% of shares entitled to vote, and have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, they have the ability to control the management and affairs of our company. Accordingly, any investors who purchase shares will be minority shareholders and as such will have little to no say in the direction of us and the election of directors. Additionally, this concentration of ownership might harm the market price of our common stock by:

●	delaying, deferring or preventing a change in corporate control;

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●	impeding a merger, consolidation, takeover or other business combination involving us; or

●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

We may never pay dividends to our common stockholders.

So long as any shares of our senior ranking Series A, B, C, D, or E Preferred Stock are outstanding, the Company may not declare, pay or set apart for payment any dividend or make any distribution on the common stock. Furthermore, each of the 3,000 shares of Series F Preferred stock (having a stated value of $1,200 per share) outstanding as of the date of this prospectus is entitled, until converted or redeemed, to receive cumulative dividends of 10% per annum, payable quarterly, in cash or Preferred Shares.

Subject to our obligation to pay Series F Preferred stock dividends, and regardless of restrictions imposed by our other series of Preferred Stock, we currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any non-compulsory dividends on our preferred stock or common stock in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. Any return to stockholders will therefore be limited to the increase, if any, of our share price that stockholders may be able to realize if they sell their shares.

RISKS RELATED TO THE OFFERING

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $3.74 per share based on the assumed public offering price of $5.75 per Unit. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

Participation in this offering by certain of our directors and their affiliates would reduce the available public float for our shares.

It is possible that one or more of our directors or their affiliates or related parties could purchase common stock and warrants in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, these persons or entities may determine not to purchase any shares or warrants in this offering, or the underwriter may elect not to sell any shares or warrants in this offering to such persons or entities. Any purchases by our directors or their affiliates or related parties would reduce the available public float for our shares because such shareholders would be subject to volume restrictions on the resale of the common stock and warrants \pursuant to applicable securities laws. As a result, any purchase of common stock and warrants by such shareholders in this offering may reduce the liquidity of our common stock relative to what it would have been had these common stock and warrants been purchased by investors that were not affiliated with us.

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering to provide funding for the following purposes: research and development; engineering, operations, quality inspection, information technology and sales force expansion; marketing and sales and working capital. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our securities.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including amount of cash used in our operations, which can be highly uncertain, subject to substantial risks and can often change. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

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Warrants are speculative in nature.

The Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the common stock and pay an exercise price of $5.75 per share (100% of the assumed public offering price per Unit), prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. In addition, there is no established trading market for the Warrants and, although we have applied to list the warrants on Nasdaq, there can be no assurance that an active trading market will develop.

Holders of the Warrants will have no rights as a common stockholder until they acquire our common stock.

Until holders of the Warrants acquire shares of our common stock upon exercise of the Warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

There is no established market for the Warrants to purchase shares of our common stock being offered in this offering.

There is no established trading market for the warrants. Although we have applied to list the warrants on the Nasdaq Capital Market there can be no assurance that there will be an active trading market for the Warrants. Without an active trading market, the liquidity of the warrants will be limited.

Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Unless an active trading market develops for our securities, investors may not be able to sell their shares.

We are a reporting company and our common shares are quoted on OTC Markets (OTC Pink) under the symbol “DSGT”. However, there is a very limited active trading market for our common stock; and an active trading market may never develop or, if it does develop, may not be maintained. Failure to develop or maintain an active trading market will have a generally negative effect on the price of our common stock, and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price, and therefore, your investment may be partially or completely lost.

There is no assurance that once listed on the Nasdaq Capital Market we will not continue to experience volatility in our share price.

The OTCQB Venture Market, where our common stock is currently quoted, is an inter-dealer, over-the-counter market that provides significantly less liquidity than the Nasdaq Capital Market. Our stock is thinly traded due to the limited number of shares available for trading on the OTCQB Venture Market thus causing large swings in price. As such, investors and potential investors may find it difficult to obtain accurate stock price quotations, and holders of our common stock may be unable to resell their securities at or near their original offering price or at any price. Our public offering price per Unit may vary from the market price of our common stock after the offering. If an active market for our stock develops and continues, our stock price may nevertheless be volatile. If our stock experiences volatility, investors may not be able to sell their common stock at or above the public offering price per Unit. Sales of substantial amounts of our common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short period of time. As a result, our shareholders could suffer losses or be unable to liquidate their holdings. No assurance can be given that the price of our common stock will become less volatile when listed on the Nasdaq Capital Market.

Since our common stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our common stock is thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):

●	the trading volume of our shares;
●	the number of securities analysts, market-makers and brokers following our common stock;
●	new products or services introduced or announced by us or our competitors;
●	actual or anticipated variations in quarterly operating results;
●	conditions or trends in our business industries;
●	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
●	additions or departures of key personnel;
●	sales of our common stock; and
●	general stock market price and volume fluctuations of publicly traded, and particularly microcap, companies.

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Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Link (OTC Pink tier) and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of the Nasdaq Capital Market.

Even if our reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of the Nasdaq Capital Market, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain the Nasdaq Capital Market’s minimum bid price requirement.

Even if the reverse stock split increases the market price of our common stock and we meet the initial listing requirements of the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market, a failure of which could result in a de-listing of our common stock.

The Nasdaq Capital Market requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from the Nasdaq Capital Market. In addition, to maintain a listing on the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

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DETERMINATION OF OFFERING PRICE

The offering price of the Units has been negotiated between the underwriter and us considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Each Unit consists of one share of our common stock and a warrant to purchase one share of our common stock at an exercise price equal to $5.75 which is 100% of the assumed public offering price per Unit.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $13,865,000 after deducting estimated underwriting discounts and estimated offering expenses payable by us. If the underwriter’s over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $15,957,494. We intend to use the net proceeds from this offering, and any proceeds from the exercise of warrants, for the following purposes:

Minimum Net Proceeds:
Minimum Gross Proceeds	$15,000,000
Discounts	1,050,000
Fees and Expenses	85,000
Minimum Net Proceeds	$13,865,000

Uses:
Research and Development	1,040,000
Assembly Facility	$1,750,000
Marketing	755,000
Dealership Network & Sales	540,000
Payroll	1,259,000
Inventory	7,400,000
Service and Maintenance	785,900
Working Capital	335,100
Total Uses	$13,865,000

The actual allocation of proceeds realized from this offering will depend upon our operating revenues and cash position, actual expenses incurred by us in relation to this offering, and our working capital requirements, each of which is subject to change.

Therefore, as of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. We anticipate that the proceeds from this offering will enable us to execute our business plan, further grow the business and increase cash flows from operations.

A 50% increase (decrease) in the assumed public offering price of $5.75 per Unit would increase (decrease) the expected net proceeds of the offering to us by approximately $6,975,000 million, assuming that the number of shares of common stock sold by us remains the same. We may also increase or decrease the number of Units we are offering.

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MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Common Stock

Our common stock is currently quoted on the OTC Market’s OTCQB Venture Marketplace (“OTCQB”) under the symbol “DSGT”. The following table sets forth for the periods indicated the high and low price per share of our common stock as reported on the OTCQB. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions:

OTC Markets Group Inc. OTCQB (1)(2)

	High $	Low $

December 31, 2020	38.00	2.25
September 30, 2020	4.70	0.27
June 30, 2020	5.25	1.25
March 31, 2020	26.25	1.625
December 31, 2019	39.5	18.00
September 30, 2019	46.75	7.50
June 30, 2019	93.75	24.50
March 31, 2019	100.00	20.00

(1)	Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.
(2)	Adjusted to reflect a reverse stock split of 1 new for 25 old common shares.

Holders of Record

As of March 18, 2021, we had 92 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

Dividends

We have never declared or paid cash dividends on our common stock. So long as any shares of our senior ranking Series A, B, C, D, or E Preferred Stock are outstanding, the Company may not declare, pay or set apart for payment any dividend or make any distribution on the common stock. Furthermore, each share of the 3,000 shares of Series F Preferred Stock outstanding as of the date of this prospectus (having an aggregate stated value of $3,600,000) is entitled, until converted or redeemed, to receive cumulative dividends of 10% per annum, payable quarterly, in cash or Preferred Shares. For additional information about the redemption, conversion and dividend entitlements of our Preferred Stock please see the section of this prospectus entitled “Description of Securities”.

We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any non-compulsory dividends on our preferred stock or common stock in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant.

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CAPITALIZATION

The following table sets forth our capitalization as of December 30, 2020:

●	On an actual basis; and
●

On an as adjusted basis to reflect the issuance and sale by us of $15,000,000 of Units in this offering at the assumed public offering price of $5.75 per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

You should consider this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to those financial statements for the year ended December 31, 2020 included elsewhere in this prospectus.

	As of March 31, 2021
	Audited,	Unaudited,
	Actual	As Adjusted (1)

Cash	$1,273,808	$15,138,808
Total Current Liabilities	1,714,471	1,714,471
Total Liabilities	2,051,843	2,051,843

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.001 par value, 3,010,000 shares authorized	2,725,600	2,725,600
Common stock, $0.001 par value, 350,000,000 shares authorized,	109,541	112,149
Additional paid in capital, common stock	46,055,017	61,052,409
Discounts on common stock	(69,838)	(69,838)
Common stock to be issued	-	-
Obligation to issue warrants	-	-
Other accumulated comprehensive income	1,246,162	1,246,162
Accumulated deficit	(52,661,611)	(52,661,611)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	$(2,595,129)	$12,404,871

(1) The as adjusted information discussed above is illustrative only, assumes the minimum proceeds to be raised in this offering at the assumed offering price, and will be further adjusted based on the actual public offering price and other terms of this offering determined at pricing.

A $1.00 increase (decrease) in the assumed public offering price of $5.75 per Unit would increase (decrease) cash and cash equivalents, working capital, total assets, and total stockholders’ (deficit) equity by $2,426,086 million, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions.

The above discussion and table are based on 109,536,971 shares outstanding as of March 31, 2021 (4,381,479 shares assuming a reverse stock split of 1 for 25). The discussion and table do not include (except as otherwise indicated):

●

557,592 common shares underlying outstanding warrants. As of March 31, 2021 the warrants had a weighted average remaining contractual life of 2.95 years and weighted average exercise price of $14.25 per common share;

●

454,225 common shares issuable upon conversion, at the election of the holders, of: (i) 111 Series B Preferred shares convertible on a 1 for 4,000 basis into common shares; (ii) 48,206 of Series D Preferred shares convertible on a 1 for 0.2 basis into common shares; (iii) 3,000 Series E preferred shares convertible on a 1 for 0.16 basis into common shares; and (iv) 262 Series C Preferred shares convertible on a 1 for 0.4 basis into common shares;

●	an indeterminate number of common shares issuable upon conversion, at the election of the holders, of 3,000 Series F Preferred shares having a stated value of $1,200 per share and convertible into common shares at a price per share equal to the lesser of (a) the lowest traded price of the common shares for the fifteen trading days prior to the conversion date; and (b) a 20% discount to the price of the common shares in an underwritten offering of the Company’s common stock with gross proceeds of at least $10,000,000. Following the offering, the holder of the Series F Preferred shares, at is election shall either: a) convert fifty percent (50%) of all Series F Preferred shares into common shares at a twenty percent (20%) discount to the price of the offering (subject to any lock ups or leak outs) or (b) upon ten (10) days’ notice to the Company and its underwriter in connection with the offering, demand early redemption of up to fifty percent (50%) of all purchased Series F Preferred shares at a premium of 1.10, multiplied by the sum of $1,200 per share, all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation.

●	common shares issuable upon exercise of the Underwriter’s Warrants; and

●	exercise of the underwriter’s option to purchase additional shares and/or warrants from us in this offering.

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DILUTION

If you invest in our Units in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share of common stock that is part of the Unit and the as adjusted net tangible book value per share of common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Our net tangible book value as of March 31, 2021 was $369,985 or $0.08 per share of common stock (assuming a reverse split of 1 new for 25 old common shares).

As adjusted net tangible book value is our net tangible book value after taking into account the effect of the sale of Units in this offering at the assumed public offering price of $5.75 per Unit and after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us and the issuance by us of 2,608,695 common shares to the underwriter or its designees at the closing. Our as adjusted net tangible book value as of March 31, 2021 would have been approximately 14,234,885, or $2.03 per share. This amount represents an immediate increase in as adjusted net tangible book value of approximately $1.95 per share to our existing stockholders, and an immediate dilution of $3.72 per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this per share dilution:

Assumed public offering price per share (attributing no value to the warrants)	$5.75
Net tangible book value per share as of March 31, 2021	$0.08
Increase in as adjusted net tangible book value per share after this offering	$1.95
As adjusted net tangible book value per share after giving effect to this offering	$2.03
Dilution in as adjusted net tangible book value per share to new investors	$3.72

The information above assumes that the underwriter does not exercise its over-allotment option. If the underwriter exercises its over-allotment option in full, the as adjusted net tangible book value will increase to $2.17 per share, representing an immediate increase to existing stockholders of $2.09 per share and an immediate dilution of $3.58 per share to new investors.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding warrants having a per share exercise price less than the per share offering price to the public in this offering.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 4,464,797 (assuming a reverse split of 1 for 25) shares outstanding as of March 31, 2021. The discussion and table do not include (except as otherwise indicated), as of that date:

●

557,592 common shares underlying outstanding warrants. As of March 31, 2021 the warrants had a weighted average remaining contractual life of 2.95 years and weighted average exercise price of $14.25 per common share;

●

454,225 common shares issuable upon conversion, at the election of the holders, of: (i) 111 Series B Preferred shares convertible on a 1 for 4,000 basis into common shares; (ii) 48,206 Series D Preferred shares convertible on a 1 for 0.2 basis into common shares; (iii) 3,000 f Series E Preferred shares convertible on a 1 for 0.16 basis into common shares; and (iv) 262 Series C Preferred shares convertible on a 1 for 0.02 basis into common shares;

●

an indeterminate number of common shares issuable upon conversion, at the election of the holders, of 3,000 Series F Preferred shares having a stated value of $1,200 per share and convertible into common shares at a price per share equal to the lesser of (a) the lowest traded price of the common shares for the fifteen trading days prior to the conversion date; and (b) a 20% discount to the price of the common shares in an underwritten offering of the Company’s common shares with gross proceeds of at least $10,000,000.. Following the offering, the holder of the Series F Preferred shares, at is election shall either: a) convert fifty percent (50%) of all Series F Preferred shares into common shares at a twenty percent (20%) discount to the price of the offering (subject to any lock ups or leak outs) or (b) upon ten (10) days’ notice to the Company and its underwriter in connection with the offering, demand early redemption of up to fifty percent (50%) of all purchased Series F Preferred shares at a premium of 1.10, multiplied by the sum of $1,200 per share, all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation.

●	exercise of the Underwriter’s Warrants; and

●	exercise of the underwriter’s option to purchase additional shares and/or warrants from us in this offering.

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OUR BUSINESS

ABOUT DSG GLOBAL INC.

DSG Global Inc. is a technology development, manufacturing and distribution company based in British Columbia, Canada and Fairfield, California. DSG stands for “Digital Security Guard”, our first fleet management technology and primary value statement. Through Vantage TAG, our golf and fleet management division, we are engaged in the design, manufacture, and sale of fleet and player experience management solutions for the golf industry, and for commercial, government and military applications. More recently, Vantage TAG has introduced a range of innovative single player and luxury golf carts. In 2020, we established an electric vehicle division, Imperium Motor Company, headquartered at our Imperium Experience Centre in Fairfield, California. Imperium Motors is engaged in the importation, marketing and distribution of a wide range a low-speed and high-speed electric passenger vehicles for commuter, family, commercial, and public use.

We were founded by a group of individuals who have dedicated their careers to fleet management technologies and have been at the forefront of the industry’s most innovative developments. Our executive team has over 50 years of experience in the design and manufacture of wireless, GPS, and fleet tracking solutions, and over 40 years of experience in automotive retail, wholesale, distribution, and manufacturing.

Powered by patented analytics and an extraordinary depth of industry knowledge, DSG’s mandate is to improve lives and businesses with intelligent, affordable, adaptable and environmentally responsible transportation technologies and electric vehicles.

Our principal executive office is located at 207 - 15272 Croydon Drive Surrey, British Columbia, V3Z 0Z5, Canada. The telephone number at our principal executive office is 1 (877) 589-8806. Our electric vehicle division, Imperium Motor Company, is headquartered at our Imperium Experience Center, Located at 4670 Central Way, Suite D, Fairfield, CA 95605. Imperium’s telephone number is 1 (707) 266-7575. The Company’s stock symbol is DSGT.

Corporate History

DSG Global Inc. (formerly Boreal Productions Inc.) was incorporated under the laws of the State of Nevada on September 24, 2007. The Company was initially formed to option and package rights for feature film and television projects.

Upon incorporation we received our initial funding of $9,000 through the sale of common shares to our then sole officer and director, who purchased 3,000,000 pre-reverse split common shares at $0.003 per share and $45,000 from the sale of 3,000,000 pre-reverse split common shares issued to 30 un-affiliated investors at $0.015 per share. On June 11, 2008, we effected a five for one forward stock split of our authorized and issued and outstanding common shares. As a result, our authorized capital increased from 75,000,000 to 375,000,000 pre-reverse split common shares and our outstanding share capital increased from 6,000,000 pre-reverse split common shares to 30,000,000 pre-reverse split common shares.

On April 13, 2015, we entered into a share exchange agreement with Vantage Tag Systems Inc. (“VTS”) (formerly DSG Tag Systems Inc.) and the shareholders of VTS who become parties to the share exchange agreement. Pursuant to the terms of the share exchange agreement, we agreed to acquire not less than 75% and up to 100% of the issued and outstanding shares of VTS’s common stock in exchange for the issuance by our company of up to 20,000,000 pre-reverse split common shares to the shareholders of VTS on the basis of one of our pre-reverse split common shares for 5.4935 common shares of VTS.

Previously, in anticipation of the share exchange agreement with VTS, we undertook to change our name and effect a reverse split of our authorized and issued common shares. Accordingly, on January 19, 2015, our Board of Directors approved an agreement and plan of merger to merge with our wholly owned subsidiary DSG Global Inc., a Nevada corporation, to effect a name change from Boreal Productions Inc. to DSG Global Inc. Our company remains the surviving company. DSG Global Inc. was formed solely for the change of name. Articles of Merger to effect the merger and change of name and a Certificate of Change to affect the reverse stock split were filed with the Nevada Secretary of State on January 22, 2015, with an effective date of February 2, 2015. The name change became effective with the Over-the-Counter Bulletin Board and OTC Markets quotation system at the opening of trading on February 23, 2015 under the symbol “BRPOD”.

Also on February 23, 2015, our Company effected a reverse split of our authorized, issued and outstanding common shares on a three (3) old for one (1) new basis. Upon effect of the reverse split our authorized capital decreased from 375,000,000 common shares to 125,000,000 common shares and, correspondingly, our issued and outstanding shares of common stock decreased from 30,000,000 to 10,000,000 common shares, all with a par value of $0.001.

Effective March 19, 2015 our stock symbol changed to “DSGT”. The first trade of our common shares occurred on March 25, 2015.

On May 6, 2015, we completed the acquisition of approximately 75% (82,435,748 common shares) of the issued and outstanding common shares of DSG TAG Systems as contemplated by the share exchange agreement by issuing 15,185,875 of our common shares to shareholders of DSG TAG Systems who became parties to the agreement. In addition, concurrent with the closing of the share exchange agreement, we issued an additional 179,823 common shares to Westergaard Holdings Ltd. in partial settlement of accrued interest on outstanding indebtedness of DSG TAG Systems.

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Following the initial closing of the share exchange agreement and through October 22, 2015, we acquired an additional 101,200 common shares of DSG TAG from shareholders who became parties to the share exchange agreement and issued to these shareholders an aggregate of 18,422 pre-reverse split common shares. Since completion of these additional purchases, DSG Global Inc. owns 100% of the issued and outstanding common shares of DSG TAG.

The reverse acquisition was accounted for as a recapitalization effected by a share exchange, wherein DSG TAG Systems is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized. We adopted the business and operations of DSG TAG Systems upon the closing of the share exchange agreement.

Subsequent to the closing of the share exchange agreement with DSG TAG, we adopted the business and operations of DSG TAG.

DSG TAG was incorporated under the laws of the State of Nevada on April 17, 2008 and extra provincially registered in British Columbia, Canada in 2008. In March 2011, DSG TAG formed DSG Tag Systems International, Ltd. in the United Kingdom (“DSG UK”). DSG UK is a wholly owned subsidiary of DSG TAG.

On March 26, 2019, we effected a reverse stock split of our authorized, issued and outstanding common shares on a four thousand (4,000) for one (1) basis. Upon effect of the reverse stock split, our authorized capital decreased from 3,000,000,000 common shares to 750,000 common shares and, correspondingly, our issued and outstanding common shares decreased from 2,761,333,254 to 690,403, all with a par value of $0.001. Our outstanding shares of Preferred stock remained unchanged.

On December 22, 2020, we amended our Articles of Incorporation to increase its authorized common shares from 150,000,000 to 350,000,000, and to designate 14,010,000 shares of preferred stock, par value $0.001 per share, including 3,000,000 Series A Preferred stock, 10,000 Series B Convertible Preferred stock, 10,000 Series C Convertible Preferred stock, 1,000,000 Series D Convertible Preferred stock, 5,000,000 Series E Convertible Preferred stock and 10,000 Series F Convertible Preferred Stock.

About our Business Divisions

VANTAGE TAG FLEET MANAGEMENT AND GOLF DIVISION

Vantage Tag Golf and Fleet Management Technologies

Vantage TAG Systems has developed a patented combination of hardware and software which we believe is the first completely modular and scalable fleet management solution for the golf industry and beyond. Marketed around the world, the TAG System and suite of products are deployed to help golf course operators manage their fleets of golf carts, turf equipment, and utility vehicles, providing real time vehicle global positioning, geofencing, remote control, and remote vehicle lockdown security features. The TAG System optimizes course efficiencies and pace of play, all while integrating a customizable array of player experience features such as player messaging, course mapping and 3d flyover, course & tournament marshalling, pro tips, food & beverage ordering, and ad streaming, among others.

The Vantage TAG System is designed from the ground up to be a golf/turf vehicle fleet management system. Its main function is addressing the golf course operator needs. While employing same core technology (cellular wireless and GPS) as traditional commercial vehicle fleet management systems, Vantage TAG has created patent pending solutions to adapt it to the very specific requirements of the golf environment. Compared to mainstream fleet tracking products, Vantage TAG collects 10 to 50 times more data points per MB (megabyte) of cellular data due to its proprietary data collection and compression algorithms. Also, the relative positioning accuracy is improved by almost one order of magnitude by the use of application-specific geo-data validation and correction methods.

Vantage TAG’s proprietary methods make it possible to offer a solution suitable for use on golf courses at a price low enough to be affordable in the industry. Every system component incorporates state-of-the-art technology (server, mobile trackers, display). In developing its products vantage TAG Systems has adopted an application-oriented approach placing the most emphasis (and research & development) on server and end-user software by taking advantage of the commodity level reached by mainstream technologies such as Global Positioning (GPS) and M2M (Machine to Machine) Cellular Data in the wider context of Commercial Fleet Management.

Vantage TAG leveraged the existence of an abundance of very cost-effective telematics solutions by selecting an “off-the-shelf” hardware platform that meets all the main performance and environmental requirements for operation in the harsh, outdoor golf course environment. While removing all risk and cost associated with developing a proprietary hardware platform, Vantage TAG has maintained the unique nature of its hardware solution by developing a set of proprietary adapters and interfaces specifically for the golf application.

Vantage TAG has secured an exclusive supply agreement with the third-party hardware manufacturers for the vertical of golf industry. Additionally, Vantage TAG owns the design of all proprietary adapters and interfaces. This removes the risk of a potential competitor utilizing the same hardware platform. Competitors could attempt to reverse engineer or copycat the TAG technology and equipment. This risk factor is mitigated by the fact that our product does not rely on a particular technology or hardware platform to be successful but on a very specific vertical software application that is far more difficult to copy (and respectively easier to protect).

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The application software contains patent features implemented in every core component of the system. The TAG device runs DSG proprietary firmware incorporating unique data collection and compression algorithms. The web server software which powers the end-user application is also proprietary and incorporates the industry knowledge accumulated through the over 70 years of collective experience of the DSG Global team.

This approach has given the product line a high level of endurance against technology obsolescence. At any point in time, if a hardware component is discontinued or a better/less expensive hardware platform becomes available, the software application can be easily adapted to operate on the new platform or with the new component. The company benefits from the constant increase of performance and cost reduction of mainstream hardware technology without any additional cost.

The web-based Software-as-a-Service (SaaS) model used by the Vantage TAG System is optimal for low operating and support costs and rapid-cycle release for software updates. It is also a major factor in eliminating or substantially reducing the need for any end-user premises equipment. Customers have access to the service through any internet connected computer or mobile device, there is no need for a local wireless network on the facility and installation time and cost are minimal.

Vantage TAG is positioned to take advantage of mainstream technology and utilize “best of breed” hardware platforms to create new generations of products. Our software is designed to be “portable” to future new platforms with better GPS and wireless technology in order to maintain the Company competitive edge.

All new product development effort of Vantage TAG is following the same model: select the best of breed third-party hardware platform, design and produce custom proprietary accessories while focusing the bulk of the development efforts on vertical software application to address a very specific set of end-customer needs.

The latest addition to the TAG family of products, the TAG INFINITY is a perfect example of this development philosophy in action: the main component is a last-generation Android tablet PC wrapped in a custom designed outdoor enclosure containing the power supply and interface components required for the golf environment. The software application is taking advantage of all the advanced high-resolution graphics, touch user interface and computing power of the Android OS delivering a vastly superior user experience compared to competitive systems. The time to market for this product was 30% of how long it took to develop and launch this type of products in the past.

The TAG Control Unit

The company’s flagship product is the TAG Control unit. The TAG can operate as a “stand alone” unit or with one of two displays; the INFINITY 7” alphanumeric display or the INFINITY high definition “touch activated” screen. The TAG is GPS enabled and communicates with the TAG software using cellular GSM networks. Utilizing the cellular networks rather than erecting a local Wi-Fi network assures carrier grade uptime, and vehicle tracking “off- property”. GSM is the de facto global standard for mobile communications.

The TAG unit itself is discreetly installed usually in the nose of the vehicle to give the GPS clear line of site. It is then connected to the vehicle battery and ignition. The property is then mapped using the latest satellite imagery that is graphically enhanced and loaded into the TAG System as a map.

Once installed the vehicle owner utilizes the TAG software to locate the vehicle in real time using any computer, smartphone, or tablet that has an internet connection and perform various management operations.

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The operator can use the geo-fencing capabilities to create “zones” on the property where they can control the vehicles behavior such as shutting down a vehicle that is entering a sensitive or dangerous area. The TAG System also monitors the strength of the vehicle’s battery helping to prevent sending out vehicles undercharged batteries which can be an inconvenience for the course and negatively impact the golfer experience.

Features and Benefits:

●	Internal battery utilizing Smart Power technology which charges the battery only when the vehicle is running (gas) or being charged (electric)

●	Pace of Play management and reporting which is a critical statistic for the golf operator

●	No software to install

●	Web based access on any computer, smartphone, or tablet

●	Set up restricted zones to protect property, vehicles, and customers

●	Real time tracking both on and off property (using Street Maps)

●	Email alerts of zone activity

●	Cart lockdown

●	Detailed usage reporting for improved maintenance, proper vehicle rotation, and staff efficiency

●	Geofencing security features

●	Ability to enforce cart path rules which is key to protecting course on wet weather days

●	Modular system allows for hardware and feature options to fit any budget or operations

INFINITY 7” Display

The INFINITY 7” is paired with the TAG Control unit as DSG’s entry level display system for operators who desire to provide basic hole distance information and messaging to the golf customer. The INFINITY 7” is a very cost-effective solution for operators who desire to give their customers GPS services with the benefits of a Fleet Management back end. The INFINITY 7” can be mounted on the steering column or the dash depending on the customer’s preference.

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VTS’s entry level alphanumeric golf information display

Features and Benefits:

●	Hole information display

●	Yardage displays for front, middle, back locations of the pin

●	Messaging capabilities – to individual carts or fleet broadcast

●	Zone violation warnings

●	Pace of Play notifications

●	Smart battery technology to prevent power drain

●	Versatile mounting option

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INFINITY XL 12” Display

The INFINITY XL 12” is a solution for operators who desire to provide a high-level visual information experience to their customers. The INFINITY XL 12” is a high definition “Infinity XL 12” “ activated display screen mounted in the golf cart integrated with the TAG Control unit to provide a full back/front end Fleet Management solution. The INFINITY XL 12” displays hole graphics, yardage, and detailed course information to the golfer and provides interactive features such as Food and Beverage ordering and scorekeeping.

The industry leading Infinity XL 12” HD – the most sophisticated display on the market.

Features and Benefits:

●	Integrated Food and Beverage ordering

●	Pro Tips

●	Flyover capability

●	Daily pin placement display

●	Interactive Scorecard with email capability

●	Multiple language choices

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●	No power drain with Smart Battery technology

●	Full broadcast messaging capabilities

●	Pace of Play display

●	Vivid hole graphics

●	Option of steering or roof mount

●	Generate advertising revenue and market additional services

PROGRAMMATIC Advertising Platform

A unique feature of the INFINITY XL 12” system is the advertising display capability. This can be used by the operator for internal promotion of services or for generating revenue by selling the ad real estate since the golf demographic is very desirable to advertisers. The INFINITY XL 12” displays banner, panel, full page, pro tip, and Green view ads. There is also ad real estate on the interactive feature screens for Food and Beverage ordering and the scorecard. The Infinity XL 12” System can also display animated GIF files or play video for added impact.

Advertising displayed in multiple formats including animated GIF and video

DSG has developed proprietary “Ad Manager” software which is used to place and change the ads on the system(s) from a central NOC (Network Operations Center) in real time. The Ad Manager can deploy to a single system or multiple systems. This creates a network of screens that is also very desirable to advertisers as ad content can be deployed locally, regionally, or nationally. The advertising platform is an important part of the company’s future marketing and sales strategy.

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DSG R3 Advertising Platform

The DSG R3 program delivers advance ROI (Revenue Optimization Intelligence). Utilizing all streams of advertising delivery, such as automated, direct, and self-serve. The R3 program has the ability to deliver relevant advertising to golfers the moment they sit in the cart. The R3 model is more effective than the previous advertising model of ‘One to One’, these are local ads only sold through direct sales by courses, or 3 rd party advertising sales firms. The new R3 model offers ‘Many to one’ advertising options, delivering thousands of national, regional, and local advertisers an opportunity to advertise on our screens through our R3 Marketplace.

Previous ‘One to One’ model vs the new R3 model ‘Many to One’

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TAG TURF/ECO TAG

The TAG Turf and the new ECO TAG were developed to give course operators the same back end management features for their turf equipment and utility vehicles. Turf equipment is expensive, and a single piece can run over $100,000 and represents a large portion of a golf course operating budget. The TAG Turf and ECO TAG have comprehensive reporting that the operator can utilize to implement programs that can increase efficiencies, reduce labor costs, help lower idle times, provide fuel consumption and equipment performance, provide historical data on cutting patterns, and reduce pollution from emissions by monitoring idle times. Since the golf course needs to be maintained regardless of volume these cost saving measures directly impact the operator’s bottom line.

Features and Benefits:

●	Can be installed on any turf, utility, or service vehicle

●	Work activity tracking and management

●	Work breakdown and analysis per area, work group, activity type or specific vehicle

●	Vehicle idling alerts

●	Zone entry alerts

●	Detailed travel (cutting patterns) history

●	Detailed usage reports with mileage and hours

●	Protection for ecological areas through geo fencing

●	Vehicle lock down and ‘off property’ locating features

The TAG Turf provides detailed trail history and cutting patterns

Revenue Model

DSG derives revenue from four different sources.

Systems Sales Revenue, which consists of the sales price paid by those customers who purchase our TAG system hardware lease our TAG system hardware.

Monthly Service Fees are paid by all customers for the wireless data fee charges required to operate the GPS tracking on the TAG systems.

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Monthly Rental Fees are paid by those customers that rent the TAG system hardware. The amount of a customer’s monthly payment varies based on the type of equipment rented (a TAG, a TAG and INFINITY 7”, or a TAG and INFINITY XL 12”).

Programmatic Advertising Revenue is a new source of revenue that we believe has the potential to be strategic for us in the future. We are in the process of implementing and designing software to provide advertising and other media functionality on our INFINITY.

We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is reasonably assured. In instances where final acceptance of the product is specified by the customer, revenue is deferred until all acceptance criteria have been met. We accrue for warranty costs, sales returns, and other allowances based on its historical experience.

Our revenue recognition policies are discussed in more detail under “Note 2 – Summary of Significant Accounting Policies” in the notes to our Consolidated Financial Statements included in Part II, Item 8 of this Form 10-K.

Markets

Sales and Marketing Plan

The market for the TAG System is the worldwide golf cart and Turf equipment fleets. There are 40,000 golf courses around the world with North America being the largest individual market with 20,000. This represents over 3,000,000 vehicles. The golf market has five distinct types of operations. Municipal, Private Country Clubs, Destination Resorts, Public Commercial, Military and University affiliated. VTS has deployed and has case studies developed TAG systems in each of these categories.

Our marketing strategy is focused on building brand awareness, generating quality leads, and providing excellent customer service.

North America Sales

Since the largest market is North America the Company employs a direct sales team and sales agents that provide full sales coverage. Our sales agents are experienced golf industry professionals who maintain established relationships with the golf industry and carry multiple golf lines. Our sales objective is to offer our existing and prospective customers a dedicated, knowledgeable, and outstanding customer service team.

In addition, our team is dedicated to existing accounts that focus on up-selling and cross-selling additional products to our current customer base, securing renewal agreements, and providing excellent customer service. The current regions are:

●	Western Canada

●	Central Canada

●	Eastern Canada

●	Northeast USA

●	Western USA

●	Southeastern USA

●	Midwest USA

International Sales

DSG focuses on select global golf markets that offer significant volume opportunities and that value the benefits that our products deliver.

We utilize strategic distributor partnerships in each targeted region/country to sell, install and service our products. Distributors are selected based on market strength, market share, technical and selling capability, and overall reputation. We believe that DSG solutions appeal to all distributors because they are universal and fit any make or model of vehicle. We maintain and leverage our strong relationship with Yamaha, E-Z-GO and Ransomes Jacobsen (sister company to E-Z-GO) in developing our distributor network around the world. Today, many of our distributor partners are the leading distributors for E-Z-GO and RJ and hold a dominant position in their respective markets. While they are Yamaha or E-Z-GO distributors, most sell DSG products to all courses regardless of their choice of golf car as a value add to their customers and to generate additional revenue. We complement this distributor base with independent distributors as needed to ensure we have sufficient coverage in critical markets.

Currently DSG is focused on expanding in Europe, Asia and South Africa. The Company plans to expand next into Australia, New Zealand and Latin America.

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Management Companies

Many golf facilities are managed by management companies. The portfolios of these companies vary from a few to hundreds of golf courses. Troon®, the world’s largest player in golf course management, has over 200 courses under management. The management companies provide everything from branding, staffing, management systems, marketing, and procurement. DSG is currently providing products and services to Troon, OB Sports, Kemper Sports, Trump, Marriott Golf, Blue Green, Crown Golf, American Golf, Billy Casper, Club Corp, and Club Link.

DSG has been successful in completing installations and developing relationships with several of the key players who control a substantial number of courses. DSG will continue to implement system developments that are driven by the needs of these management companies such as combined reporting, multiple course access through a centralized dashboard. This development will become a competitive advantage for DSG in the management company market.

DSG has dedicated a team to create specific collateral for this market and has assigned a senior executive to have direct responsibility to manage these relationships.

Competition

We compete with a number of established producers and distributors of vehicle fleet management systems. Our competitors include producers of golf specific applications, such as GPS Industries, LLC., one of the leading suppliers of golf cart fleet management systems, as well as producers of non-golf specific utility vehicle fleet management systems, such as Toro. Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do. In order for us to successfully compete in our industry we must:

●	demonstrate our products’ competitive advantages;

●	develop a comprehensive marketing system; and

●	increase our financial resources.

However, there can be no assurance that even if we do these things, we will be able to compete effectively with the other companies in our industry.

We believe that we will be able to compete effectively in our industry because of the versatility, reliability, and relative affordability of our products when compared to those of our competitors. We will attempt to build awareness of our competitive advantages among existing and potential customers through trade shows, sales visits and demonstrations, online marketing, and positive word of mouth advertising.

However, as we are a newly established company relative to our competitors, we face the same problems as other new companies starting up in an industry, such as limited access to capital. Our competitors may be substantially larger and better funded than us, and have significantly longer histories of research, operation and development than us. In addition, they may be able to provide more competitive products than we can and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their products or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Our primary competitor in the field of golf course fleet management is GPS Industries, a company that was founded in 1996 by our sole officer, founder and one of our directors, Mr. Bob Silzer. GPS Industries is currently the largest player in the marketplace with an installed base of approximately 750 golf courses worldwide. GPS Industries was consolidated by various mergers and acquisitions with a diversity of hardware platforms and application software. Since 2009, when GPS Industries has introduced their latest product offering called the Visage, in an exclusive partnership with Club Car, their strategy has been to target mostly their existing customers and motivate them into replacing their existing, older GPS system, with the Visage system.

GPS Industries is leveraging very heavily their partnership with Club Car, which is one of the three largest golf cart manufacturers in the world and at times is benefiting from golf operators’ preference for Club Car and their vehicles when they select their management system.

Market Mix

Since the introduction of the DSG product line, we have shown golf course operators that they have now access to a budget-friendly fleet management tool that works not only on golf carts but also with all other vehicles used on the golf course such as turf maintenance, shuttles, and other utility vehicles.

Marketing studies have identified that half of the golf course operators only need a fleet management system and only 15% need a high-end GPS golf system. This illustrates the strong competitive advantage that VTS TAG Systems has versus GPS Industries since their product can only address the needs of a relatively small fraction of the marketplace.

Consequently, GPS Industries’ installed base has steadily declined since most of their new product installations have replaced older product for existing customers and some customers have opted for a lower budget system and switched over to VTS TAG Systems.

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Marketing Activities

The Company has a multi-layered approach marketing the TAG suite of products. One of the foundations of this plan is attending industry trade shows which are well attended by golf operators. The two largest shows are the PGA Merchandise Show and the Golf Industry Show which are held in Florida at the end of January. The Company also attends a number of regional shows around North America. International events are attended by our distributors and partners.

The second layer of marketing is memberships in key organizations such as the National Golf Course Owners Association, Golf Course Superintendents Association, and Club Managers Association of America. These are very influential in the industry and have marketing channels such as publications, email blasts, and web-based marketing. The Company also markets directly to course operators through email, surveys direct mail programs.

Lead Generation

One of the primary sources of lead generation is through the Company’s strategic partnerships with E-Z-GO, Yamaha, and Ransomes Jacobson. These relationships provide the Company with a great deal of market intelligence. The sales forces of the partners work in tandem with the DSG sales team by passing on the leads, creating joint proposals, and distributing TAG sales material. The Company has also created co-branded materials for specific value items of interest to operators such as Pace of Play solutions. DSG sale s and marketing staff attend partner sales events to conduct training and discuss marketing strategies.

The Company is in the process of testing an internal telemarketing program in several key markets to gauge whether this particular channel warrants larger scale implementation.

Competitive Advantages

Pricing

One of the “heroes” of the TAG System is providing the course operator a range of modular fleet management options that are very competitively priced. Pricing options range from the TURF, TAG, Infinity 7”, and Infinity XL 12” System, giving the customer a wide range of pricing options.

Functional advantages

DSG has the distinctive advantage of being able to offer a true fleet management system, encompassing all the vehicles on the golf course, not just the golf carts. Due to the modular nature of the system, customers have now the option to configure their system’s configuration to match exactly their needs and their budget.

Product advantages

DSG products are the robust, reliable, and user-friendly systems in the world. DSG is the only company currently providing systems that are waterproof with internal batteries to ensure our partners retain the full golf cart manufacturer’s warranty.

Operational Plan

Our Operations Department’s main functions are outlined below:

Product Supply Chain Management

●	Product procurement, lead-time management
●	Inventory Control

Customer Service

●	Training
●	Troubleshooting & Support
●	Hardware Repairs

Installations

●	Content & graphics procurement
●	System configurations
●	Shipping and Installation

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Infrastructure Management

●	Communication Servers Management
●	Cellular Data Carriers
●	Service and administration tools

Product Supply Chain

In order to maintain high product quality and control, as well as benefiting from cost savings, the Company is currently procuring all main hardware components offshore. Final assembly is locally performed in order to ensure product quality. Other main components are also procured directly from manufacturers or from local suppliers that outsource components office in order to keep the price as low as possible.

The Company is requesting the suppliers to perform a complete set of quality testing and minimum 24 hours’ burn-in before the product is delivered. The local hardware assembler and components supplier offers a 12-month warranty. The main hardware components offshore supplier offers a warranty plan of 15 months from the date the product is shipped. With an extended 90 days beyond the current warranty, such repair service would be paid by the supplier except for component replacement costs, which would be paid by DSG.

Another important activity related to the management of the product supply chain is working closely with the suppliers and ensuring that we have alternate sources for the main components and identify well in advance any components that may go “end-of-life” and find suitable replacements before product shortages may occur.

Inventory Control

The Company has implemented strict inventory management procedures that govern the inbound flow of products from suppliers, the outgoing flow to customers as well as the internal movement of inventory between warehouses (Canada, US and UK). There are also procedures in place to control the flow of equipment returning from customers for repairs and their replacements.

Installation

The Company is utilizing a small number of its own field engineers, geographically positioned to be in close proximity of areas with high concentrations of current and future customers. Occasionally, when new installations exceed the internal capacity, the company employs a number of external contractors, on a project-by-project basis. Each contractor has been trained extensively to perform product installations and the Company has created an extensive collection of Installation Manuals for all products and vehicle types.

The product was designed with ease of installation as one of its features. Additionally, the installation process includes a pre-shipping configuration process that prepares each device with all the settings and graphics content (if applicable) required for the specific location it will be deployed. This makes the installation process a lot simpler and less time consuming in the field which reduces costs (accommodations, food, travel) for internal staff as well as external contractor cost (less billable time).

Another benefit of the simplified installation procedure is increased scalability in anticipation of increased number of installs in the future by reducing the skill level and training time requirements for additional contractors.

Customer Service

The Company has deployed its Customer Service staff strategically, so it has at least one service representative active during business hours in North America, Europe and South Africa.

The Company is handling Customer Service directly in North America and UK, offering telephone and on-line support to end-customers. In other international markets, the first-line customer service is handled by local distributor’s staff while DSG is supplying training and more advanced support to the distributors.

For the management of the customer service activities, the Company is utilizing SalesForce.com CRM system which allows creating, updating, closing and escalation of service cases, including the issuance of RMA (Return Material Authorization) numbers for defective equipment. Using SalesForce.com also allows generation of management reports for service issues, customer satisfaction, and equipment failures in order to quickly identify trends, problem accounts or systemic issues.

In addition, DSG began offering the DSG Par 72 Service & Support Plan to guarantee service and support to client courses in the golf business, during fiscal 2016. This program for client courses which guarantees service and support programs within 24 hours of a problem arising.

Product Development and Engineering

The Company employs a team of software engineers in house to develop and maintain the main components of the server software and firmware.

All product development is derived from business needs assessment and customer requests.

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The Product Manager is reviewing periodically the list of feature requests with the Sales, establishes priorities and updates the Product Roadmap.

The software engineers are also responsible for developing specialized tools and systems utilized increase efficiency in the operation of the Company. These projects include functionality such as: automated system monitoring, automatic service alerts, improved remote troubleshooting tools, cellular data monitoring and reporting. All these tools are critical in future ability to support more customers with less resources, streamline support, and improve internal efficiency.

All hardware development (electronics and mechanical) is generally outsourced, however small projects like mounting solutions or cabling are handled in house.

Vantage TAG Golf Carts

PACER Single Rider Golf Cart

In 2021, after rigorous testing and consultation with industry leaders and partners, DSG has introduced the PACER Single Rider Golf Cart. The PACER furthers Vantage TAG’s mandate to optimize the game for players and operators alike, increasing pace of play, comfort, accessibility, and performance. The PACER can complete up to four rounds of golf on a single charge, is factory equipped with the TAG Control Unit, and upgradable to the TAG Infinity Display at any time. DSG’s PACER program allows operators to buy, lease, or install a PACER fleet on a zero overhead, revenue-sharing basis, making it accessible to the widest range of golf courses, venues, campuses and communities.

The Vantage TAG PACER Golf Cart

In 2020, DSG/Vantage Tag was working with manufacturers in China to develop and launch our planned single rider “PACER” golf carts for a 2021 launch. After testing several prototypes and consulting with industry leaders and partners, we have delayed launch of the PACER in order to undertake PACER manufacturing in North America, under the close supervision of our designers and marketing partners, and in proximity to our largest anticipated customer base. We believe this decision will allow us to produce an industry-leading product, maintain quality control, reduce fulfillment delays and capitalize on manufacturing synergies between our divisions. We anticipate that we will secure PACER manufacturing capacity within 90 days based on general availability of commercial space and labor. We continue to proceed with PACER sales development and during this transition.

100E Golf Cart

Most recently, Vantage TAG has also introduced the premium 100E Golf Cart, built for serious and casual riders seeking a luxury experience. Available for sale or lease, the 100E combines real world range, performance, and safety into a premium Low Speed Vehicle that only Vantage Tag can offer. Our first low speed, street legal vehicle, the 100E achieves a 90 mile range per charge, is Department of Transportation certified, and comes equipped with a whole package of premium options starting at under $9,998 before discounts and incentives. Available in a range of colors, the 100E brings style, performance, sustainability and fun, from the golf course to town and everywhere in between.

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The Vantage 100E Golf Cart.

In 2020, DSG/Vantage Tag was working with manufacturers in China to develop and launch our planned single rider “PACER” golf carts for a 2021 launch. After testing several prototypes and consulting with industry leaders and partners, we have delayed launch of the PACER in order to undertake PACER manufacturing in North America, under the close supervision of our designers and marketing partners, and in proximity to our largest anticipated customer base. We believe this decision will allow us to produce an industry-leading product, maintain quality control, reduce fulfillment delays and capitalize on manufacturing synergies between our divisions. We anticipate that we will secure PACER manufacturing capacity within 90 days based on general availability of commercial space and labor. We continue to proceed with PACER sales development and during this transition.

IMPERIUM MOTOR COMPANY®—MAKING GREEN TRANSPORTATION AVAILABLE TO EVERYONE

In 2019, DSG Global founded Imperium Motor Company with a mission to bring the worlds most effective and cost-efficient electric vehicles to North America and beyond. Our range of commuter, family, and commercial vehicles offer a lower cost alternative to competitive offerings, with an emphasis on great design, performance, and functionality. Through our exclusive North American manufacturing partnership with Zhejiang Jonway Group Co., Ltd. (“Jonway Group”), and Skywell New Energy Automobile Group (“Skywell”), two of the world’s most prolific manufacturers of electric vehicles and components, Imperium now offers one of the largest selections of electric vehicles in North America, including ebikes and scooters, e-rickshaws, low speed cars, trucks, vans and scooters, high speed SUVs and pickups, as well as buses, cargo trucks, and sanitation vehicles.

On October 2, 2019, we entered into an exclusive cooperation agreement dated September 17, 2019 with Zhejiang Jonway Group Co., Ltd. (“Jonway Group”), a leading manufacturer of electric vehicles in China. Pursuant to the Agreement, we have received the exclusive right to purchase, homologate, and distribute Jonway Group’s range of electric low speed vehicles in the Americas (including the United States, Canada, Mexico and the Caribbean) for a term of 10 years. The distribution rights are subject to the inspection and approval of eligible vehicles by the Company.

Pursuant to the Agreement, the Company was to place an initial order of 17 sample vehicles by January 30, 2020. The sample vehicles are for homologation purposes and subject to inspection and approval by the Company. The initial order was delayed by mutual agreement due to manufacturing and shipping delays resulting from COVID-19. However, as of the date of this Annual Report, the initial order of 17 vehicles has been placed and fulfilled. We have since approved and are currently homologating the vehicles for conformance with North America road & safety standards. The written agreement between Jonway Group and the Company does not specify what percentage of each vehicle purchase price is payable upon order placement. Currently, the parties have agreed to a 30% payment upon order placement with the balance payable upon shipping.

On February 4, 2020, we announced the establishment of our automotive subsidiary, Imperium Motor Company®, and a planned Electric Vehicle (EV) Experience Centre in California. Imperium Motor Company was incorporated in the State of Nevada on September 10, 2020.

On August 21, 2020, we announced the opening of our Electric Vehicle Experience and Training Center located in Fairfield, California, where we plan to offer a range of electric vehicles at the EV Vehicle Experience Centre and to provide dealer support, training, and education.

On October 5, 2020, through Imperium Motor Corp., we entered into a Memorandum of Understanding dated September 10, 2020 with Skywell Shenzen Vehicles Co. Ltd. aka Skywell New Energy Automobile Group Co., Ltd. (“Skywell”), a leading manufacturer of electric vehicles in China. Pursuant to the Memorandum of Understanding, Imperium has received the exclusive right, subject to placement of an initial vehicle order and corresponding payment to Skywell, to purchase, homologate, and distribute Skywell’s range of ET5 electric sport utility vehicles in North America and the Caribbean. The Memorandum of Understanding, while stated to be non-binding, provides for the conclusion of a definitive agreement by the parties following the placement of an initial vehicle order by the Company. The definitive agreement was to have a minimum term of 3 years, and will renew automatically for successive 3-year terms, subject to the right of each party to terminate the agreement by giving 30 days notice prior to renewal.

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Effective February 9, 2021, we entered into a definitive OEM Cooperation Agreement with Skywell dated February 5, 2021, which agreement modifies and replaces the Memorandum of Understanding. Pursuant to the OEM Cooperation Agreement, Skywell has granted to the Company the exclusive right to distribute Skywell’s electric passenger cars, trucks (including but not limited to the ET5 sport utility vehicle), buses and spare parts in the United States and Canada for a term of 5 years. In order to maintain the distributions rights accorded by the agreement, the Company must purchase and deliver 1,000 units within the first year of the term, 2,000 units in the second year, 3,000 units in the third year, 4,000 units in the fourth year, and 5,000 units in the fifth and final year of the term. Skywell may terminate the agreement in its distribution with 30 days’ notice if the Company fails to satisfy sales quotas. Product price, terms of payment and logistical matters are subject to the ongoing approval and agreement of the parties from time to time.

Effective February 15, 2021, we entered into a Cooperation Agreement with Rumble Motors, a manufacturer and distributor of electric bikes and other vehicles. Pursuant to the Cooperation Agreement, Rumble has granted to the Company the exclusive right to distribute the Rumble Rover, Rumble Air, and other electric bikes in India, Pakistan, Bangladesh, the United States, Canada, Mexico and the Caribbean for a term of 5 years. The Rumble vehicles remain subject to the Company’s testing, approval, and homologation in the respective territories.

Imperium EV Passenger Vehicles

IMPERIUM ET5 by Skywell

●	SEATING for five passengers
●	MOTOR 150 kW max power
●	SPEED up to 150 kp/h
●	RANGE up to 404 km or 520 km NEDC estimate
●	BATTERY 55.33 or 71.98 kWh Li-ion
●	EQUIPPED with Automatic Transmission, Air Conditioning, Heater, Power Windows, Power Door Locks, Rear Camera, Push Button Start, Alloy Wheels, Am-Fm USB/SD Stereo and more

IMPERIUM Terra-e by ZXAUTO in development

●	SEATING for five passengers
●	MOTOR 135 kW max power
●	SPEED up to 145 km/h
●	RANGE up to 322 to 435 km estimate
●	BATTERY 53.84 or 75.22 kWh Li-ion
●	EQUIPPED with Automatic Transmission, Air Conditioning, Heater, Power Windows, Power Door Locks, Rear Camera, Push Button Start, Alloy Wheels, Am-Fm USB/SD Stereo and more

IMPERIUM W Coupe

●	SEATING for four and Unibody Construction

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●	MOTOR 4.5 kW or optional 7.5 kW Brushless DC Motor available
●	SPEED of 40 km/h for LSV model or 75 km/h for mid speed model
●	RANGE of up to 120km on Lead Acid Battery Pack or up to 150km with optional Lithium Battery Pack
●	BATTERY 72-volt 720 Ah Battery Power with Lead Acid or Optional Lithium Battery Pack available
●	EQUIPPED with Automatic Transmission, Air Conditioning, Heater, Power Windows, Power Door Locks, Rear Camera, Push Button Start, Alloy Wheels, Am-Fm USB/SD Stereo and more

IMPERIUM Maxi “SUV” Style

●	SEATING for four with Steel Safety Cell Construction
●	MOTOR 4.5 kW or optional 7.5 kW Brushless DC Motor available
●	SPEED up to 40 km/h for LSV model or 60 km/h for mid speed model
●	RANGE up to 120 km on Lead Acid Battery Pack or up to 150 km with optional Lithium Battery Pack
●	BATTERY 72-volt 720 Ah with Lead Acid or Optional Lithium Battery Pack available
●	EQUIPPED with Automatic Transmission, Alloy Wheels, Air Conditioning, Heater, Power Windows, Power Door Locks, Rear Camera, Push Button Start, Am-Fm USB/SD Stereo, Rear Mounted Spare Tire and more

IMPERIUM Maxi Sport Sedan

●	SEATING for four with Steel Safety Cell Construction
●	MOTOR 4.5 kW or optional 7.5 kW Brushless DC Motor available
●	SPEED up to 40 km/h for LSV model or 60 km/h for mid speed model
●	RANGE up to 120 km on Lead Acid Battery Pack or up to 150 km with optional Lithium Battery Pack
●	BATTERY 72-volt 720 Ah with Lead Acid or Optional Lithium Battery Pack available
●	EQUIPPED with Automatic Transmission, Alloy Wheels, Air Conditioning, Heater, Power Windows, Power Door Locks, Rear Camera, Push Button Start, Am-Fm USB/SD Stereo, Rear Mounted Spare Tire and more

IMPERIUM Euro Coupe

●	SEATING for four with Steel Safety Cell Construction

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●	MOTOR 4.5 kW to 7.5 kW Brushless DC
●	SPEED of up to 45 km/h or up to 55 km/h with optional Performance Package
●	RANGE up to 120 km on a single charge
●	BATTERY 60-volt 600 Ah Maintenance Free Lead Acid or Lithium Battery Pack with Optional Performance Package
●	EQUIPPED with Automatic Transmission, Alloy Wheels, Air Conditioning, Heater, Power Windows, Power Door Locks, Rear Camera, Push Button Start, Rear Hatch Am-Fm USB/SD Stereo and more

IMPERIUM Urbee 4S

●	SEATING for four with Steel Safety Cell Construction
●	MOTOR 4.0 kW Brushless DC
●	SPEED up to 40 km/h
●	RANGE up to 120 km on a single charge
●	BATTERY 60-volt 600 Ah Maintenance Free Lead Acid
●	EQUIPPED with Alloy Wheels, Sunroof, Rear Locking Trunk Heater, Power Windows, Optional Air Conditioning, Alloy Wheels, Am-Fm USB/SD Stereo and more

IMPERIUM Urbee 2S

●	SEATING for two with Steel Safety Cell Construction
●	MOTOR 2.8 kW or optional 4.0 kW Brushless DC
●	SPEED up to 55 km/h
●	RANGE up to 140 km on a single charge
●	BATTERY 60-volt 600 Ah Maintenance Free Lead Acid
●	EQUIPPED with Sunroof, Lockable Rear Trunk, Heater, Power Windows, Optional Air Conditioning, Alloy Wheels, Am-Fm USB/SD Stereo and more

IMPERIUM Urbee Cargo Van

●	SEATING for two with Steel Safety Cell Construction
●	MOTOR 4.5 kW Brushless DC Motor Standard
●	SPEED up to 45 km/h
●	RANGE up to 120 km on a single charge
●	BATTERY 60-volt 600 Ah Maintenance Free Lead Acid
●	EQUIPPED with Large All Steel Locking Cargo Box with Dual Doors, Heater, Power Windows, Optional Air Conditioning, Alloy Wheels, Am-Fm USB/SD Stereo and more

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IMPERIUM Five Star Van

●	SEATING for two or five Passengers for Cargo Van
●	MOTOR up to 18 kW and 320 volt rated
●	SPEED up to 55 km/h for LSV and 100 km/h for Mid Speed Model
●	RANGE up to 150 km for Lead Acid Battery Pack or up to 300 km with optional Lithium Battery Pack
●	BATTERY Quick Change Swappable Battery Packs with level one, two and optional level 3 DC Fast Charging
●	EQUIPPED with Dual Air Conditioning, Heater, Power Windows, Power Door Locks, Am-Fm USB/SD Stereo and more

IMPERIUM T-Truck

●	READY for the road or use inside a warehouse with no tailpipe emissions
●	CARGO BED with fold down tailgate
●	PERSONAL transportation or commercial ready
●	MOTOR 2.0 kW Permanent Magnet DC
●	ADJUSTABLE SPEED up to 55 kp/h
●	BATTERY Maintenance Free Lead Acid or optional Lithium
●	EQUIPPED with Alloy Wheels and Radial Tires, Full Lighting, Turn Signals, Windshield Wiper, Motorcycle Style Front Controls and more

IMPERIUM T-Van

●	READY for the road or use inside a warehouse with no tailpipe emissions
●	STEEL VAN BOX with HD locking dual doors
●	PERSONAL transportation or commercial use
●	MOTOR 2.0 kW Permanent Magnet DC
●	ADJUSTABLE SPEED up to 55 kp/h
●	BATTERY Maintenance Free Lead Acid or optional Lithium
●	EQUIPPED with Alloy Wheels and Radial Tires, Full Lighting, Turn Signals, Windshield Wiper, Motorcycle Style Front Controls and more

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IMPERIUM T01

●	SEATING for three passengers or Taxi open style model
●	MOTOR 1.0 kW Permanent Magnet DC with optional 1.5 kW Motor Available
●	SPEED up to 40 km/h
●	RANGE up to 80 km
●	BATTERY 60V 225 Ah Maintenance Free Lead Acid or Optional Lithium Ion Battery.
●	EQUIPPED with Auto Trans, Stereo, Heater, Alloy Wheels, Full or Half Doors, DOT Lighting, Turn Signals and more

IMPERIUM e-Rickshaw Extended Deluxe

●	SEATING for five
●	MOTOR 1.5kW or optional 2.0kW Permanent Magnet Motor
●	SPEED 32 km/h
●	RANGE 60 km or 80 km with optional Battery
●	BATTERY 45Ah or 60Ah Optional Colloid Battery Maintenance Free
●	E-TAXI style with side seating, roof rack, stereo, alloy wheels, safety steel frame and more

Imp-Moto Product Lineup

●	Full Lineup of Electric Scooters, ATVs, UTVs and Motorbikes
●	Lithium Battery power available on most models
●	Off-Road or on road models
●	Low Maintenance EV Units
●	Units for most every purpose including specialized delivery models and ride share Scooters with quick change battery packs

Imperium’s Production Partners

Zhejiang Jonway Automobile Co.

Imperium has exclusive distribution rights in the United States, Canada, Mexico and the Caribbean for Jonway built EVs.

Zhejiang Jonway Automobile Co., Ltd (“Jonway”) began manufacturing in May 2003. The Taizhou city, Zhejiang province manufacturing plant has an area of 57.3 hectares with more than 800 employees. It has invested more than 600 million RMB in producing the three and five-door SUVs, with a capacity to produce up to 30,000 units per year. The manufacturing operations include pressing, welding, painting and assembling lines. It has also gained the TS16949:2009, GCC, SASO, SONCAP and CCC certification. Jonway offers a network of more than 500 auto dealerships in China alone and has started a distribution network in Italy.

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As a national first-class production enterprise, Jonway has passed the ISO 9001 quality management system certification, the product has passed the European certification and the American DOT, EPA certification, and has been exported to more than 80 countries in the world. Jonway has announced its third assembly plant in the city of Xuzhou, China.

Skywell New Energy Automobile Group Co. Ltd.

Sky-well New Energy Automobile Group Co. Ltd. was founded in 2011. Primarily engaged in the manufacturing and sales of large, medium and light buses, passenger cars and related components, it has gradually become a leading enterprise of China’s new energy automobile industry. By the end of 2016, the total assets of the company were 7.838 billion Yuan, with the net assets of 1.429 billion Yuan.

Skywell owns Nanjing Jinlong Bus Manufacturing Co., Ltd., Wuhan Sky-well New Energy Automobile Co., Ltd., Shenzhen Sky-well Automobile Co., Ltd, Nanjing Sky Source World Power Technology Co., Ltd and Qingdao Sky-well New Energy Automobile Group Co. Ltd. Its products include the 3.6-18 m series of electric passenger cars and passenger vehicles, which are widely sold in many countries and regions in Southeast Asia and widely used in public transport, tourism, commuting, leasing and other markets. Skywell is also one of the first companies to enter the clean energy bus industry. Known for its emphasis on technology research and development, its skilled workforce, its innovative designs and high-quality products, it has achieved excellent results. Since 2014, Skywell has ranked as the leading seller of new energy passenger cars in the China.

Skywell has granted to the Company the exclusive right to distribute Skywell’s electric passenger cars, trucks (including but not limited to the ET5 sport utility vehicle), buses and spare parts in the United States and Canada for a term of 5 years.

Imperium Motor Company Experience Center

Our Imperium Electric Vehicle Northern California Experience Center is located in Fairfield, Solano County, California. Solano County is situated between two of the largest Electric Vehicle markets in California, the San Francisco Bay Area and Greater Sacramento with a combined population of over 10 million people. California is historically the top EV sales volume state with 50% of sales within the United States. The building sits right next to the crossroads of Freeway 80 and Freeway 680 in one of the best economic areas in the nation.

The Experience Center will feature the various models of new Electric Cars, Trucks, Vans, UTVs, ATVs and Scooters arriving soon from the manufacturer. The new building will not only display our new selection of Electric Vehicles but will also host the center for Dealer training and Parts and Service support.

Imperium Distribution Network

We are currently marketing and offering direct sales of our electric vehicles at our Imperium Motor Company Experience Center. However, it is our objective to establish a network of experienced, authorized automotive dealers across the United States and throughout our territory. We are currently recruiting and vetting applicant dealerships and expect to announce our inaugural group of authorized dealers in 2021.

Electric Vehicle Market Overview

United States

The number of electric vehicles (EVs) on U.S. roads is projected to reach 18.7 million in 2030, up from 1 million at the end of 2018. This is about 7% of the 259 million vehicles (cars and light trucks) expected to be on U.S. roads in 2030. EV sales in the United States were up 79% in 2018 while global EV sales grew 64% in the same year.

Canada

Sales for 2018 were over 150% higher than 2017 and saw more EVs sold across the country in 2018 than in the previous three years combined. Nearly 3% of all new vehicles are electric, a higher rate than in the United States.

Mexico

EV sales in Latin America increased by 90% in 2018 due to growing demand in Mexico, Colombia and Costa Rica. While the Latin American EV market is far smaller than East Asia, Europe and North America, accounting for less than 1% of global EV sales in 2018, it is starting to grow thanks to a handful of incentives and targets. Mexico and Costa Rica, for example, exempt EVs from numerous taxes while Colombia has an ambitious target of 600,000 EVs on its roads by 2030.

Companies are also increasing their activity. BYD Co. now sells electric buses across the region and Tesla Inc. recently launched its best-selling Model 3 in Mexico.

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Caribbean

While most Caribbean islands are rapidly modernizing their electric grids, the modernization of transportation systems has lagged. Is change in the air? In November, the government of Bermuda signed a memorandum of understanding with the Rocky Mountain Institute (RMI), embracing a plan to fully transition the island’s transportation sector to EVs.

The case for EVs is strong in Bermuda, as it is across the Caribbean. With predominantly flat terrain and driving distances that are short enough to eliminate “range anxiety,” EVs make perfect sense.

Caribbean nations are uniquely positioned to reap major benefits from EVs with the abundance of sunshine that could provide renewable solar power on a significant scale. EV adoption would also reduce reliance on fuel imports, which creates extreme economic vulnerability linked to oil price fluctuations as well as contribute to disaster resilience through energy storage—EV batteries can serve as backup power sources during hurricanes.

Competition in the EV Market

The EV market is highly competitive and evolving rapidly, with new manufacturers and distributors consistently entering the industry to satisfy actual and expected growth in the demand for competitively priced vehicles. As a result, we expect that we will experience significant competition from new and established manufacturers, marketers and distributors. These include niche manufacturers of specialty electric vehicles, and large established manufacturers of automobiles. These, including manufacturers of EVs such as the Tesla Model S, the Chevrolet Volt and the Nissan Leaf.

Most of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Virtually all of our competitors have more extensive customer bases and broader customer and industry relationships than we do. In addition, almost all of these companies have longer operating histories and greater name recognition than we do. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market and sell their products more effectively.

Other Recent Developments

On June 5, 2020, the Company received a loan in the principal amount of $150,000. The loan bears interest at 3.75% per annum and is due on June 5, 2050. The loan is secured by all tangible and intangible assets of Company. Fixed payments of $731 are due monthly and begin 12 months from the date of the loan.

On August 31, 2020, we issued a convertible promissory note in the principal amount of $166,650 with a 10% original issuance discount totaling $16,650, for net proceeds of $150,000. The note is unsecured, bears interest at 10% per annum, is due and payable on demand, and is convertible into common shares of the Company, at a price equal to the lesser of (a) five cents ($0.05) per share or (b) seventy percent (70%) of the lowest traded price for the Company’s common shares during the fifteen (15) trading days preceding the relevant conversion.

On September 17, 2020, we issued a convertible promissory note in the principal amount of $288,860 with a 10% original issuance discount totaling $28,860, for net proceeds of $260,000. The note is unsecured, bears interest at 10% per annum, is due on June 17, 2021, and is convertible into common shares of the Company at a price equal to the lesser of (a) four cents ($0.04) per share or (b) seventy percent (70%) of the lowest traded price for the Company’s common shares during the fifteen (15) trading days preceding the relevant conversion.

On September 30, 2020, the Company entered into an Exchange Agreement to settle outstanding convertible debt and accrued interest in exchange for 2,347 shares of Series C preferred shares with an aggregate carrying amount of $2,348,208. The shares were issued on October 14, 2020.

On September 30, 2020, the Company entered into a Securities Purchase Agreement (the “SPA”) whereby the Company agrees to sell and the Purchaser agrees to purchase, in a series of closings (the “Closings”), up to 200 shares of Series C preferred shares at a price of $1,000 per share. At the First Closing, the Company agrees to issue 250 shares of Series C preferred shares, representing 200 Purchased Shares and 50 Commitment Shares, the First Closing shares were issued on October 14, 2020. The Second Closing occurred on November 6, 2020 for 300 Series C preferred shares for gross proceeds of $300,000. The Third Closing occurred on December 7, 2020 for 200 Series C preferred shares for gross proceeds of $200,000.

On October 21, 2020, the Company entered into an Advisory Services Agreement with a third party for an initial term of nine (9) months, and which may be renewed for an additional nine (9) month term upon mutual written agreement, whereby the Company agreed to issue 20,000 common shares for services valued at $100,000. Additionally, the Company entered into a Data Delivery Agreement with the same third party for the delivery of 1,500,000 sector-specific data records, on a non-exclusive basis, whereby the Company agreed to issue 160,000 common shares for data records valued at $300,000. The Company cannot assign, transfer, share or in any other manner allow another party to use the data, The Company issued 80,000 common shares on October 30, 2020 in full and final settlement of these agreements.

On October 26, 2020, the Company amended an Investor Relations Agreement, originally dated April 17, 2020, with a third party for a term of one year, ending on October 3, 2021. In exchange for investor relations services, the Company agreed to issue 100 Series B preferred shares convertible into 40,000 shares of common share and to grant 40,000 warrants exercisable for a period of three years at an exercise price of $6.25. The aggregate fair value of the agreement was determined to be $1,503,676, with a portion equal to $163,676 allocated to the warrants. The Company issued the Series B preferred shares on January 18, 2021.

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On November 1, 2020, the Company entered into an Advisory Services and Consulting Agreement with a third party for a term of twelve (12) months, and which may be terminated by either party after six (6) months, whereby the Company agrees to pay a non-refundable cash consulting fee of $3,500 per month as well as consideration of a number of restricted common shares of the Company’s to be mutually determined by the parties upon the Company’s listing on a U.S. national exchange.

On November 10, 2020, the Company paid cash of $100,000, pursuant to a Settlement Agreement (the “Settlement Agreement”), in full and final satisfaction of $110,740 in outstanding principal and accrued interest on a convertible note and corresponding pending litigation.

On December 23, 2020, the Company entered into a two-year redeemable stock purchase agreement (the “Series F SPA”) with a third party for the purchase of shares of the Company’s Series F Preferred stock at a price of $1,000 per share. In addition, the Company agreed to issued 120,000 Warrants, exercisable into one common share per warrant at an exercise price of $5, for a term of 5 years and are not eligible for cashless exercise. On the date of the SPA, the third party purchased 1,500 Series F Preferred shares in exchange for $1,500,000. Further, under the terms of the SPA, the third party agreed to purchase an additional 1,500 Series F Preferred shares upon the filing by the Company of a registration statement with the Securities and Exchange Commission (the “Registration Statement”) registering the common shares underlying the Series F Preferred shares and underlying the warrants. At the Company’s request, the third party agrees to purchase an additional 1,000 Series F Preferred shares every thirty days (an “Additional Closing”) as long as the Registration Statement remains effective and the Company’s average daily trading volume for the third trading days prior to an Additional Closing is at least $500,000 per day.

On December 23, 2020, the Company agreed to issue 12,000 restricted common shares at a fair value of $13.125 per share in exchange for legal services rendered.

On December 30, 2020, the Company entered into an Assignment of Debt agreement, whereby the Company agreed to issue 12,000 common shares priced at $31.5 in full and final satisfaction of $378,000 in outstanding debt. The shares were issued subsequently on February 9, 2021.

On December 30, 2020, the Company entered into an Assignment of Debt agreement, whereby the Company agreed to issue 1,405 common shares priced at $22.13 in full and final satisfaction of $31,106 (CDN$39,600) in outstanding debt for accounting services rendered. The shares were issued subsequently on February 9, 2021.

On December 31, 2020, the Company entered into a Debt Conversion and Settlement agreement whereby the Company agreed to issue 15,000 common shares and 10,000 two-year warrants convertible to common shares at $25 per share in full and final settlement of $1,097,4900 in outstanding principal debt and accrued interest. The shares were issued subsequently on February 11, 2021.

On December 31, 2020, the Company entered into a Debt Settlement agreement whereby the Company agreed to pay cash of $250,000 and issue 8,000 common shares in full and final settlement of $321,243 in outstanding convertible debt and accrued interest. The Company paid $250,000 in cash on February 11, 2021 and the shares were issued subsequently on February 19, 2021.

On January 5, 2021, the Company issued 130,571 common shares in full and final settlement of outstanding principal in the aggregate amount of $111,184 for two debt settlement agreements dated May 15,2020 and September 8, 2020, respectively.

On January 26, 2021, the Company entered into a Consulting Services agreement whereby the Company agreed to issue 6,000 common shares as a commencement bonus upon execution of the agreement and in exchange for consulting services.

On January 29, 2021, the Company issued a preliminary prospectus (the “Registration Statement”) to offer and sell up to 400,000 common shares, which will consist of up to 120,000 common shares issuable upon exercise of outstanding warrants, and up to 280,000 common shares upon conversion of certain s Series F Preferred shares of the Company.

Material Contracts

On March 2, 2020, we entered into an advisory services agreement with a third party. Under the terms of this five-year agreement, the third party has agreed to provide the Company with strategic brand and business positioning, strategic marketing, concept development and ongoing strategic consulting services. In consideration of the services to be rendered by the third party, the Company has agreed to (1) make a cash payment in the amount of $350,000 payable in several tranches following the Company’s completion of future financings of the Company, and monthly payments of $10,000 following the first twelve months of the engagement, and (2) issue a five-year warrant to purchase 113,194 at an exercise price of $6.25 per share, upon the execution of the agreement (the “First Warrant”), and a five-year warrant to purchase such number the Company’s common shares that is equal to 10% of the Company’s common shares calculated on a fully diluted basis as of the closing date of the future financing, at an exercise price per share equal to the 80% of the price of the Company’s securities in such future financing less the number of shares represented by the First Warrant. The warrants contains, among other provisions customary for the instruments of this nature, provisions pertaining to cashless exercise, and two-year piggy-back registration rights which entitle the holders of the warrants to register the common shares underlying their warrants alongside other registrable securities of the Company, subject to underwriter cutbacks in case of underwritten public offering(s) of the Company’s securities, if any.

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On July 10, 2020, we signed a two-year operating lease agreement for retail, showroom and warehouse space in Fairfield, CA expiring on August 31, 2022 and with the first right of refusal for a 3–5-year lease extension, if written notice is provided prior to the expiration of the current term. The annual rent for the premises starts at $93,000. The lease includes a rent-free period with rent payments commencing on October 1, 2020.

On July 14, 2020, we signed a three-year operating lease agreement expiring on July 31, 2023 for office space in Surrey, BC with two rights to renew, each for an additional two-year term, if written notice is provided no later than 9 months prior to the expiration of the current term. The annual base rent for the premises starts at CDN$51,552, with additional rent of CDN$1,551 per month for operating expenses. The lease includes a rent-free period with rent payments commencing on November 1, 2020.

On October 21, 2020, we entered into an Advisory Services and Data Delivery Agreement with a third party for a term of nine (9) months, and which may be renewed for an additional nine (9) months upon mutual written agreement, whereby the Company agrees to issue 20,000 common shares for advisory services valued at $100,000 and 60,000 common shares valued at $300,000 for the purchase of sector-specific data records for marketing purposes.

On October 26, 2020, we entered into an amended Investor Relations Agreement with a third party for a term of twelve (months), expiring on October 3, 2021, whereby the Company agrees to issue 100 Series B preferred shares convertible into 40,000 common shares and 40,000 warrants exercisable into common shares at an exercise price of $0.25 for a period of three years.

On November 1, 2020, we entered into an Advisory Services and Consulting Agreement with a third party for a term of twelve (12) months, and which may be terminated by either party after six (6) months, whereby the Company agrees to pay a non-refundable cash consulting fee of $3,500 per month as well as consideration of an amount of restricted shares of the Company’s common stock to be determined as mutually agreed upon by the parties upon the Company’s listing on a U.S. national exchange. (Encore)

On December 23, 2020, we entered into a two-year redeemable stock purchase agreement (the “Series F SPA”) with a third party for the purchase of shares of the Company’s Series F Preferred stock (“Series F”) at a price of $1,000 per share. In addition, the Company agreed to issued 120,000 Warrants, exercisable into one common share per Warrant at an exercise price of $12.5, for a term of 5 years and are not eligible for cashless exercise. On the date of the SPA, the third party purchased 1,500 shares of Series F in exchange for $1,500,000. Further, under the terms of the SPA, the third party agreed to purchase an additional 1,500 shares of Series F upon the filing by the Company of a registration statement with the Securities and Exchange Commission (the “Registration Statement”) registering the shares underlying the Series F and underlying the Warrants. At the Company’s request, the third party agrees to purchase an additional 1,000 shares of Series F every thirty days (an “Additional Closing”) as long as the Registration Statement remains effective and the Company’s average daily trading volume for the third trading days prior to an Additional Closing is at least $500,000 per day.

Description of Property

Our principal executive office is located at 207-15272 Croydon Drive, Surrey, BC, V3Z 0Z5 Canada, where we lease approximately 2,024 square feet of office space. On July 14, 2020, the Company entered into a three-year operating lease agreement expiring on July 31, 2023 for office space in Surrey, BC with two rights to renew, each for an additional two-year term, if written notice is provided no later than 9 months prior to the expiration of the current term. The annual base rent for the premises starts at CDN$51,552, with additional rent of CDN$1,551 per month for operating expenses. The lease includes a rent-free period with rent payments commencing on November 1, 2020.

Imperium Motors has an office located at 4670 Central Way, Unit D, Fairfield, California 94534, which is also the location of our Imperium Experience Center. On July 10, 2020, the Company entered into a two-year operating lease agreement for retail, showroom and warehouse space in Fairfield, CA expiring on August 31, 2022 and with the first right of refusal for a 3–5-year lease extension, if written notice is provided prior to the expiration of the current term. The annual rent for the premises starts at $93,000. The lease includes a rent-free period with rent payments commencing on October 1, 2020.

For the year ended December 31, 2020, the Company made gross operating lease payments of $89,978 (2019—$44,875) which are included in general and administration expense.

Intellectual Property

General

Our success will depend in part on our ability to protect our products and product candidates by obtaining and maintaining a strong proprietary position both in the United States and in other countries. To develop and maintain our proprietary position, we will rely on patent protection, trade secrets, know-how, continuing technological innovations and licensing opportunities. In that regard, we retain and rely on the advice of legal counsel specialized in the field of intellectual property.

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Patents

DSG owns two U.S. patents:

●	US Patent No. 8,836,490 for a “Vehicle Management” was issued September 16, 2014 and expires June 29, 2031.

●	US Patent No. 9,280,902 for a “Facilities Management” was issued March 8, 2016 and expires January 24, 2032.

Domain Names

We have registered and own the domain name of our websites www.vantage-tag.com, www.dsgtglobal.com, and www.imperiummotorcompany.com.

Copyright

We own the common law copyright in the contents of our websites (www.vantage-tag.com, www.dsgtglobal.com, www.imperiummotorcompany.com) and our various promotional materials.

Trademarks

We own the common-law trademark rights in our corporate names, product names, and associated logos, including “DSG TAG”, “TAG Golf”, “ECO TAG”, “TAG Text”, “TAG Touch”, “TAG”, “TAG Commercial”, “TAG Military”, “Imperium”, and “Imperium Motors”. We have not applied to register any trademarks with the U.S. Patent and Trademark Office or with any other national or multi-national trademark authority. We assert common law trademark rights in our corporate name and those of our subsidiaries.

Employees

As of the date of this prospectus we have fifteen full-time employees in general and administrative, operations, engineering, research and development, business development, sales and marketing, and finance. We also engage independent contractors and consultants from time to time on an as-needed basis to supplement our core staff.

Legal Proceedings

On September 7, 2016, Chetu Inc. filed a Complaint for Damage in Florida to recover unpaid invoice amounts of $27,335 plus interest of $4,939. The invoice was not paid due to a dispute that DSG TAG did not think that vendor had delivered the service according to the agreement between the two parties. As of December 31, 2018, we have accrued $22,396 related to this unpaid invoice plus additional interest and legal fees.

On May 24, 2017, we received a notice of default from Coastal Investment Partners LLC (“Coastal”), on three 8% convertible promissory notes issued by the Company in aggregate principal amount of $261,389 and commenced a lawsuit on June 12, 2017 in the United States District Court, Southern District of New York. Coastal alleges that the Company failed to deliver common shares underlying the Coastal notes, and thus giving rise to an event of default. Coastal seeks damages in excess of $250,000 for breach of contact damages, and legal fees incurred by Coastal with respect to the lawsuit. On August 19, 2020, Coastal obtained a default judgment in the amount of $1,080,481.73. The Company is currently in settlement discussions with Coastal to satisfy this judgment. As of September 30, 2020, the principal balance and accrued interest on this convertible note is included on the consolidated balance sheet under convertible notes payable. The Company entered into a Settlement Agreement with Coastal for full and final satisfaction of its claims and all outstanding principal debt and accrued interest for $250,000 paid in cash and 200,000 common shares of the Company with a fair value of $268,000. As of December 31, 2020, $250,000 is included in loans and accrued interested and $268,000 is included in shares to be issued in relation to the settlement. The Company paid cash of $250,000 on February 11, 2021, in satisfaction of the Settlement Agreement

We may, from time to time, be party to litigation and subject to claims incident to the ordinary course of business. As our growth continues, we may become party to an increasing number of litigation matters and claims. The outcome of litigation and claims cannot be predicted with certainty, and the resolution of any future matters could materially affect our future financial position, results of operations or cash flows.

Government Regulation

As a vehicle importer and distributor, we are required to ensure that all vehicles meet applicable safety and environmental standards. In the United States, our vehicles must meet the applicable provisions of the U.S. Code of Federal Regulations (“CFR”) Title 49 — Transportation. This includes providing Manufacture Identification information (49 CFR Part 566), VIN-deciphering information (49 CFR Part 565, and certifying that our vehicles meet or exceed the applicable sections of the Federal Motor Vehicle Safety Standards (40 CFR Part 571) and Environmental Protection Agency noise emission standards (40 CFR 205).

In Canada, issuance of the National Safety Mark (the “NSM”) by the Minister of Transport for Canada will be required to distribute vehicles in Canada for the Canadian market. Receipt of the NSM is contingent on us demonstrating that our vehicles are designed and manufactured to meet or exceed the applicable sections of the Canadian Motor Vehicle Safety Act (C.R.C. Chapter 1038) and that appropriate records are maintained.

Automotive dealers, including us and the members of our dealership network, are also regulated by, among other agencies, the Federal Trade Commission (FTC) and the Federal Reserve Board. Congress even enhanced the FTC’s rulemaking authority over motor vehicle dealers as part of the Wall Street Reform law. The major federal statutes and regulations that currently cover automobile dealers include the Truth in Lending Act, Federal Consumer Leasing Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Gramm-Leach-Blilely Act, Federal Trade Commission Act, etc.

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In addition to federal laws, motor vehicle dealers are subject to rigorous state laws and regulations, licensed in every state, and bonded in virtually in every state. Dealers are subject to state consumer protection statutes, enforced by 50 state consumer protection agencies and state attorneys general.

In addition to regulations applicable to businesses in general, we may also be subject to direct regulation by governmental agencies, including the FCC and Department of Defense.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section labeled “Risk Factors.”

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project,” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Overview

DSG Global Inc. is a technology development company based in Surrey, British Columbia, Canada, engaged in the design, manufacture, and marketing of fleet management solutions for the golf industry, as well as commercial, government and military applications. Our principal activities are the sale and rental of GPS tracking devices and interfaces for golf vehicles, and related support services. We were founded by a group of individuals who have dedicated their careers to fleet management technologies and have been at the forefront of the industry’s most innovative developments, and our executive team has over 50 years of experience in the design and manufacture of wireless, GPS, and fleet tracking solutions. We have developed the TAG suite of products that we believe is the first completely modular fleet management solution for the golf industry. The TAG suite of products is currently sold and installed around the world in golf facilities and as commercial applications through a network of established distributors and partnerships with some of the most notable brands in fleet and equipment manufacture.

DSG stands for “Digital Security Guard”, which is our primary value statement giving fleet operator’s new capabilities to track and control their vehicles. We have developed a proprietary combination of hardware and software that is marketed around the world as the TAG system. We have primarily focused on the golf industry where the TAG system is deployed to help golf course operators manage their fleet of golf carts, turf equipment, and utility vehicles. We are a leader in the category of fleet management in the golf industry and were awarded “Best Technology of the Year” in 2010 by Boardroom magazine, a publication of the National Golf Course Owners Association. To date the TAG system is installed on over 8,000 vehicles and has been used to monitor over 6,000,000 rounds of golf.

The TAG system fills a void in the marketplace by offering a modular structure that allows the customer to customize their system to meet desired functionality and budget constraints. In addition to the core TAG system vehicle control functionality, which can operate independently, we offer two golfer information display systems — the alphanumeric INFINITY 7” and high definition INFINITY XL 12” — providing the operator with two display options which is unique in the industry.

The primary market for our TAG system is the 40,000 golf operations worldwide. While the golf industry remains the primary focus of our sales and marketing efforts, we have completed several successful pilots of the TAG system in other markets such as agriculture and commercial fleet operations. With appropriate resources, we intend to expand our sales and marketing efforts into these new markets.

We have a direct sales force in North America, which comprises the most significant portion of the golf fleet market and have developed key relationships with distributors and golf equipment manufacturers such as E-Z-GO, Yamaha and Ransomes Jacobsen to help drive sales for the North American and worldwide markets.

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Reverse Acquisition

DSG Global Inc. (formerly Boreal Productions Inc.) was incorporated under the laws of the State of Nevada on September 24, 2007. We were formed to option feature films and TV projects to be packaged and sold to movie studios and production companies.

In January 2015, we changed our name to DSG Global Inc. and effected a one-for-three reverse stock split of our issued and outstanding common shares in anticipation of entering in a share exchange agreement with DSG TAG Systems, Inc., a corporation incorporated under the laws of the State of Nevada on April 17, 2008 and extra-provincially registered in British Columbia, Canada in 2008.

On April 13, 2015, we entered into a share exchange agreement with DSG TAG Systems Inc. (“DSG Tag”) and the shareholders of DSG TAG who become parties to the agreement. Pursuant to the terms of the share exchange agreement, we agreed to acquire not less than 75% and up to 100% of the issued and outstanding common shares of DSG TAG in exchange for the issuance to the selling shareholders of up to 20,000,000 of our pre-reverse split common shares on the basis of 1 common share for 5.4935 common shares of DSG TAG.

On May 6, 2015, we completed the acquisition of approximately 75% (82,435,748 common shares) of the issued and outstanding common shares of DSG TAG as contemplated by the share exchange agreement by issuing 15,185,875 of our pre-reverse split common shares to shareholders of DSG TAG who became parties to the agreement. In addition, concurrent with the closing of the share exchange agreement, we issued an additional 179,823 pre-reverse split common shares to Westergaard Holdings Ltd. in partial settlement of accrued interest on outstanding indebtedness of DSG TAG.

Following the initial closing of the share exchange agreement and through October 22, 2015, we acquired an additional 101,200 shares of common stock of DSG TAG from shareholders who became parties to the share exchange agreement and issued to these shareholders an aggregate of 18,422 of our pre-reverse split common shares. Following completion of these additional purchases, DSG Global Inc. owns approximately 100% of the issued and outstanding shares of common stock of DSG TAG. An aggregate of 4,229,384 shares of Series A Convertible Preferred Stock of DSG TAG were exchanged for 51 Series B and 3,000,000 Series E preferred shares during the year ended December 31, 2018 by Westergaard Holdings Ltd., an affiliate of Keith Westergaard, a previous member of our Board of Directors.

The reverse acquisition was accounted for as a recapitalization effected by a share exchange, wherein DSG TAG is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized. We adopted the business and operations of DSG TAG upon the closing of the share exchange agreement.

Factors Affecting Our Performance

We believe that the growth of our business and our future success depend on various opportunities, challenges and other factors, including the following:

Inventory Sourcing

In order to successfully deliver products, increase sales, and maintain customer satisfaction, we need to have a reliable supplier of our hardware units and components at competitive prices. Presently, we source our INFINITY XL 12” units from one supplier in China and our TAG units from one supplier in the United Kingdom. We have recently established a new relationship with a supplier for our INFINITY XL 12” units in China to provide us with higher quality, newer technology at competitive pricing.

In addition, DSG is currently in negotiations with a telecommunications provider to provide new technology in hardware and wireless access.

Competition

We compete with a number of established producers and distributors of vehicle fleet management systems, as well as producers of non-golf specific utility vehicle fleet management systems. Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do. In order for us to successfully compete in our industry we must demonstrate our products’ competitive advantages, develop a comprehensive marketing system, and increase our financial resources.

We believe that we will be able to compete effectively in our industry because of the versatility, reliability, and relative affordability of our products when compared to those of our competitors. We will attempt to build awareness of our competitive advantages among existing and potential customers through trade shows, sales visits and demonstrations, online marketing, and positive word of mouth advertising. However, there can be no assurance that even if we do these things, we will be able to compete effectively with the other companies in our industry.

Additional Capital

We require additional capital to continue to develop software and products, meet our contractual obligations, and execute our business plan. There can be no assurances that we will be able to raise additional capital on acceptable terms or at all, which would adversely affect our ability to achieve our business objectives.

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Components of Our Results of Operations

Revenue

We derive revenue from four different sources, as follows:

●	Systems Sales Revenue, which consists of the sales price paid by those customers who purchase our TAG system hardware.

●	Monthly Service Fees are paid by all customers for the wireless data fee charges required to operate the GPS tracking on the TAG systems.

●	Monthly Rental Fees are paid by those customers that rent the TAG system hardware. The amount of a customer’s monthly payment varies based on the type of equipment rented (a TAG, a TAG and INFINITY 7”, or a TAG and INFINITY XL 12”).

●	Advertising Revenue is a new source of revenue that we believe has the potential to be strategic for us in the future. We are in the process of implementing and designing software to provide advertising and other media functionality on our INFINITY XL 12” units.

We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is reasonably assured. In instances where final acceptance of the product is specified by the customer, revenue is deferred until all acceptance criteria have been met. We accrue for warranty costs, sales returns, and other allowances based on its historical experience.

Our revenue recognition policies are discussed in more detail under “Note 2 – Summary of Significant Accounting Policies” in the notes to our Consolidated Financial Statements.

Cost of Revenue

Our cost of revenue consists primarily of hardware purchases, wireless data fees, mapping, installation costs, freight expenses and inventory adjustments.

Hardware purchases. Our equipment purchases consist primarily of TAG system control units, INFINITY 7” display, and INFINITY XL 12” display tablets. The TAG system control unit is sold as a stand-alone unit or in conjunction with our INFINITY 7” alphanumeric display or INFINITY XL 12” high definition “Infinity XL 12” activated” display. Hardware purchases also include costs of components used during installations, such as cables, mounting solutions, and other miscellaneous equipment.

Wireless data fees. Our wireless data fees consist primarily of the data fees charged by outside providers of GPS tracking used in all of our TAG system control units.

Mapping. Our mapping costs consist of aerial mapping, course map, geofencing, and 3D flyovers for golf courses. This cost is incurred at the time of hardware installation.

Installation. Our installation costs consist primarily of costs incurred by our employed service technicians for the cost of travel, meals, and miscellaneous components required during installations. In addition, these costs also include fees paid to external contractors for installations on a project by project basis.

Freight expenses and Inventory adjustments. Our freight expenses consist primarily of costs to ship hardware to courses for installations. Our inventory adjustments include inventory write offs, write downs, and other adjustments to the cost of inventory.

Operating Expenses & Other Income (Expenses) We classify our operating expenses and other income (expenses) into six categories: compensation, research and development, general and administrative, warranty, foreign currency exchange, and finance costs. Our operating expenses consist primarily of sales and marketing, salaries and wages, consulting fees, professional fees, trade shows, software development, and allocated costs. Allocated costs include charges for facilities, office expenses, telephones and other miscellaneous expenses. Our other income (expenses) primarily consists of financing costs and foreign exchange gains or losses.

Compensation expense. Our compensation expenses consist primarily of personnel costs, such as employee salaries, payroll expenses, and employee benefits. This includes salaries for management, administration, engineering, sales and marketing, and service support technicians. Salaries and wages directly related to projects or research and development are expensed as incurred to their operating expense category.

Research and development. Our research and development expenses consist primarily of personnel costs and professional services associated with the ongoing development and maintenance of our technology.

Research and development expenses include payroll, and other headcount-related expenses associated with product development. Research and development expenses also include third-party development and programming costs. Such costs related to software development are included in research and development expense until the point that technological feasibility is reached. Research and development is expensed and is included in operating expenses.

General and administrative. Our general and administrative expenses consist primarily of sales and marketing, commissions, travel, trade shows, consultant fees, insurance, and compliance and other administrative functions, as well as accounting and legal professional services fees, allocated costs and other corporate expenses. Sales and marketing includes brand marketing, marketing materials, and media management.

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Warranty expense (recovery). Our warranty expenses consist primarily of associated material product costs, labor costs for technical support staff, and other associated overhead. Warranty costs are expensed as they are incurred.

Bad debt. Our bad debt expense consists primarily of amounts written down for doubtful accounts recorded on trade receivables.

Depreciation and amortization. Our depreciation and amortization costs consist primarily of depreciation and amortization on fixed assets, equipment on lease, and intangible assets.

Foreign currency exchange. Our foreign currency exchange consists primarily of foreign exchange fluctuations recorded in Canadian dollar (CAD), British Pounds (GBP), or Euro (EUR) at the rates of exchange in effect when the transaction occurred.

Finance costs. Our finance costs consist primarily of investor interest expense, investor commission fees, and other financing charges for obtaining debt financing.

We expect to continue to invest in corporate infrastructure and incur additional expenses associated with being a public company, including increased legal and accounting costs, investor relations costs, higher insurance premiums and compliance costs associated with Section 404 of the Sarbanes-Oxley Act of 2002. In addition, we expect sales and marketing expenses to increase in absolute dollars in future periods. In particular, we expect to incur additional marketing costs to support the expansion of our offerings in new markets like commercial fleet management and agriculture.

Results of Operations

For the Three Month Periods Ended March 31, 2021 and 2020

As at March 31, 2021, the Company had signed contracts totaling over $1.1 million in gross sales. Due to delays related to manufacturing and shipping, fulfilment was not yet satisfied and only $387,106 was recognizable as a revenue stream for the current period. As product becomes available, DSG expects to satisfy the majority of its performance obligations on the remaining contracts during the second quarter of fiscal 2021. As of the date of this MD&A, the Company has fulfilled approximately 70% of its performance obligations under these contracts.

The following tables set forth our consolidated results of operations as a percentage of revenue for the periods presented:

	For the three months ended
	March 31, 2021	March 31, 2020
Revenue	100.0%	100.0%
Cost of revenue	33.8%	19%
Gross profit	66.2%	81%
Operating expenses
Compensation expense	326.4%	427.8%
General and administration expense	103.7%	349.3%
Warranty recovery	-%	-%
Bad debt	1.2%	6.2%
Depreciation and amortization expense	1.3%	0.4%
Total operating expense	432.6%	783.8%
Loss from operations	(366.4)%	(702.8)%
Other income (expense)
Foreign currency exchange	(3.8)%	(80.3)%
Other (expenses) income	4.3%	-
Change in fair value of derivative instruments	-%	(629.5)%
Gain (loss) on extinguishment of debt	19.7%	(285.2)%
Finance costs	(3)%	(271.3)%
Total other expense	17.2%	(1,266.4)%
Loss before income taxes	(349.1)%	(1969.2)%
Provision for income taxes	-%	-%
Net loss	(349.1)%	(1,969.2)%
Other comprehensive income (expense)
Foreign currency translation adjustments	(1.5)%	(126.2)%
Comprehensive loss	(350.7)%	(1,843)%

For the Years Ended December 31, 2020 and 2019

	For the year ended
	December 31, 2020	December 31, 2019
Revenue	100.0%	100.0%
Cost of revenue	45.5%	67.8%
Gross profit	54.5%	32.2%
Operating expenses
Compensation expense	240.4%	137.3%
General and administration expense	374.4%	63.4%
Warranty recovery	-%	-%
Bad debt	1.9%	4.7%
Depreciation and amortization expense	0.8%	0.3%
Total operating expense	617.5%	205.6%
Loss from operations	(563.0)%	(173.4)%
Other income (expense)
Foreign currency exchange	2.8%	2.7%
Change in fair value of derivative instruments	339.2%	19.4%
Loss on extinguishment of debt	(322.6)%	47.2%
Finance costs	(142.3)%	(115.8)%
Total other expense	(123.0)%	(46.6)%
Loss before income taxes	(686.0)%	(220.0)%
Provision for income taxes	-%	-%
Net loss	(686.0)%	(220.0)%
Other comprehensive income (expense)
Foreign currency translation adjustments	(13.4)%	(6.6)%
Comprehensive loss	(699.3)%	(226.6)%

Comparison of the Three Month Periods Ended March 31, 2021 and 2020, and of the Years Ended December 31, 2020 and 2019

Revenue

For the Three Month Periods Ended March 31, 2021 and 2020

	For the Three Months Ended March 31
	2021	2020	% Change

Revenue	$387,106	$150,212	157.7%

Revenue increased by $236,894 or 157.7%, for the three months ended March 31, 2021 as compared to the three months ended March 31, 2020.

Sales increased for the three months ended, year over year, as a result of the Company’s new Infinity product release. The Company also began financing its own sales in-house.

For the Years Ended December 31, 2020 and 2019

	For the Years Ended December 31,
	2020	2019	% Change

Revenue	$900,482	$1,399,420	(35.7)%

Revenue decreased by $498,938 or 35.7%, for the year ended December 31, 2020 as compared to year ended December 31, 2019. Sales decreased for the year ended, year over year, as the result of challenges related to COVID-19 and normal customer attrition. This compares to the comparative period in which the Company experienced growth as a result of aggressive marketing and installation of the new Infinity suite of products.

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Cost of Revenue

For the Three Month Periods Ended March 31, 2021 and 2020

	For the Three Months Ended March 31,
	2021	2020	% Change

Cost of revenue	$130,692	$28,566	357.5

Cost of revenue increased by $102,126, or 357.5%, for the three months ended March 31, 2021 as compared to the three months March 31, 2020. The table below outlines the differences in detail:

	For the Three Months Ended
	March 31, 2021	March 31, 2020	Difference	% Difference
Cost of goods	$109,920	$15,517	$94,403	608.4
Wireless fees	18,720	9,874	8,846	89.6
Mapping & Freight Costs	2,052	3,175	(1,123)	(35.4)
	$130,692	$28,566	$102,126	357.5

Cost of sales increased for the three months ended, year over year, primarily due to increase in sales. The Company also completed more financing sales which resulted in an increase in cost of goods.

For the Years Ended December 31, 2020 and 2019

	For the Years Ended December 31,
	2020	2019	% Change

Cost of revenue	$409,793	$948,273	(56.8)%

Cost of revenue increased by $538,480 or 56.8%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019. The table below outlines the differences in detail:

	For the Years Ended
	December 31, 2020	December 31, 2019	Difference	% Difference
Cost of goods	$319,185	$857,507	$(538,322)	(62.8)
Labour	-	9,016	(9,016)	(100.0)
Mapping & freight costs	26,795	24,442	2,353	9.6
Wireless fees	63,813	60,086	3,727	6.2
Inventory adjustments & write offs	-	(2,778)	2,778	(100.0)
	$409,793	$948,273	$(538,480)	(56.8)

Cost of sales decreased for the years ended, year over year, primarily due to challenges related to COVID-19 and normal customer attrition. This decrease was consistent with the decrease in revenue for the same period.

Compensation Expense

For the Three Month Periods Ended March 31, 2021 and 2020

	For the Three months ended March 31,
	2021	2020	% Change

Compensation expense	$1,263,384	$642,536	96.6%

Compensation expense increased by $620,848 or 96.6%, for the three months ended March 31, 2021 as compared to the three months ended March 31, 2020 primarily as a result of non-cash preferred shares issued for consulting services due to the Company’s directors during the period and the payment of a bonus totaling $87,362 to the Company’s President, CEO and CFO.

For the Years Ended December 31, 2020 and 2019

	For the Years Ended December 31,
	2020	2019	% Change

Compensation expense	$2,164,776	$1,921,078	12.7%

Compensation expense increased by $243,698 or 12.7%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019 primarily as a result of non-cash warrants and shares issued for consulting services during the period as well as due to an increase in the CEO’s wage of $100,000 for the fiscal year 2020.

General and Administration Expense

For the Three Month Periods Ended March 31, 2021 and 2020

	For the Three Months Ended March 31,
	2021	2020	% Change

General & administration expense	$401,543	$524,747	(23.5)%

General & administration expense decreased by $123,204 or 23.5% for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. The table below outlines the differences in detail:

	For the Three Months Ended
	March 31, 2021	March 31 2020	Difference	% Difference
Accounting & legal	$54,548	$87,248	$(32,700)	(37.5)
Marketing & advertising	8,221	173,435	(165,214)	(95.3)
Subcontractor & commissions	168,099	97,068	71,031	73.2
Hardware	8,774	169	8,605	5,091.7
Office expense, rent, software, bank & credit card charges, telephone & meals	161,901	166,827	(4,926)	(3.0)
	$401,543	$524,747	$(123,204)	(23.5)

The overall decrease in general and admin expenses was primarily due to decreases in marketing and advertising expenses partially offset by subcontractor and commission fees. Marketing and advertising expenses were higher in the comparative period as non-cash shares were issued for investor relations services. Subcontractor and commission fees increased in the current period due to increase in sales.

For the Years Ended December 31, 2020 and 2019

	For the Years Ended December 31,
	2020	2019	% Change

General & administration expense	$3,371,325	$886,592	280.3%

General & administration expense increased by $2,484,733 or 280.3% for the year ended December 31, 2020 as compared to the year ended December 31, 2019. The table below outlines the differences in detail:

	For the Years Ended
	December 2020	December 2019	Difference	% Difference
Accounting & legal	$413,268	$187,144	$226,124	120.8%
Marketing & advertising	2,043,735	73,281	1,970,454	2,688.9%
Subcontractor & commissions	401,913	181,571	220,342	121.4%
Hardware	5,243	13,487	(8,244)	(61.1)%
Office expense, rent, software, design, bank & credit card charges, telephone & meals	507,166	431,109	76,057	17.6%
	$3,371,325	$886,592	$2,484,733	280.3%

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The overall increase general and administration expenses was primarily due to increases in marketing and advertising, general office expenses and accounting and legal expenses. Marketing and advertising increased as a result of non-cash shares issued for investor relations and marketing services. General office expenses increased as a result of greater trade show and operating lease expenses in the current period. Accounting and legal expenses increased as a result of lower expenses in the prior period from delays in preparing and issuing financial statements for the prior period as well as due to one-time charges which we incurred in relation to the Exchange Agreement.

Foreign Currency Exchange

For the Three Month Periods Ended March 31, 2021 and 2020

	For the Three Months Ended March 31,
	2021	2020	% Change

Foreign currency exchange loss	$(14,826)	$(120,681)	(87.7)%

For the three months ended March 31, 2021, we recognized a $14,826 foreign exchange loss as compared to a $120,681 foreign exchange loss for the three months ended March 31, 2020. The change was primarily due to unfavorable changes in foreign currency rates on payables, receivables, loans and other foreign balances denominated in currencies other than the functional currencies of the legal entities in which the transactions are recorded. Foreign currency fluctuations are primarily from the United States dollar, Canadian dollar, Euro and British pound.

For the Years Ended December 31, 2020 and 2019

	For the Years Ended December 31,
	2020	2019	% Change

Foreign currency exchange (gain) loss	$(24,900)	$(37,224)	(33.1)%

For the year ended December 31, 2020, we recognized a $24,900 in foreign exchange gain as compared to $37,224 in foreign exchange loss for the year ended December 31, 2019. The change was primarily due to settlement of various foreign currency denominated debt instruments in the prior year as well as beneficial movements in foreign currency rates on payables, receivables and other foreign exchange transactions denominated in currencies other than the functional currencies of the legal entities in which the transactions are recorded. Foreign currency fluctuations are primarily from the Canadian dollar, Euro and British pound.

Change in fair value of derivative instruments

For the Three Month Periods Ended March 31, 2021 and 2020

	For the Three Months Ended March 31,
	2021	2020	% Change

Change in fair value of derivative instruments	$-	$(945,594)	(100.0)

Derivative loss decreased by $945,594 or 100%, for the three months ended March 31, 2021 as compared to the three months ended March 31, 2020. The Company settled and derecognized its derivative instruments during the year ended December 31, 2020. The loss of $945,594 on the Company’s derivative instruments in the comparative period relates to increases in the volatility of the Company’s stock price.

For the Years Ended December 31, 2020 and 2019

	For the Years Ended December 31,
	2020	2019	% Change

Change in fair value of derivative instruments	$(3,054,034)	$(271,704)	1,024.0%

Derivative gain increased by $2,782,330 or 1,024.0% to a gain of $3,054,034, for the year ended December 31, 2020 as compared to a gain of $271,704 for the year ended December 31, 2019. This was largely due to significant settlement of derivative instruments during the current period.

(Gain) loss on extinguishment of debt

For the Three Month Periods Ended March 31, 2021 and 2020

	For the Three Months Ended March 31,
	2021	2020	% Change

Gain (Loss) on extinguishment of debt	$76,316	$(428,465)	(117.8)

The Company recorded a gain of $76,316 on settlement of debt during the three months ended March 31, 2021 compared to a loss of $428,465 for the three months March 31, 2020. The Company recorded a gain for amounts owing to various vendors as not deemed payable or as settled. Loss was recorded in the comparative period as a result of conversions of convertible debt and accrued interest.

For the Years Ended December 31, 2020 and 2019

	For the Years Ended December 31,
	2020	2019	% Change

(Gain) loss on extinguishment of debt	$2,904,832	$(659,999)	(540.1)%

(Gain) loss on extinguishment of debt decreased by $3,564,831 or 540.1% to a loss of $2,904,832, for the year ended December 31, 2020 as compared to a gain of $659,999 for the year ended December 31, 2019. During the year ended December 31, 2020, the Company incurred greater losses on conversion of convertible debt and share settled debt due to the settlement of various accounts payable balances and debts which were converted into common stock at a value higher than the carrying value of the liabilities settled. These increases were primarily a result of more conversions of convertible debt and accrued interest in the current period and decreases in the strike price due to the Company’s stock price movement. During the year ended December 31, 2019 the Company settled various accounts payable balances, debt and preferred shares in exchange for shares of common stock to be issued and warrants at a value lower than the carrying value of the liabilities settled.

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Finance Costs

For the Three Month Periods Ended March 31, 2021 and 2020

	For the Three Months Ended March 31,
	2021	2020	% Change

Finance costs	$(11,490)	$(407,578)	(97.2)%

Finance costs decreased by $396,088 or 97.2%, for the three months ended March 31, 2021 as compared to the three months ended March 31, 2020. The decrease is as a result of most of convertible debts and notes payables being settled for the year ended December 31, 2020 and only a few remains as at March 31, 2021.

For the Years Ended December 31, 2020 and 2019

	For the Years Ended December 31,
	2020	2019	% Change

Finance costs	$1,281,505	$1,620,504	(20.9)%

Finance costs decreased by $338,999 or 20.9%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019. Finance costs decreased due to the large number of conversions and settlement of notes in the current period.

Net Loss

For the Three Month Periods Ended March 31, 2021 and 2020

	For the Three Months ended March 31,
	2021	2020	% Change

Net loss	$(1,351,571)	$(2,957,959)	(54.3)

As a result of the above factors, net loss decreased by $1,606,388 or 54.3% for the three months ended March 31, 2021 as compared to the three months ended March 31, 2020.

For the Years Ended December 31, 2020 and 2019

	For the Years Ended December 31,
	2020	2019	% Change

Net loss	$(6,177,099)	$(3,078,120)	100.7%

As a result of the above factors, net loss increased by $3,098,979 or 100.7% for the year ended December 31, 2020 as compared to the year ended December 31, 2019.

Liquidity and Capital Resources

From our incorporation in April 17, 2008 through December 31, 2020, we have financed our operations, capital expenditures and working capital needs through the sale of common shares and the incurrence of indebtedness, including term loans, convertible loans, revolving lines of credit and purchase order financing. At March 31, 2021 we had $2,051,843 in outstanding current liabilities which has either already reached maturity or matures within the next twelve months.

We had cash in the amount of $1,273,808 as of March 31, 2021, as compared to $1,372,016 as of December 31, 2020. We had a working capital of $220,716 as of March 31, 2021 compared to working capital deficit of $746,341 as of December 31, 2020.

Liquidity and Financial Condition

Working Capital

For the Three Month Periods Ended March 31, 2021 and 2020

Our working capital as of March 31, 2021, and as of December 31, 2020 is as follows:

	At March 31, 2021	At December 31, 2020
Current assets	$1,935,187	$1,782,693
Current liabilities	$1,714,471	$2,529,034
Working capital	$220,716	$(746,341)

For the Years Ended December 31, 2020 and 2019

Our working as of December 31, 2020 and 2019, and the changes for the periods then ended are as follows:

	At December 31, 2020	At December 31, 2019	Percentage Increase/(Decrease)
Current assets	$1,782,693	$250,800	610.8%
Current liabilities	$2,529,034	$8,627,233	(70.7)%
Working capital	$(746,341)	$(8,376,433)	(91.1)%

Cash Flow Analysis

Our cash flows from operating, investing, and financing activities are summarized as follows:

For the Three Month Periods Ended March 31, 2021 and 2020

	March 31,
	2021	2020

Net cash used in by operating activities	$(1,409,822)	$(245,599)
Net cash used in investing activities	(10,573)	-
Net cash provided by financing activities	1,306,111	239,965
Effect of exchange rate changes on cash and cash equivalents	16,076	(3,462)
Net decrease in cash	(98,208)	(9,096)
Cash at beginning of period	1,372,016	25,494
Cash at end of period	$1,273,808	$16,398

Net Cash Used in Operating Activities.

During the three months ended March 31, 2021, cash used in operations totaled $1,409,822. This reflects the net loss of $1,351,571 adjusted for $58,251 changes in non-cash working capital items and adjustments for non-cash items. Non-cash and working capital adjustments consisted primarily of non-cash change in fair value of preferred shares issue for services of $849,600, non-cash shares and warrants issued for services of $138,750, gain on extinguishment of debt of $76,316, decrease in trade payables and accruals of $604,939 and increase in lease receivable of $244,963.

Net Cash Used in Investing Activities.

The Company purchased a vehicle for $8,675 and computer equipment for $1,898.

Net Cash Provided by Financing Activities.

Net cash from financing activities during the three months ended March 31, 2021 totaled $1,256,061, which mainly relates to $1,500,000 received from issuing preferred shares partially offset by a $193,889 repayment made on notes payable.

Our current indebtedness as of March 31, 2021 is comprised of the following:

●	Unsecured, convertible note payable to a former related party with an outstanding principal amount of $310,000, bearing interest at 5% per annum, mature and in default;

●	Senior secured, convertible note payable with an outstanding principal amount of $Nil, and a carrying value of $9,487 relating to an outstanding penalty.

●	Unsecured loan payable with an outstanding principal amount of $31,751 (CDN$40,000). The loan is non-interest bearing and eligible for CDN$10,000 forgiveness if repaid by December 31, 2022. If not repaid by December 31, 2022, the loan bears interest at 5% per annum and is due on December 31, 2025;

●	Unsecured loan payable with an outstanding principal amount of $31,751 (CDN$40,000). The loan is non-interest bearing and eligible for CDN$10,000 forgiveness if repaid by December 31, 2022. If not repaid by December 31, 2022, the loan bears interest at 5% per annum and is due on December 31, 2025;

●	Unsecured loan payable with an outstanding principal amount of $30,065. The loan bears interest at 1% per annum and is due on May 21, 2022 with payments deferred for the first six months of the term;

●	Secured loan payable with an outstanding principal amount of $150,000. The loan bears interest at 3.75% per annum and is due on June 5, 2050. The loan is secured by all tangible and intangible assets of Company. Fixed payments of $731 are due monthly and begin 12 months from the date of the loan;

For the Years Ended December 31, 2020 and 2019

	December 31
	2020	2019

Net cash (used in) provided by operating activities	$(1,400,086)	$(848,777)
Net cash (used in) provided by investing activities	(23,161)	(1,383)
Net cash (used in) provided by financing activities	2,835,880	869,991
Effect of exchange rate changes on cash	(66,111)	604
Net (decrease) increase in cash	1,346,522	20,435
Cash at beginning of period	25,494	5,059
Cash and equivalents at end of period	$1,372,016	$25,494

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During the year ended December 31, 2020, cash used in operations totaled $1,400,086. This consists of the net loss of $6,177,099, adjusted by $4,777,013 for non-cash items and changes in non-cash working capital. Changes in non-cash working capital items consisted primarily of change in trade and other payables of $664,239, partially offset by changes in inventory and prepaid expenses of $139,219 and $114,369, respectively.

During the year ended December 31, 2019, cash used in operations totaled $848,777. This consists of the net loss of $3,078,120, adjusted by $2,229,343 for non-cash items and changes in non-cash working capital. Changes in non-cash working capital items consisted primarily of change in trade and other payables of $797,785, partially offset by change in deferred revenue of $111,456.

Net Cash Used in Investing Activities.

During the year ended December 31, 2020, cash used in investing activities consisted of $23,161 for the acquisition of fixed assets.

During the year ended December 31, 2019, cash used in investing activities consisted of $1,383 for the acquisition of fixed assets.

Net Cash Provided by Financing Activities.

Net cash provided by financing activities during the year ended December 31, 2020 totaled $2,835,880 which consisted primarily of $922,845 in proceeds from various note and loan facilities entered during the period and $1,532,023 in proceeds from shares and shares to be issued and $768,009 in proceeds from issuing warrants, partially offset by payments on outstanding notes payable of $386,996.

Net cash provided by financing activities during the year ended December 31, 2019 totaled $869,991 which consisted primarily of $846,538 proceeds from various note and loan facilities entered during the period and $23,453 proceeds from shares to be issued.

Outstanding Indebtedness

Our current indebtedness as of December 31, 2020 is comprised of the following:

●	Unsecured, convertible note payable to a former related party with an outstanding principal amount of $310,000, bearing interest at 5% per annum, mature and in default;

●	Senior secured, convertible note payable with an outstanding principal amount of $193,889, bearing interest at 8% per annum.

●	Senior secured, convertible note payable with an outstanding principal amount of $Nil, and a carrying value of $9,487 relating to an outstanding penalty.

●	Unsecured loan payable with an outstanding principal amount of $31,396 (CDN$40,000). The loan is non-interest bearing and eligible for CDN$10,000 forgiveness if repaid by December 31, 2022. If not repaid by December 31, 2022, the loan bears interest at 5% per annum and is due on December 31, 2025;

●	Unsecured loan payable with an outstanding principal amount of $31,395 (CDN$40,000). The loan is non-interest bearing and eligible for CDN$10,000 forgiveness if repaid by December 31, 2022. If not repaid by December 31, 2022, the loan bears interest at 5% per annum and is due on December 31, 2025;

●	Unsecured loan payable with an outstanding principal amount of $30,065. The loan bears interest at 1% per annum and is due on May 21, 2022 with payments deferred for the first six months of the term;

●	Secured loan payable with an outstanding principal amount of $150,000. The loan bears interest at 3.75% per annum and is due on June 5, 2050. The loan is secured by all tangible and intangible assets of Company. Fixed payments of $731 are due monthly and begin 12 months from the date of the loan;

Related Party Transactions

For the Three Month Periods Ended March 31, 2021 and 2020

As at March 31, 2021, the Company owed $Nil (December 31, 2020 - $317,997) to the President, CEO, and CFO of the Company for management fees and salaries, which has been recorded in trade and other payables. The amounts owed and owing are unsecured, non-interest bearing, and due on demand. During the three months ended March 31, 2021 the Company incurred $162,362 (2020 - $50,000) in salaries which includes a bonus of $87,362 to the President, CEO, and CFO of the Company.

On March 4, 2021, the Company issued an aggregate of 16 shares of Series B convertible preferred shares to the Company’s board of directors for past services. These preferred shares were valued at $849,600 based on the fair value of the underlying common stock. The issuance is recorded under compensation expense.

Director	# of Preferred Shares
Stephen Johnston	4
James B Singerling	4
Robert Silzer	4
Carol Cookerly	2
Michael Leemhuis	2
Total	16

The Series B preferred stock convertible on a 1 for 100,000 basis into common shares.

For the Years Ended December 31, 2020 and 2019

As of December 31, 2020, the Company owed $317,997 ($391,896 CDN) (2019 - $263,409 ($342,853 CDN)) to the President, CEO, and then CFO of the Company for management fees and salaries, which is recorded in trade and other payables. The amounts owed and owing are unsecured, non-interest bearing, and due on demand. During the year ended December 31, 2020 the Company incurred $300,000 (2019 - $200,000) in salaries to the President, CEO, and CFO of the Company.

As of December 31, 2020, the Company owed $Nil (2019 - $7,260 ($9,450 CDN)) to a company controlled by the son of the President, CEO, and then CFO of the Company for subcontractor services. The balance owing is recorded in trade and other payables. The amount owing is unsecured, non-interest bearing, and due on demand.

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Prospective Capital Needs

We estimate our operating expenses and working capital requirements for the twelve-month period to be as follows:

Estimated Expenses for the Twelve-Month Period ending March 31, 2021
General and administrative	$3,404,000
Research and development	1,040,000
Marketing	755,000
Sales and dealer network	540,000
Payroll	1,259,000
Service and maintenance	785,900
Assembly facility	1,750,000
Inventory	7,400,000
Total	$16,933,900

As noted earlier, during the three months ended March 31, 2021, cash used in operations totaled $1,409,822 and is expected to increase in the future periods as the Company obtains more contract sales. At present, our cash requirements for the next 12 months outweigh the funds available. Of the $16,933,900 that we require for the next 12 months, we had $1,273,808 in cash as of March 31, 2021, and working capital of $220,716. Our principal sources of liquidity are cash generated from product sales, securities purchase agreements and debt financings. As at March 31, 2021, the Company had secured signed contracts of over $1.1 million of which approximately 36% was recognized in the first quarter of fiscal 2021. The Company expects to satisfy the majority of its performance obligations on the remaining contracts during fiscal 2021 totaling approximately $700,000. In order to achieve sustained profitability and positive cash flows from operations, we will need to increase revenue and/or reduce operating expenses. Our ability to maintain, or increase, current revenue levels to achieve and sustain profitability will depend, in part, on demand for our products.

In order to improve our liquidity, we also plan to pursue additional equity financing from private investors or possibly a registered public offering. We do not currently have any definitive arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources obligations and execute our business plan. There can be no assurances that we will be able to raise additional capital on acceptable terms or at all, which would adversely affect our ability to achieve our business objectives.

Contractual Obligations and Known Future Cash Requirements

Indemnification Agreements

In the ordinary course of business, we enter into agreements of varying scope and terms pursuant to which we agree to indemnify customers, vendors, lessors, business partners and other parties with respect to certain matters, including, but not limited to, losses arising out of breach of such agreements, services to be provided by us or from intellectual property infringement claims made by third parties. In addition, we have entered into indemnification agreements with directors and certain officers and employees that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors, officers or employees. No demands have been made upon us to provide indemnification under such agreements and there are no claims that we are aware of that could have a material effect on our consolidated balance sheet, consolidated statements of operations, consolidated statements of comprehensive loss or consolidated statements of cash flows.

Operating Leases

We currently lease our corporate headquarters in Surrey, British Columbia and a showroom office in Fairfield, California, under operating lease agreements that expire on July 31, 2023 and August 31, 2022, respectively. The terms of both lease agreements provide for rental payments on a graduated basis.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP. The preparation of consolidated financial statements also requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from the estimates made by our management. To the extent that there are differences between our estimates and actual results, our future financial statements presentation, financial condition, results of operations, and cash flows will be affected.

We believe that the assumptions and estimates associated with revenue recognition, derivative liabilities, foreign currency and foreign currency transactions and comprehensive loss have the greatest potential impact on our consolidated financial statements. Therefore, we consider these to be our critical accounting policies and estimates. For further information on all of our significant accounting policies, see the notes to our consolidated financial statements.

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Recently Issued and Adopted Accounting Pronouncements

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board, or FASB, established Topic 842, Leases, by issuing Accounting Standards Update (“ASU”) No. 2016-02, which requires lessors to classify leases as a sales-type, direct financing, or operating lease and requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements.

●	The Company adopted the new standard effective January 1, 2019 and elected to use the modified retrospective for transition. The Company elected the following practical expedients: Transition method practical expedient – permits the Company to use the effective date as the date of initial application. Upon adoption, the Company did not have a cumulative-effect adjustment to the opening balance of retained earnings. Financial information and disclosures for periods before January 1, 2019 were not updated.

●	Package of practical expedients – permits the Company not to reassess under the new standard its prior conclusions about lease identification, lease classification, and initial direct costs. This allowed the Company to continue classifying its leases at transition in substantially the same manner.

●	Single component practical expedient – permits the Company to not separate lease and non-lease components of leases. Upon transition, rental income, expense reimbursement, and other were aggregated into a single line within rental and other revenues on the condensed consolidated statement of operations.

●	Short-term lease practical expedient – permits the Company not to recognize leases with a term equal to or less than 12 months.

Lessee Accounting

The new standard requires lessees to recognize a right-of-use asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating at inception, with classification affecting the pattern and recording of expenses in the statement of operations. Upon transition the Company recognized lease assets and lease liabilities principally for its office lease. When measuring lease liabilities for leases that were classified as operating leases, the Company discounted lease payments using its incremental borrowing rate at January 1, 2019. The weighted average incremental borrowing rate applied was 11.98%. Refer to Notes 5 and 11.

Lessor Accounting

The new standard remained largely unchanged from that applied under previous GAAP. The majority of operating leases should remain classified as operating leases and should continue to recognize lease income on a generally straight-line basis over the lease term. The new standard made changes to lessor accounting guidance to align with lessee accounting guidance and Topic 606 Revenue Recognition.

In June 2016, FASB issued ASU 2016-13, Measurement of Credit Loss on financial Instruments. ASU 2016-13 replaces the current incurred loss impairment methodology with the expected credit loss impairment model, which requires consideration of a broader range of reasonable and supportable information to estimate expected credit losses over the life of the instrument instead of only when losses are incurred. This standard applies to financial assets measured at amortized cost basis and investments in leases recognized by the lessor. The Company adopted ASU 2016-13 on January 1, 2020 with no impact on the consolidated financial statements.

Other recent accounting pronouncements issued by FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Pronouncements

Applicable for fiscal years beginning after December 15, 2020:

In August 2020, FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 amends the guidance for convertible instruments and contract in an entity’s own equity by simplifying the accounting in order to reduce the unnecessarily complex and difficult nature of the guidance and its inconsistent application which has been the subject of a significant number of restatements. This standard applies to entities who issue convertible instruments and/or contracts in an entity’s own equity. The amendments are effective for fiscal years beginning after December 15, 2023. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020 and should be adopted as of the beginning of its annual fiscal year.

The Company is currently evaluating the impact of the above standard on its consolidated financial statements. Other recent accounting pronouncements issued by FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s consolidated financial statements.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until the earlier of his resignation or removal. Information on our Board of Directors and executive officers is included below. Our executive officers are appointed annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

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Directors and Executive Officers

The following sets forth information about our director and executive officer as of the date of this report:

NAME	AGE	POSITION

Robert Silzer	74	Director, President, Chief Executive Officer, Secretary, Treasurer

Rick Curtis	64	President, Imperium Motor Company

Zahir Gonzalez Loaiza	28	Interim Chief Financial Officer

Stephen Johnston	69	Director

James Singerling	76	Director

Michael Leemhuis	66	Director

Carol Cookerly	64	Director

Our directors will serve in that capacity until our next annual shareholder meeting or until his successor is elected and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Executive Management

Our executive management team represents a significant depth of experience in biometrics and facial recognition technologies, intelligent security and surveillance, high-growth and technology marketing, and domestic and international sales and business development. The team represents a cross-disciplinary approach to management and business development.

Robert Silzer, Director, President, Chief Executive Officer, Secretary and Treasurer.

Robert Silzer has over 20 years’ experience in the GPS tracking and fleet solutions industries. He is the founder of DSG TAG Systems Inc. and has served as Chief Executive Officer of DSG TAG since its inception in April 2008. Mr. Silzer is a product designer who has developed multiple new product concepts and successfully introduced these products to market including the world’s first handheld bingo gaming unit, the first handheld and color handheld GPS golf units and the first Wi-Fi enabled GPS golf business solution. Prior to establishing DSG Tag, Mr. Silzer designed a total golf solution that addressed the growing needs in Golf Course management. Through a series of mergers and acquisitions different companies with diversified hardware and software platforms, he founded GPS Industries in 1996, serving as its president, CEO, Chairman and director until 2007. Under his leadership, it became the largest operator of golf GPS systems in the world and with a remarkable 750 golf courses worldwide using the installed system. Prior to founding GPSI, Mr. Silzer founded XGA, an online golf store and website company in 1993. He also founded Advanced Gaming Technology, Inc. in 1992, an electronic gaming company, where he served as Chief Executive Officer until 1998. From 1986 to 1992, Mr. Silzer founded and operated the private company Supercart International. With over 30 years as an entrepreneur in the technology and other markets, Mr. Silzer has developed expertise in taking companies to market, growing start-up business, initial public offerings, raising funds, operations, marketing and international licensing.

Richard Curtis, President, Imperium Motor Company

Rick Curtis serves as president of Imperium Motor Company, the automotive subsidiary of DSG Global. His extensive 40-year background in the automotive field includes manufacturing, vehicle distribution, parts distribution, service management, dealer development and executive management of private and public dealer groups. Prior to joining DSG Global in 2019, Mr. Curtis and his business partner bought the Coda EV Automotive assets out of bankruptcy re-established Coda’s US manufacturing and set up parts, service and sales support nationwide. They later sold the remaining assets to Mullen Technologies where Mr. Curtis took the position of President. He also brought the company a large vehicle import business in Mexico that grew to tens of millions of dollars in revenue. His latest project was bringing the Qiantu K-50 Electric Sports Car for North American distribution. Prior to Mullen Technologies, Mr. Curtis served as a turnaround specialist for Lithia Automotive group in 3 western states. He also served as Director of Electric Vehicles for the largest privately-owned dealer group in San Francisco Bay Area. They became the top volume EV sellers for Nissan Leaf, Fiat 500 EV and Chevrolet Volt in the USA at the time. He brings extensive import and export sales experience in Asia, Africa, Europe and other markets worldwide. Mr. Curtis was a graduate of General Motors University of Automotive Management. He has also served as a guest speaker for the United States Department of Commerce on EVs and was a consultant to several EV companies, including the largest producer of EVs in the world at the time.

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Zahir Loaiza, Interim Chief Financial Officer

Zahir assumed the role of the Company’s acting CFO in March 2021, after having previously served as its Corporate Controller since 2019. She oversees the management of cash flow and budgeting, financial reporting and preparation of financial statements, as well as the development and implementation of internal financial controls.

Her diverse international experience includes working as a staff accountant and controller at a publicly traded mining company, and at several law firms in the U.S., Canada and South America. Prior to her career in accounting she owned and operated multiple retail businesses. Ms. Loaiza holds a Licentiate degree in public accounting from Universidad de Carabobo, Venezuela, and is a Certified Assessment Evaluator.

Stephen Johnston, Director

Stephen Johnston is the founding Partner of Global Golf Advisors and one of the leading authorities on operational analysis and financial solutions for golf businesses. Steve began his career at the accounting firm of Thorne Gunn/Thorne Riddell in Toronto in 1973. He earned his Chartered Accountant designation while with Thorne Riddell in 1976 and in 1984 was promoted to Partner and given responsibility for major client accounts. His audit experience with major accounts subsequently expanded into real estate, communications and insurance.

When the firm became known as KPMG, Mr. Johnston continued as an Audit Partner and in 1992 created the KPMG Golf Industry Practice and assumed responsibility as National Director. In 2006 he purchased the KPMG Golf Industry Practice and created Global Golf Advisors Inc., bringing with him the entire staff complement and client files to the new firm.

Mr. Johnston is a graduate of the University of Toronto with a Bachelor of Science degree and business courses complement relevant to his Chartered Accountant designation. His main focus is developing financial and business solutions for private clubs, public golf courses and resorts, golf communities, investors and lenders. Mr. Johnston provides a keen insight for banking and finance solutions arising from his years of advising numerous international financial institutions.

He has completed due diligence and valuation assignments for some of the largest golf-related transactions in North America and has completed multiple market studies to reposition various golf assets. In addition, Mr. Johnston has been actively involved with workouts/receiverships, providing operational and financial guidance. These assignments typically lead to member buyouts/transitions from developers or to an outright disposition of property. He has been recognized as one of the Top Powerbrokers in Canadian Golf by The National Post over the past 15 years.

James Singerling, Director

From 1990 until his retirement in 2015, James Singerling, CCM, served as the CEO of Club Managers Association of America (CMAA), the foremost professional association for managers of membership clubs in the US. In this role Mr. Singerling was credited for elevating the professional role of club managers by creating industry-standard development and certification programs. For over two decades, he spearheaded efforts to adopt the general manager/chief operating officer model at clubs nationwide, raising the qualifications and quality of club managers. Mr. Singerling is also recognized for building new relationships for the industry with federal and state governments and within the association community.

In addition to his work within the U.S., Mr. Singerling was instrumental in the development of professional club management associations internationally, helping other nations elevate the role of club managers by adopting professional standards and certifications. Regions where his leadership is recognized include South America, Australia, China, South Africa and the Asian-Pacific corridor, among others.

Prior to becoming chief executive at CMAA, Mr. Singerling was a leader in the golf course design and management companies of Robert Trent Jones, Sr., and also served as vice president and general manager of the Coral Ridge Country Club in Ft. Lauderdale, FL.

Mr. Singerling has been recognized as Industry Leader of the Year by the University of Nevada, Las Vegas, and Michigan State University, in addition to receiving awards from Florida State University, Pennsylvania State University, Oklahoma State University and Sun Yat Sen University – China. He also was elected to the Association Committee of 100 by the U.S. Chamber of Commerce, widely recognized as the most prestigious organization of chief executives in the United States.

Michael Leemhuis, Director

Michael Leemhuis, M.A. Ed., CCM, CCE, PGA Master Professional is known for his extensive leadership and sports experience. Michael’s experience has been gained in his roles as the President of the Ocean Reef Club; CEO of Congressional Country Club; President of the Club Managers Association of America in 2009; GM/Director of Golf at the PGA TOUR; General Manager, Sport and Recreation at Sun City Resort; Tournament Director of the Nedbank Million Dollar Golf Challenge and MD of Sports International. One of Mr. Leemhuis’ career highlights was guiding Congressional Country Club to the #1 spot in the Platinum Clubs of America and into the top 100 of Platinum Clubs in the World.

Mr. Leemhuis believes that education and certification are the cornerstones of success in business and in life and, to that end, he is a Certified Club Manager (CCM) and Certified Chief Executive (CCE) through CMAA, as well as a certified PGA member through the PGA of America and the PGA of South Africa (Master Professional).

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Carol Cookerly, Director

Carol Cookerly is a graduate of Duke University and former broadcast journalist, Carol worked in public relations in New York City before founding the agency in Atlanta. Founder and CEO of Cookerly Public Relations has grown the Company into one of the Southeast’s leading public relations agencies representing a client roster more typical of national firms. In addition to creating higher visibility for a variety of clients, the agency has built a stellar reputation for its ability to: manage high-profile issues and direct crisis communications strategies; use data driven marketing to create behavioral change; and, drive engagement and brand success in social media.

Recent visibility campaign successes include the award-winning introduction of the A-Class line of vehicles for Mercedes-Benz USA and the launch of Novelis Inc.’s advanced-design lightweight aluminum battery enclosure for electric vehicles. Active in the community, Ms. Cookerly is a councilwoman serving the city of Milton, Ga. She is a board member of the nation’s most innovative law enforcement support organization, the Atlanta Police Foundation, for which she serves on two committees. In addition, she was recently appointed to the board of Oglethorpe University’s Hammock School of Business.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the Board of Directors.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer and Director as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has designated Robert Singerling as Lead Independent Director. Currently, Robert Silzer serves as both the Company’s Chief Executive Officer and a Director. As Chief Executive Officer, Mr. Silzer is involved in the day-to-day operations of the Company and also provides strategic guidance on the Company’s operations. The Board believes Mr. Silzer’s experience and knowledge are valuable in the oversight of both the Company’s operations as well as with respect to the overall oversight of the Company at the Board level. The Board believes that this leadership structure is appropriate as Mr. Silzer is intimately knowledgeable with the Company’s current and planned operations.

Role of the Board and the Audit Committee in Risk Oversight

While management is charged with the day-to-day management of risks that the Company faces, the Board of Directors, and the Audit Committee of the Board, have been responsible for oversight of risk management. The full Board, and the Audit Committee since it was formed, have responsibility for general oversight of risks facing the Company. Specifically, the Audit Committee reviews and assesses the adequacy of the Company’s risk management policies and procedures with regard to identification of the Company’s principal risks, both financial and non-financial, and review updates on these risks from the Chief Financial Officer and the Chief Executive Officer. The Audit Committee also reviews and assesses the adequacy of the implementation of appropriate systems to mitigate and manage the principal risks.

Review and Approval of Transactions with Related Parties

The Board of Directors adopted a policy to comply with Item 404 of Regulation S-K of the Exchange Act as well as the Nasdaq Rules requiring that disinterested directors approve transactions with related parties which are not market-based transactions.

Generally, the Board of Directors will approve transactions only to the extent the disinterested directors believe that they are in the best interests of the Company and on terms that are fair and reasonable (in the judgment of the disinterested directors) to the Company.

Audit Committee

The Board of Directors established the Audit Committee on April 1, 2021,  and effective upon the uplisting of our common stock to Nasdaq in the event that our Nasdaq listing application is approved (which may not occur), our Audit Committee charter will comply with Section 3(a)(58)(A) of the Exchange Act and Nasdaq Rule 5605. The Audit Committee was established to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The members of our Audit Committee are Michael Leemhuis, James Singerling, and Stephen Johnston. Mr. Johnston serves as chair of the Audit Committee. The Board of Directors determined that all members of our Audit Committee were independent under SEC Rule 10A-3(b)(1) and Nasdaq Rule 5605(a)(2). The Board has determined that all current members of the Audit Committee are “financially literate” as interpreted by the Board in its business judgment. Stephen Johnston has been qualified as an audit committee financial expert, as defined in the applicable rules of the SEC.

The Audit Committee meets periodically with our independent accountants and management to review the scope and results of the annual audit and to review our financial statements and related reporting matters prior to the submission of the financial statements to the Board. In addition, the Audit Committee meets with the independent auditors at least on a quarterly basis to review and discuss the annual audit or quarterly review of our financial statements.

We have established an Audit Committee Charter that deals with the establishment of the Audit Committee and sets out its duties and responsibilities. The Audit Committee is required to review and reassess the adequacy of the Audit Committee Charter on an annual basis. The Audit Committee Charter is available on our Company website at www.dsgglobal.com and furnished as exhibit 99.2 of the registration statement of which this prospectus forms a part.

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Governance and Nominating Committee

The members of our Governance and Nominating Committee are Ms. Cookerly, and Messrs. Singerling, Johnston, and Leemhuis. Ms. Cookerly serves as chair of the Governance and Nominating Committee. This committee’s responsibilities include, among other things: identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by shareholders, to serve on our Board; considering and making recommendations to our Board regarding the composition and chairship of the committees of our Board; developing and recommending to our Board’s corporate governance principles, codes of conduct and compliance mechanisms; and overseeing periodic evaluations of the Board’s performance, including committees of the Board.

When evaluating director candidates, the Governance and Nominating Committee may consider several factors, including relevant experience, independence, commitment, compatibility with the Chief Executive Officer and the Board’s culture, prominence and understanding of the Company’s business, as well as any other factors the Governance and Nominating Committee deems relevant at the time. The Governance and Nominating Committee makes a recommendation to the full Board as to any person it believes should be nominated by our Board, and our Board determines the nominees after considering the recommendation and report of the Governance and Nominating Committee. The Governance and Nominating Committee Charter is available on our Company website at www.dsgglobal.com and furnished as exhibit 99.4 of the registration statement of which this prospectus forms a part.

Compensation Committee

The members of our Compensation Committee are Ms. Cookerly, and Messrs. Singerling, Johnston and Leemhuis. Mr. Singerling serves as chair of the Compensation Committee. The Compensation Committee is responsible for making recommendations to the Board regarding the compensation of executive officers, to review and administer our Company’s equity compensation plans, to review, discuss, and evaluate at least annually the relationship between risk management policies and practices and compensation, as well as oversee the Company’s engagement with shareholders and proxy advisors.

In the event that our Nasdaq listing application is approved, effective upon the uplisting of our common stock to Nasdaq (which may not occur), the Compensation Committee will be in compliance with Nasdaq Rule 5605(d). The Compensation Committee consists of only independent directors in accordance with Nasdaq Rule 5605(a)(2) and all non-employee directors for purposes of Rule 16b-3 of the Exchange Act. The compensation of our CEO, Mr. Silzer, must be determined by the Compensation Committee and the CEO may not be present during voting or deliberations for his compensation.

Although Nasdaq Rule 5605(d)(3) provides that the Compensation Committee may (in its discretion, not Board discretion) retain compensation consultants, independent legal counsel, and other advisors, the independent directors acting as the Compensation Committee have not decided to do so. Our Compensation Committee Charter is available at our website www.dsgglobal.com and furnished as exhibit 99.3 of the registration statement of which this prospectus forms a part.

Code of Business Conduct and Ethics

On March 31, 2021, our Board of Directors adopted a Code of Business Conduct and Ethics Policy (the “Code of Conduct”). Our Code of Conduct is applicable to all of the Company’s and its subsidiaries’ employees, including the Company’s Chief Executive Officer and Chief Financial Officer. The Code of Conduct contains written standards that are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely and understandable public disclosures and communications, including financial reporting; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code. A copy of our Code of Business Conduct and Ethics Policy of the Company is posted at our website at www.dsgglobal.com and furnished as exhibit 99.1 of the registration statement of which this prospectus forms a part.

Insider Trading Policy and Supplemental Policy Concerning Trading in Company Securities by Certain Designated Persons

Our Insider Trading Policy and the Supplemental Policy Concerning Trading in Company Securities by Certain Designated Persons apply to all of our officers, directors, and employees, and provide strict guidelines as to restrictions on trading activity in the Company’s stock. including provisions for on trading blackout periods, benefit plans and Section 16 Reporting. These policies are posted at our website www.dsgglobal.com and furnished as exhibit 99.5 and 99.6, respectively, of the registration statement of which this prospectus forms a part.

Family Relationships

There are no family relationships among any of our directors or officers.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table — Fiscal Years of DSG Global Inc. Years Ended December 31, 2020 & 2019

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;

(b)	our principal financial officer;

(c)	each of our three most highly compensated executive officers who were serving as executive officers at the end of the years ended December 31, 2020 and 2019; and

(d)	up to two additional individuals for whom disclosure would have been provided under (c) but for the fact that the individual was not serving as our executive officer at the end of the years ended December 31, 2020 and 2019,

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who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

EXECUTIVE SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert Silzer,	2020	300,000	Nil	338,400	Nil	Nil	Nil	Nil	668,400
Director, President, Chief Executive Officer, Former Chief Financial Officer, Secretary, Treasurer(1)	2019	200,000	Nil	Nil	Nil	Nil	Nil	Nil	200,000

Richard Curtis,	2020	60,000	Nil	Nil	Nil	Nil	Nil	Nil	60,000
President, Imperium Motor Company(2)	2019	30,000	Nil	Nil	Nil	Nil	Nil	Nil	30,000

Zahir Loaiza	2020	60,000	Nil	Nil	Nil	Nil	Nil	Nil	60,000
Interim Chief Financial Officer, Controller (3)	2019	50,000	Nil	Nil	Nil	Nil	Nil	Nil	50,000

(1) Robert Silzer has served as President, Chief Executive Officer, Secretary, Treasurer and as Director since June 16, 2015. He served as Chief Financial Officer from June 16, 2015 through February 28, 2021.

(2) Richard Curtis has served as President of Imperium Motor Company since October 8, 2019.

(3) Zahir Loaiza has served as Interim Chief Financial Officer since March 1, 2020, and as Controller since February 1, 2019.

Summary of Employment Agreements and Material Terms

We have not entered into any employment or consulting agreements with any of our current officers, directors or employees.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2020 and 2019 of DSG Global Inc.

For the years ended December 31, 2020 and 2019, no director or executive officer of DSG Global Inc. has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

The particulars of the compensation paid to each of our director during our fiscal years ended December 31, 2020 and 2019 are set out in the following summary compensation table, except that no disclosure is provided for any director who’s also a named executive officer and whose compensation is fully reflected in the above Executive Summary Compensation Table:

DIRECTOR COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stephen Johnston,	2020	Nil	Nil	33,840	Nil	Nil	Nil	Nil	33,840
Director(1)	2019	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

James Singerling,	2020	Nil	Nil	33,840	Nil	Nil	Nil	Nil	33,840
Director(2)	2019	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Michael Leemhuis,	2020	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Director(3)	2019	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Carol Cookerly,	2020	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Director(4)	2019	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Jason Sugarman,	2020	Nil	Nil	11,280	Nil	Nil	Nil	Nil	11,280
Former Director(5)	2019	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1) Mr. Johnston has served as a director since June 16, 2015.

(2) Mr. Singerling has served as a director since June 16, 2015.

(3) Mr. Leemhuis has served as a director since April 8, 2020.

(4) Ms. Cookerly has served as a director since April 8, 2020.

(5) Mr. Sugarman served as a director from April 8, 2020 until July 11, 2019.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of May 26, 2021 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. The below figures assume a reverse stock split of 1 for 25 common shares.

			Shares Beneficially Owned Prior to Offering(1)			Shares Beneficially After Offering(1)
Name and Address of Beneficial Owner	Office, if Any	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (2)	Amount and Nature of Beneficial Ownership		Percent of Class (3)
Officers and Directors
Robert Silzer 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	Director, president, chief executive officer, secretary, and treasurer	Common Stock	256,081	(4)	5.73%	256,081	(4)
Richard Curtis 4670 Central Way, Suite D, Fairfield, CA 95605	President, Imperium Motor Company	Common Stock	60,000		1.34%	60,000			(5)
Zahir Gonzalez-Loaiza 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	Interim Chief Financial Officer	Common Stock	-		(5)	-			(5)
Stephen Johnston 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	Director	Common Stock	40,000	(6)	(5)	40,000	(6)		(5)
James Singerling 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	Director	Common Stock	40,000	(6)	(5)	40,000	(6)		(5)
Michael Leemhuis 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	Director	Common Stock	8,000	(7)	(5)	8,000	(7)		(5)
Carol Cookerly 214 - 5455 152nd Street Surrey, British Columbia, Canada V3S 5A5	Director	Common Stock	8,000	(7)	(5)	8,000	(7)		(5)
All officers and directors as a group		Common stock, $0.001 par value	412,081		9.22%	412,801

5%+ Security Holders
None			-		-	-
All 5%+ Security Holders		Common stock, $0.001 par value	-		-	-

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)

Percentages are based on 4,464,797 shares of common stock issued and outstanding as of May 26, 2021, assuming a reverse stock split of 1 for 25 common shares. Does not include: (i) 557,592 common shares underlying outstanding warrants; (ii) 653,746 common shares underlying shares of outstanding Series B, C, and D Preferred stock; or (iii) an indeterminate number of common shares underlying outstanding shares of Series F Preferred stock.

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(3)

Percentages are based 7,073,492 shares of common stock issued and outstanding upon completion of the offering. Does not include: (i) 597,592 common shares underlying outstanding warrants; (ii) 653,746 common shares underlying shares of outstanding Series B, C, and D Preferred stock; or (iii) common shares underling the Underwriter’s Warrants or issuable upon exercise of the Underwriter’s Option; (iv) an indeterminate number of common shares issuable upon completion of this offering further to the mandatory conversion of 50% of the outstanding Series F Preferred stock.

(4)

Includes 2019 common shares and 256,000 common shares issuable upon voluntary conversion of 64 Series B Preferred shares. Does not include 150,376 shares of non-convertible Series A Preferred stock carrying voting rights with the common stock equal to 26.6 votes per Series A Preferred share (4,000,002 votes, or 41.71% of votes in the aggregate).

(5)	Less than 1%

(6)

Includes 40,000 common shares issuable upon voluntary conversion of 10 Series B Preferred shares. Does not include 25,000 shares of non-convertible Series A Preferred stock carrying voting rights with the common stock equal to 26.6 votes per Series A Preferred share (665,000 votes, or 6.93% of votes in the aggregate).

(7)	Includes 8,000 common shares issuable upon voluntary conversion of 2 Series B Preferred shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons of DSG Global Inc.

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended December 31, 2020, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last three completed fiscal years.

As of December 31, 2020, we owed $317,997 ($405,225 CDN) (2019 - $263,409 ($342,853 CDN)) to our Director and sole Officer, Robert Silzer, for management fees and salaries and $Nil (2019 - $7,260 ($9,450 CDN)) to a company controlled by Robert Silzer, Jr., the son of Robert Silzer, our Director and sole Officer for subcontractor services. The amounts owed and owing are unsecured, non-interest bearing, and due on demand.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently act with five (5) directors consisting of Robert Silzer, Stephen Johnston, James Singerling, Michael Leemhuis and Carol Cookerly. We have not made any determination as to whether any of our directors are independent directors, as that term is used in Rule 4200(a) (15) of the Rules of National Association of Securities Dealers.

DESCRIPTION OF SECURITIES

We are offering Units in this offering at an assumed public offering price of $5.75 per unit. Each Unit consists of one share of our common stock and one warrant to purchase one share of our common stock at an exercise price equal to $5.75, which is 100% of the assumed public offering price per Unit (each a “Warrant” and together, the “Warrants”). Our Units will not be certificated, and the shares of our common stock and the Warrants part of such Units are immediately separable and will be issued separately in this offering. We are also registering the shares of common stock issuable upon exercise of the Warrants. These securities are being issued pursuant to an underwriting agreement between us and the underwriter. You should review the underwriting agreement and the form of Warrant, each filed as exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.

Common Stock

We are authorized to issue an aggregate of three hundred fifty million (350,000,000) shares of common stock, $0.001 par value per share. As of May 26, 2021, we had 4,464,797 shares of common stock outstanding, assuming a reverse stock split of 1 for 25 common shares.

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Subject to the prior redemption or conversion of all issued and outstanding shares of our preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments.

All outstanding, shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable.

The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

Series A Preferred

3,000,000 shares of Series A preferred shares authorized, each having a par value of $0.001 per share.

200,376 shares issued and outstanding.

On October 29, 2019, the Company re-designated its Series A Preferred Stock. The Series A Preferred Stock shall be entitled to vote with the holders of the Company’s Common Stock as a class at the rate of 665 common stock votes per share of Series A Preferred Stock (26.6 common stock votes per share of Series A Preferred Stock, assuming a reverse stock split of 1 for 25 common shares). The Series A Preferred Stock shall be deemed cancelled five years following issuance, provided that the Board of Directors may, in its discretion, retire the Series A Preferred Stock at any time after two years following issuance, or defer the retirement of the Series A Preferred Stock for up to 10 years following issuance.

Series B Preferred

10,000 shares of Series B convertible preferred shares authorized, each having a par value of $0.001 per share.

211 shares issued and outstanding.

Each share of Series B Preferred stock is convertible into 100,000 shares of common stock (4,000 shares of common stock, assuming a reverse stock split of 1 for 25 common shares).

So long as any shares of the Series B Preferred stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least seventy-five percent (75%) of the shares of the Series B Preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series B Preferred Stock vote separately as a class: (i) amend, alter or repeal the provisions of the Series B Preferred stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, privilege or voting power of the Series B Preferred stock.

Except with respect to transactions upon which the Series B Preferred shall be entitled to vote separately as a class and except as otherwise required by Nevada law, the Series B Preferred Stock shall have no voting rights.

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of Series B Preferred stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $100 per share of the Series B Preferred stock plus any accrued and unpaid dividends before any payment shall be made or any assets distributed to the holders of the common stock or any other junior stock.

Series C Preferred

5,000,000 shares of redeemable Series C preferred shares, authorized, each having a par value of $0.001 per share.

262 Series C Preferred shares outstanding having an aggregate value of $219,707.51.

Each share of Series C Preferred stock is convertible into 10 shares of common stock (0.4 shares of common stock, assuming a reverse stock split of 1 for 25 common shares).

So long as any shares of the Series C Preferred stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least seventy-five percent (75%) of the shares of the Series C Preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series C Preferred Stock vote separately as a class: (i) amend, alter or repeal the provisions of the Series C Preferred stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, privilege or voting power of the Series C Preferred stock.

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Except with respect to transactions upon which the Series C Preferred shall be entitled to vote separately as a class and except as otherwise required by Nevada law, the Series C Preferred Stock shall have no voting rights.

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of Series C Preferred stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $0.50 per share of the Series C Preferred stock plus any accrued and unpaid dividends before any payment shall be made or any assets distributed to the holders of the common stock or any other junior stock.

Series D Preferred

1,000,000 shares of redeemable Series D preferred shares, authorized, each having a par value of $0.001 per share.

48,206 issued and outstanding.

Each share of Series D preferred shares is convertible into 5 shares of common stock (0.2 shares of common stock, assuming a reverse stock split of 1 for 25 common shares).

So long as any shares of the Series D Preferred stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least seventy-five percent (75%) of the shares of the Series D Preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series D Preferred Stock vote separately as a class: (i) amend, alter or repeal the provisions of the Series D Preferred stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, privilege or voting power of the Series D Preferred stock.

Except with respect to transactions upon which the Series D Preferred shall be entitled to vote separately as a class and except as otherwise required by Nevada law, the Series D Preferred Stock shall have no voting rights.

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of Series D Preferred stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $1.00 per share of the Series D Preferred stock plus any accrued and unpaid dividends before any payment shall be made or any assets distributed to the holders of the common stock or any other junior stock.

Series E Preferred

5,000,000 shares of redeemable Series E preferred shares, authorized, each having a par value of $0.001 per share.

3,000 issued and outstanding.

Each share of Series E Preferred stock is convertible into 4 shares of common stock (0.16 shares of common stock, assuming a reverse stock split of 1 for 25 common shares).

So long as any shares of the Series E Preferred stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least seventy-five percent (75%) of the shares of the Series E Preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series E Preferred Stock vote separately as a class: (i) amend, alter or repeal the provisions of the Series E Preferred stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, privilege or voting power of the Series E Preferred stock.

Except with respect to transactions upon which the Series E Preferred shall be entitled to vote separately as a class and except as otherwise required by Nevada law, the Series E Preferred Stock shall have no voting rights.

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of Series E Preferred stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $1.00 per share of the Series E Preferred stock plus any accrued and unpaid dividends before any payment shall be made or any assets distributed to the holders of the common stock or any other junior stock.

Series F Preferred

10,000 shares of redeemable Series F Preferred stock authorized, each having a par value of $0.001 per share and a stated value of $1,200 per share.

3,000 issued and outstanding.

The Series F Preferred stock are entitled to receive dividends of 10% per annum, for as long as the relevant Series F Preferred shares have not been redeemed or converted. Dividends shall be paid quarterly and, at the Company’s discretion, in cash or additional Series F Preferred stock.

Each share of Series F Preferred Stock shall be convertible, at any time and from time to time after issuance, at the option of the holder thereof, into that number of shares of common stock determined by dividing the stated value of such share of Preferred stock by the Conversion Price. Conversion price means the amount equal to the lesser of (a) one hundred percent (100%) of the lowest traded price for the Company’s stock for the fifteen (15) trading days immediately preceding the relevant conversion and (b) a twenty percent (20%) discount to the price of the common stock in a qualified offering (defined as an underwritten offering of the Company’s common stock with gross proceeds of at least $10,000,000). Nevertheless, no holder of the Series F preferred stock is entitled to exercise its conversion right if such conversion would result in the holder beneficially holding in excess of 4.99% of the Company’s then issued and outstanding securities.

Despite the foregoing, following a qualified offering, the holder of the Series F Preferred shares, at is election shall either: a) convert fifty percent (50%) of all Series F Preferred shares into common shares at a twenty percent (20%) discount to the price of the offering (subject to any lock ups or leak outs) or (b) upon ten (10) days’ notice to the Company and its underwriter in connection with the offering, demand early redemption of up to fifty percent (50%) of all purchased Series F Preferred shares at a premium of 1.10, multiplied by the sum of $1,200 per share, all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation.

The Series F Preferred stock is entitled to vote with the common shares of the Company on an as-converted basis.

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Dividends

We have never declared or paid cash dividends on our common stock. So long as any shares of our senior ranking Series A, B, C, D, or E Preferred Stock are outstanding, the Company may not declare, pay or set apart for payment any dividend or make any distribution on the common stock. Furthermore, each share of the 3,132,500 shares of Series F Preferred Stock outstanding as of the date of this prospectus (having an aggregate value of $481,282) is entitled, until converted or redeemed, to receive cumulative dividends of 10% per annum, payable quarterly, in cash or Preferred Shares. For additional information about the redemption, conversion and dividend entitlements of our Preferred Stock please see the section of this prospectus entitled “Description of Securities”.

We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any non-compulsory dividends on our preferred stock or common stock in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant.

Warrants

Overview. The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us the Warrant Agent, and the form of Warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of Warrant.

The Warrants issued in this offering entitle the registered holder to purchase one share of our common stock at a price equal to $5.75 per share (based on an assumed public offering price of $5.75 per share), subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after the closing of this offering.

The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at prices below its exercise price.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common stock issuable upon exercise of the Warrants until the expiration of the Warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Warrants is $5.75 per share (based on an assumed public offering price of $5.75 per Unit) or 100% of the public offering price of the common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple Warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have not and will not apply to list our Warrants on the Nasdaq Capital Market.

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Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The Warrants and the warrant agent agreement are governed by New York law.

Underwriter’s Warrants. The registration statement of which this prospectus is a part also registers for sale the Underwriter’s Warrants, as a portion of the underwriting compensation in connection with this offering. The Underwriter’s Warrants will be exercisable for four and one-half year period commencing 180 days following the effective date of the registration statement of which this prospectus is a part at an exercise price of $14.52 (110% of the assumed public offering price per Unit). Please see “Underwriting—Underwriter’s Warrants” for a description of the warrants we have agreed to issue to the underwriter in this offering, subject to the completion of the offering.

Options

There are no outstanding options to purchase our securities.

Nevada Anti-Takeover Laws

As a Nevada corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Nevada law. Pursuant to Section 607.0901 of the Nevada Business Corporation Act, or the Nevada Act, a publicly held Nevada corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;
●	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;
●	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or
●	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Nevada Act which prohibits the voting of shares in a publicly held Nevada corporation that are acquired in a control share acquisition unless (i) our Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

●	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
●	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
●	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and
●	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

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Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell our common shares, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC as the sole representative of the underwriters (“Maxim” or the “Representative”), with respect to the shares and warrants being offered. Maxim is the sole book running manager for the offering. Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock and warrants listed next to its name in the following table:

Name of Underwriter	Number of Shares	Number of Warrants
Maxim Group LLC	2,608,695	2,608,695

Total	2,608,695	2,608,695

The underwriters are committed to purchase all the shares of common stock and warrants offered by this prospectus if they purchase any shares of common stock and warrants. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriters are not obligated to purchase the shares of common stock and/or warrants covered by the underwriters’ over-allotment option described below. The underwriters are offering the shares of common stock and warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase up to shares of common stock and/or warrants at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares of common stock and/or warrants.

Representative’s Warrants

We have agreed to grant to Maxim Group LLC, Underwriter’s Warrants to purchase a number of shares equal to five percent (5%) of the total number of Units[1] sold in this offering. The Underwriter’s Warrants will contain a cashless exercise feature. Each Underwriter’s Warrant is exercisable for one share of common stock on a cash or cashless basis at an exercise price of 110% of the price per unit sold in the offering. The Underwriter’s Warrants will be subject to a lock-up for six months from the closing of this offering including the mandatory lock-up period in accordance with FINRA Rule 5110(e) and will be non-exercisable for six (6) months from the closing of this offering, and will expire five (5) years from the closing of this offering. The Underwriter’s Warrants will contain provisions for piggyback registration rights for a period of three (3) years from the closing of this offering at the Company’s expense.

The number of Underwriter’s Warrants outstanding, and the exercise price of those securities, will be adjusted proportionately, as permitted by FINRA Rule 5110(g)(8)(E).

Discounts and Commissions; Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Representative of the over-allotment option.

	Per Share(1)	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Public offering price	$5.75	$15,000,000	$17,249,994.25
Underwriting discount (7%)	$0.40	$1,050,000	$1,207,499.59
Proceeds, before expenses, to us	$5.35	$13,950,000	$16,042,494.66

(1)	The fees shown do not include the warrant to purchase shares of common stock issuable to the underwriters at closing.

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The underwriters propose to offer the shares offered by us to the public at the public offering price per share set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of $      per shares. After the initial offering, the public offering price and concession to dealers may be changed.

We have paid an expense deposit of $15,000 to the Representative, which will be applied against the accountable expenses that will be paid by us to the Representative in connection with this offering.

We have also agreed to reimburse the Representative for reasonable out-of-pocket expenses not to exceed $85,000. We estimate that total expenses payable by us in connection with this offering, other than the underwriting discount, will be approximately $       .

Right of First Refusal

We have granted Maxim a right of first refusal, for a period of eighteen (18) months from the closing of this offering, to act as sole and exclusive managing underwriter, book-runner and/or placement agent, at Maxim’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such eighteen (18) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to Maxim for such Subject Transactions.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

OTCQB and Nasdaq Capital Market

Our common stock is presently quoted on the OTCQB marketplace under the symbol “DSGT”. We have applied to have our common stock [and warrants] listed on The Nasdaq Capital Market under the symbol[s] “DSGT” [and “DSGTW,” respectively]. No assurance can be given that our application will be approved. Trading Quotes of securities on an over-the-counter marketplace may not be indicative of the market price of those securities on a national securities exchange. [There is no established public trading market for the warrants. No assurance can be given that a trading market will develop for the warrants.]

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares and warrants than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares common stock or warrants over-allotted by the underwriters is not greater than the number of shares of common stock or warrants that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock or warrants involved is greater than the number of shares common stock or warrants in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market. Since the warrants will not be listed and are not expected to trade, the underwriters cannot purchase the warrants in the open market and, as a result, the underwriters cannot and will not enter into naked short positions.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

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Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares and warrants offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Certain Relationships

[Certain of the underwriters and their affiliates may provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.]

Notice to Prospective Investors in Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the shares and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the Company and the underwriter(s) provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the shares in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of shares acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares outside of Canada.

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Representations of Purchasers

Each Canadian investor who purchases shares will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the shares and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the shares or with respect to the eligibility of the shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and warrant agent is Action Stock Transfer Corp., at 2469 Fort Union Blvd STE 214, Cottonwood Heights, UT 84121, United States. The transfer agent’s telephone number is +1 (801) 274-1088.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the securities offered, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt organizations or governmental organizations;

●	regulated investment companies and real estate investment trusts;

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●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);

●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our securities under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

For purposes of this summary, a “non-U.S. Holder” is any beneficial owner of our common stock that is not a U.S. Holder or a partnership, or other entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes.

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Distributions on Common Stock

As described in the section titled “Market for Common Stock and Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such common stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such common stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	shares of our common stock constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for our common stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our securities made to you may be subject to information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

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Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends paid by us, and under current transitional rules are expected to apply with respect to the gross proceeds from a sale or other disposition of our securities on or after January 1, 2020. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR SECURITIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS. IN ADDITION, SIGNIFICANT CHANGES IN U.S. FEDERAL TAX LAWS WERE RECENTLY ENACTED. PROSPECTIVE INVESTORS SHOULD ALSO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO SUCH CHANGES IN U.S. TAX LAW AS WELL AS POTENTIAL CONFORMING CHANGES IN STATE TAX LAWS.

LEGAL MATTERS

The legality of the shares offered under this registration statement is being passed upon by Brunson Chandler, & Jones, PLLC. Brunson Chandler & Jones, PLLC is the holder of 300,000 restricted shares of the Company’s common stock. The underwriters have been represented by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Francisco, California.

EXPERTS

The audited financial statements for the Company for the years ended December 31, 2020 and December 31, 2019 included in this prospectus have been audited by Harbourside CPA LLP (formerly Buckley Dodds LLP), an independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

RECENT SALES OF UNREGISTERED SECURITIES

Common Stock Transactions:

Date issued	Issuance(1)	Common shares issued (#)(2)	Price per share(2)
October 15, 2020	Conversion - 103 ‘Series C’	143,721	$.75
October 21, 2020	Conversion - 121 ‘Series C’	64,461	1.9
October 26, 2020	Conversion - 149 ‘Series C’	79,378	1.9
October 30, 2020	Shares for services	80,000	6.35
November 3, 2020	Conversion - 148 ‘Series C’	61,827	2.425
November 16, 2020	Conversion - 180 ‘Series C’	64,913	2.80
November 18, 2020	Shares for settlement of debt	64,000	0.40
November 30, 2020	Conversion - 343 ‘Series C’	123,510	2.80
December 11, 2020	Conversion - 285 ‘Series C’	94,344	3.05
December 11, 2020	Conversion - 4 ‘Series B’	16,000	1.425
December 15, 2020	Conversion - 166 ‘Series C’	52,768	3.175
December 23, 2020	Shares for services	120,000	13.125
December 24, 2020	Conversion - 52 ‘Series C’	11,192	4.675
December 24, 2020	Conversion - 20 ‘Series C’	4,304	4375
December 30, 2020	Conversion - 6 ‘Series C’	1,291	4.875
December 31, 2020	Shares for settlement of debt	70,051	19.625
January 5, 2021	Shares for settlement of debt	130,571	.40
Total		1,074,338

(1)	Common shares issued at the conversion of Series B and Series C preferred shares are issued at a price equal to their preferred share carrying value.
(2)	Assumes a reverse stock split of our common stock at the ratio of 1 for 25.

Preferred Stock Transactions:

Preferred Shares – Series C

Date issued	Issuance	Preferred shares Issued - Series C (#)	Price per share
October 15, 2020	Share Purchase Agreement	250	$800.00
October 15, 2020	Exchange Agreement	2,347	$1000.51
Total		2,597

Preferred Shares – Series F

Date issued	Issuance	Preferred shares Issued - Series F (#)	Price per share
December 23, 2020	Share Purchase Agreement	1,500	$1000.00
Total		1,500

These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder.

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DSG GLOBAL INC.

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REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of DSG Global, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of DSG Global Inc. and subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, comprehensive loss, stockholders’ deficit, and cash flows for the years then ended and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are required to be independent with respect to the Company in accordance with the relevant ethical requirements relating to our audit.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures including examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that DSG Global Inc. will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a working capital deficit, and has incurred significant operating losses and negative cash flows from operations since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HARBOURSIDE CPA LLP
(formerly Buckley Dodds LLP)
Vancouver, Canada

March 4, 2021

We have served as the Company’s auditor since March 2019.

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DSG GLOBAL, INC.

CONSOLIDATED BALANCE SHEETS

AS AT DECEMBER 31, 2020 AND 2019

(Expressed in U.S. Dollars)

	December 31, 2020	December 31, 2019

ASSETS
CURRENT ASSETS
Cash	$1,372,016	$25,494
Trade receivables, net	27,874	74,793
Lease receivable	4,297	-
Inventories, net of inventory allowance of $151,191 and $146,292, respectively	254,362	140,943
Prepaid expenses and deposits	124,144	9,570
TOTAL CURRENT ASSETS	1,782,693	250,800

Lease receivable	38,559
Fixed assets, net	268,981	139,823
Equipment on lease, net	496	1,457
Intangible assets, net	12,833	14,061
TOTAL ASSETS	$2,103,562	$406,141

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Trade and other payables	$1,786,313	$2,345,333
Deferred revenue	93,548	65,274
Operating lease liability	125,864	62,935
Loans payable	9,981	789,469
Derivative liability	-	2,856,569
Convertible notes payable	513,328	2,507,653
TOTAL CURRENT LIABILITIES	2,529,034	8,627,233

Operating lease liability	150,877	74,225
Loans payable	232,834	-
TOTAL LIABILITIES	2,912,745	8,701,458

Going concern (Note 2)
Commitments (Note 16)
Contingencies (Note 17)
Subsequent events (Note 20)

MEZZANINE EQUITY
Redeemable preferred stock, $0.001 par value, 24,010,000 shares authorized (2019 – 11,000,000), 1,024 issued and outstanding, 49,706 to be issued (2019 – 48,206 to be issued)	2,239,936	33,807

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.001 par value, 3,010,000 shares authorized (2019 – 3,010,000), 200,508 issued and outstanding (2019 - to be issued)	2,084,680	200
Common stock, $0.001 par value, 350,000,000 shares authorized, (2019 – 150,000,000); 95,765,736 issued and outstanding (2019 – 1,146,302)	94,018	1,146
Additional paid in capital, common stock	43,299,937	28,097,710
Discounts on common stock	(69,838)	(69,838)
Common stock to be issued	1,436,044	7,402,254
Obligation to issue warrants	163,998	-
Other accumulated comprehensive income	1,252,082	1,372,345
Accumulated deficit	(51,310,040)	(45,132,941)
TOTAL STOCKHOLDERS’ DEFICIT	(3,049,119)	(8,329,124)

TOTAL LIABILITIES MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT	$2,103,562	$406,141

The accompanying notes are an integral part of the audited consolidated financial statements

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DSG GLOBAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Expressed in U.S. Dollars)

	2020	2019

Revenue	$900,482	$1,399,420
Cost of revenue	409,793	948,273
Gross profit	490,689	451,147

Operating expenses
Compensation expense	2,164,776	1,921,078
General and administration expense	3,371,325	886,592
Bad debt	17,525	65,802
Depreciation and amortization expense	6,759	4,218
Total operating expense	5,560,385	2,877,690
Loss from operations	(5,069,696)	(2,426,543)

Other income (expense)
Foreign currency exchange	24,900	37,224
Change in fair value of derivative instruments	3,054,034	271,704
Gain (loss) on extinguishment of debt	(2,904,832)	659,999
Finance costs	(1,281,505)	(1,620,504)
Total other expense	(1,107,403)	(651,577)

Loss before income taxes	(6,177,099)	(3,078,120)

Provision for income taxes	-	-

Net loss	(6,177,099)	(3,078,120)

Net loss per share

Basic and diluted:
Basic	$(0.17)	$(3.84)
Diluted	$(0.17)	$(3.84)

Weighted average number of shares used in computing basic and diluted net loss per share:
Basic	35,744,303	801,993
Diluted	35,744,303	801,993

The accompanying notes are an integral part of the audited consolidated financial statements

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DSG GLOBAL, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Expressed in U.S. Dollars)

	2020	2019

Net loss	$(6,177,099)	$(3,078,120)
Other comprehensive income (loss)
Foreign currency translation adjustments	(120,263)	(93,044)

Comprehensive loss	$(6,297,362)	$(3,171,164)

The accompanying notes are an integral part of the audited consolidated financial statements

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DSG GLOBAL, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

AS AT DECEMBER 31, 2020 AND 2019

(Expressed in U.S. Dollars)

	Common Stock						Preferred Stock
	Shares	Amount	Additional paid in capital	Discount on common stock	To be issued	Obligation to issue warrants	Amount	Accumulated other comprehensive income	Accumulated deficit	Total stockholders’ deficit
Balance, December 31, 2018	634,471	$634	$22,415,121	$(69,838)	$-	$-	$4,872,732	$1,465,389	$(42,054,821)	$(13,370,783)

Shares to be issued for cash	-	-	-	-	23,453	-	-	-	-	23,453
Shares issued and to be issued for services	72,295	72	63,365	-	1,224,000	-	-	-	-	1,287,437
Shares issued on conversion of debt	407,536	408	506,060	-	-	-	-	-	-	506,468
Shares issued for debt settlement	32,000	32	37,728	-	-	-	-	-	-	37,760
Shares to be issued and warrants issued for restructure of preferred shares and debt	-	-	5,075,436	-	6,154,801	-	(4,872,732)	-	-	6,357,505
Preferred shares issued for services	-	-	-	-	-	-	200	-	-	200
Net loss for the period	-	-	-	-	-	-	-	(93,044)	(3,078,120)	(3,171,164)

Balance, December 31, 2019	1,146,302	$1,146	$28,097,710	$(69,838)	$7,402,254	$-	$200	$1,372,345	$(45,132,941)	$(8,329,124)

Shares to be issued for cash	191,865	192	99,839	-	-	-	-	-	-	100,031
Shares issued and to be issued for services	4,303,000	4,303	1,356,481	-	-	-	-	-	-	1,360,784
Shares issued on conversion of debt	52,937,999	52,941	3,524,064	-	-	-	-	-	-	3,577,005
Shares issued and to be issued for debt settlement	2,363,532	612	42,245	-	1,555,244	-	-	-	-	1,598,101
Issuance of shares to be issued	16,880,146	16,880	7,504,574	-	(7,521,454)	-	-	-	-	-
Warrants issued for cash	-	-	768,008	-	-	-	-	-	-	768,008
Warrants issued for settlement of debt	-	-	328,329	-	-	-	-	-	-	328,329
Obligation to issue warrants	-	-	-	-	-	163,998	-	-	-	163,998
Preferred shares issued for services	-	-		-	-	-	2,107,040	-	-	2,107,040
Shares issued upon conversion of preferred shares	17,942,892	17,944	1,578,687	-	-	-	(22,560)	-	-	1,574,071
Net loss for the period	-	-	-	-	-	-	-	(120,263)	(6,177,099)	(6,297,362)

Balance, December 31, 2020	95,765,736	$94,018	$43,299,937	$(69,838)	$1,436,044	$163,998	$2,084,680	$1,252,082,	$(51,310,040)	$(3,049,119)

The accompanying notes are an integral part of the audited consolidated financial statements

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DSG GLOBAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Expressed in U.S. Dollars)

	December 31, 2020	December 31, 2019

Net loss	$(6,177,099)	$(3,078,120)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,759	4,218
Change in inventory allowance	28,820	2,096
Non-cash financing costs	-	235,177
Accretion of discounts on debt	792,378	751,691
Change in fair value of derivative liabilities	(3,054,034)	(271,704)
Bad debt expense	17,525	65,802
Shares issued and to be issued for services	3,467,824	1,287,637
Obligation to issue warrants	163,998	-
(Gain) loss on extinguishment of debt	2,904,832	(659,999
Unrealized foreign exchange gain	(12,578)	40,173

Changes in non-cash working capital:
Trade receivables, net	30,091	42,456
Inventories	(139,219)	4,919
Prepaid expense and deposits	(114,369)	35,240
Lease receivable	(42,856)	-
Trade payables and accruals	664,239	797,785
Deferred revenue	26,875	(111,456)
Operating lease liabilities	36,728	5,308
Net cash used in operating activities	(1,400,086)	(848,777)

Cash flows from investing activities
Purchase of fixed assets	(23,161)	(1,383)
Net cash used in investing activities	(23,161)	(1,383)

Cash flows from financing activities
Proceeds from issuing shares and shares to be issued	1,532,023	23,453
Proceeds on warrants issued	768,008	-
Payments on notes payable	(386,996)	-
Proceeds from notes payable	922,845	846,538
Net cash provided by financing activities	2,835,880	869,991

Effect of exchange rate changes on cash	(66,111)	604
Net increase in cash	1,346,522	20,435
Cash at beginning of period	25,494	5,059

Cash at the end of the period	$1,372,016	$25,494

Supplemental Cash Flow Information (Note 19)

The accompanying notes are an integral part of the audited consolidated financial statements

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DSG GLOBAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

Note 1 –ORGANIZATION

DSG Global, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on September 24, 2007.

The Company is a technology development company engaged in the design, manufacture, and marketing of fleet management solutions in the golf industry. The Company’s principal activities are the sale and rental of GPS tracking devices and interfaces for golf vehicles and related support services.

On April 13, 2015, the Company entered into a share exchange agreement with DSG Tag Systems Inc. (“DSG”), now a wholly-owned subsidiary of the Company, incorporated under the laws of the State of Nevada on April 17, 2008 and extra provincially registered in British Columbia, Canada in 2008. In March 2011, DSG formed DSG Tag Systems International, Ltd. in the United Kingdom (“DSG UK”). DSG UK is a wholly owned subsidiary of DSG.

On March 26, 2019, the Company effected a reverse stock split of its shares of common stock on a four thousand (4,000) old for one (1) new basis. Upon effect of the reverse split, authorized capital decreased from 3,000,000,000 shares of common stock to 750,000 shares of common stock, with a par value of $0.001. On May 23, 2019, the Company approved to increase its authorized common stock to 150,000,000, with a par value of $0.001. Shares of preferred stock remain unchanged. These consolidated financial statements give retroactive effect to such reverse stock split named above and all share and per share amounts have been adjusted accordingly, unless otherwise noted.

On September 15, 2020, the Company incorporated Imperium Motor Corp. (“Imperium”), under the laws of the State of Nevada on September 10, 2020, for which it subscribed to all authorized capital stock, 100 shares of Preferred Class A Stock, at a price of $0.001 per share. Imperium is a wholly owned subsidiary of the Company.

On December 22, 2020, the Company amended its Articles of Incorporation to increase its authorized common shares from 150,000,000 to 350,000,000, and to designate 14,010,000 shares of preferred stock, par value $0.001 per share, including 3,000,000 Series A Preferred stock, 10,000 Series B Convertible Preferred stock, 10,000 Series C Convertible Preferred stock, 1,000,000 Series D Convertible Preferred stock, 5,000,000 Series E Convertible Preferred stock and 10,000 Series F Convertible Preferred Stock.

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Note 2 – GOING CONCERN

These unaudited interim condensed consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and note holders, the ability of the Company to obtain necessary equity financing to continue operations, and ultimately the attainment of profitable operations.

The recent outbreak of the coronavirus, also known as “COVID-19”, has spread across the globe and is impacting worldwide economic activity. Conditions surrounding the coronavirus continue to rapidly evolve and government authorities have implemented emergency measures to mitigate the spread of the virus. The outbreak and the related mitigation measures may have an adverse impact on global economic conditions as well as on the Company’s business activities. The extent to which the coronavirus may impact the Company’s business activities will depend on future developments, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions, business disruptions, and the effectiveness of actions taken in Canada and other countries to contain and treat the disease. These events are highly uncertain and as such, the Company cannot determine their financial impact at this time. While certain restrictions are presently in the process of being relaxed, it is unclear when the world will return to the previous normal, if ever. This may adversely impact the expected implementation of the Company’s plans moving forward. The Company has seen a decline in its revenues for the twelve months ending December 31, 2020 of approximately 35.7%, largely as a result of the challenges related to COVID-19.

As at December 31, 2020, the Company has a working capital deficit of $746,341 and has an accumulated deficit of $51,310,040 since inception. Furthermore, the Company incurred a net loss of $6,177,099 and used $1,400,086 of cash flows for operating activities during the twelve months ended December 31, 2020. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These audited consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and are expressed in U.S. dollars. These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Certain comparative information has been reclassified to conform with the financial statement presentation adopted in the current year.

Principles of Consolidation

The consolidated financial statements include the accounts of DSG Global Inc. and its subsidiary VTS and its wholly owned subsidiaries DSG UK and Imperium, collectively referred to as the “Company”. All intercompany accounts, transactions and profits were eliminated in the consolidated financial statements.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to revenue recognition, the collectability of accounts receivable, valuation of inventory, useful lives and recoverability of long-lived assets, fair value derivative liabilities, the Company’s incremental borrowing rate, leases and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the consolidated financial statements in the period they are determined.

The Company’s policy for equipment requires judgment in determining whether the present value of future expected economic benefits exceeds capitalized costs. The policy requires management to make certain estimates and assumptions about future economic benefits related to its operations. Estimates and assumptions may change if new information becomes available. If information becomes available suggesting that the recovery of capitalized cost is unlikely, the capitalized cost is written off to the consolidated statement of operations.

The assessment of whether the going concern assumption is appropriate requires management to take into account all available information about the future, which is at least, but is not limited to, 12 months from the date the financial statements are issued. The Company is aware that material uncertainties related to events or conditions may cast substantial doubt upon the Company’s ability to continue as a going concern.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. The functional currency of VTS is the Canadian dollar. The functional currency of DSG UK is the British pound. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets, liabilities, and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

The accounts of VTS and DSG UK are translated to U.S. dollars using the current rate method. Accordingly, assets and liabilities are translated into U.S. dollars at the period-end exchange rate while revenues and expenses are translated at the average exchange rates during the period. Related exchange gains and losses are included in a separate component of stockholders’ equity as accumulated other comprehensive income (loss).

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Reportable Segment

The Company has one reportable segment. The Company’s activities are interrelated, and each activity is dependent upon and supportive of the other. Accordingly, all significant operating decisions are based on analysis of financial products provided as a single global business.

Revenue Recognition and Warranty Reserve

In May 2014, Financial Account Standards Board (“FASB”) issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). The Company adopted this standard on a modified retroactive basis on January 1, 2018. No financial statement impact occurred upon adoption.

Revenue from Contracts with Customers

Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for the Company on January 1, 2018. The Company’s revenue recognition disclosure reflects its updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. As sales are and have been primarily from product sales, delivery and installation, and customer support services and the Company has no significant post-delivery obligations, this new standard did not result in a material recognition of revenue on the Company’s accompanying consolidated financial statements for the cumulative impact of applying this new standard. The Company made no adjustments to its previously reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product to a customer. Revenue is measured based on the consideration the Company expects to receive in exchange for those products. In instances where final acceptance of the product is specified by the customer, revenue is deferred until all acceptance criteria have been met. Revenues are recognized under Topic 606 in a manner that reasonably reflects the delivery of its products and services to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;
●	identification of performance obligations in the respective contract;
●	determination of the transaction price for each performance obligation in the respective contract;
●	allocation the transaction price to each performance obligation; and
●	recognition of revenue only when the Company satisfies each performance obligation.

Performance Obligations and Signification Judgments

The Company’s revenue streams can be categorized into the following performance obligations and recognition patterns:

1.	Sale, delivery and installation of Tag, Text and Infinity products, along with digital mapping and customer training. The Company recognizes revenue at a point in time when final sign-off on the installation is obtained from the General Manager and/or Director of Golf.
2.	Provision of internet connectivity, regular software updates, software maintenance and basic customer support service. The Company recognizes revenue over time, evenly over the term of the service.
3.	Sale and delivery of Fairway Rider products. The Company recognizes revenue at a point in time when control transfers to the customer.

Transaction prices for performance obligations are explicitly outlined in relevant agreements, therefore, the Company does not believe that significant judgments are required with respect to the determination of the transaction price, including any variable consideration identified.

Warranty Reserve

The Company accrues for warranty costs, sales returns, and other allowances based on its historical experience. During the years ended December 31, 2020 and 2019, the Company did not provide a warranty for any of its products sold during those periods. The warranty reserve was $Nil as at December 31, 2020 and 2019.

Research and Development

Research and development expenses include payroll, employee benefits, and other headcount-related expenses associated with product development. Research and development expenses also include third-party development and programming costs, localization costs incurred to translate software for international markets, and the amortization of purchased software code and services content. Such costs related to software development are included in research and development expense until the point that technological feasibility is reached. Research and development is expensed and is included in operating expenses.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred income tax assets to the amount that is believed more likely than not to be realized.

As of December 31, 2020 and 2019, the Company did not have any amounts recorded pertaining to uncertain tax positions. The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expense. The Company did not incur any penalties or interest during the years ended December 31, 2020 and 2019. On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (“the Tax Act”) which significantly changed U.S. tax law. The Tax Act lowered the Company’s statutory federal income tax rate from a maximum of 39% to a rate of 21% effective January 1, 2018. The Company has deferred tax losses and assets and they were adjusted as a result of the change in tax law reducing the federal income tax rate. The Company’s tax years 2015 and forward remain open.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, and trade receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in Canada, United States and the United Kingdom. The Company controls credit risk related to trade receivables through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

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Risks and Uncertainties

The Company is subject to risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and equivalents include cash in hand and cash in demand deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. At December 31, 2020 and 2019, there were no uninsured balances for accounts in Canada, the United States and the United Kingdom. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. At December 31, 2020 and 2019, the Company did not hold any cash equivalents.

Accounts Receivable

All accounts receivable under standard terms are due thirty (30) days from the date billed. If the funds are not received within thirty (30) days, the customer is contacted to arrange payment. The Company uses the allowance method to account for uncollectable accounts receivable.

Financing Receivables and Guarantees

The Company provides financing arrangements, including operating leases and financed service contracts for certain qualified customers. Lease receivables primarily represent sales-type and direct-financing leases. Leases typically have two- to three-year terms and are collateralized by a security interest in the underlying assets. The Company makes an allowance for uncollectible financing receivables based on a variety of factors, including the risk rating of the portfolio, macroeconomic conditions, historical experience, and other market factors. At December 31, 2020 and 2019 management determined that there was no allowance necessary. The Company also provides financing guarantees, which are generally for various third-party financing arrangements to channel partners and other customers. The Company could be called upon to make payment under these guarantees in the event of nonpayment to the third party. As at December 31, 2020 and 2019, no financing receivables are outstanding.

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Advertising Costs

The Company expenses all advertising costs as incurred. Advertising and marketing costs were $2,043,735 and $73,281 for the years ended December 31, 2020 and 2019, respectively.

Inventory

Inventories are valued at the lower of cost or net realizable value. Cost is determined using the first-in-first-out basis for finished goods. Net realizable value is determined on the basis of anticipated sales proceeds less the estimated selling expenses. Management compares the cost of inventories with the net realizable value and an allowance is made to write down inventories to net realizable value, if lower.

Fixed Assets and Equipment on Lease

Fixed assets and equipment on lease are stated at cost less accumulated depreciation. Fixed assets and equipment on lease are depreciated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives of fixed assets are generally as follows:

Furniture and equipment	5-years straight-line
Vehicles	5-years straight-line
Computer equipment	3-years straight-line
Equipment on lease	5-years straight-line

Intangible Assets

Intangible assets are stated at cost less accumulated amortization and are comprised of patents. The patents are amortized straight-line over the estimated useful life of 20 years and are reviewed annually for impairment.

Impairment of Long-Lived Assets

The Company reviews long-lived assets such as equipment, equipment on lease, and intangible assets with finite useful lives for impairment whenever events or changes in circumstance indicate that the carrying amount may not be recoverable. If the total of the expected undiscounted future cash flows is less than the carrying value of the asset, a loss is recognized for the excess of the carrying amount over the fair value of the asset.

Financial Instruments and Fair Value Measurements

The Company analyzes all financial instruments with features of both liabilities and equity under ASC Topic 480, “Distinguishing Liabilities from Equity,” and ASC Topic 815 “Derivatives and Hedging”.

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

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Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist of cash, trade receivables, trade and other payables, operating lease liabilities, convertible note payable to related party, loans payable, derivative liabilities and convertible notes payable. Except for cash and derivative liabilities, the Company’s financial instruments’ carrying amounts, excluding any unamortized discounts, approximate their fair values due to their short term to maturity. The fair value of long-term operating lease liabilities approximates their carrying value due to minimal changes in interest rates and the Company’s credit risk since initial recognition. Cash and derivative liabilities are measured and recognized at fair value based on level 1 and level 2 inputs, respectively, for all periods presented.

Loss per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the consolidated statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As at December 31, 2020, the Company had 30,083,230 (2019 – 13,287,548) potentially dilutive shares outstanding.

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Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations over the requisite service period. During the years ended December 31, 2020 and 2019 there was no stock-based compensation.

Leases

The Company accounts for leases in accordance with ASC 842 “Leases”.

Lessee Arrangements

The Company determines if an arrangement is a lease at inception. Operating and financing right-of-use assets and lease liabilities are included within fixed assets on the consolidated balance sheets. Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company uses its incremental borrowing rate, based on the information available at the commencement date, in determining the present value of future lease payments. Right-of-use assets include any prepaid lease payments and exclude any lease incentives and initial direct costs incurred. Operating lease expenses are recognized on a straight-line basis over the term of the lease, consisting of interest accrued on the lease liability and depreciation of the right-of-use asset. The lease terms may include options to extend or terminate the lease if it is reasonably certain the Company will exercise that option.

Lessor Arrangements

The Company determines if an arrangement is a lease at inception. The Company then determines whether to classify the lease as a sales-type or direct financing lease. At commencement date, a lessor shall derecognize the underlying asset and recognize the net investment in the lease, selling profit or loss arising from the lease, and initial direct directs as an expense if the fair value of the underlying asset is different from it carrying amount. The lease receivable (or net investment in the lease) is included on the consolidated balance sheets. The lease receivable amount is recognized based on the present value of lease payments over the lease term and the present value of the unguaranteed residual asset, except when the lease is a direct financing lease, whereby the net investment in the lease should be reduced by the amount of any selling profit. The unguaranteed residual asset is the amount the lessor expects to derive from the underlying asset following the end of the lease term. The Company uses the rate implicit in the lease agreement at the date of commencement, in determining the present value of the future lease payments and unguaranteed residual asset. Interest income is recognized over the term of the lease and lease payments are recognized against the lease receivable balance when received. Currently, the Company only has sales-type operating leases.

Reclassification

Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations or cash flow.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board, or FASB, established Topic 842, Leases, by issuing Accounting Standards Update (“ASU”) No. 2016-02, which requires lessors to classify leases as a sales-type, direct financing, or operating lease and requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements.

The Company adopted the new standard effective January 1, 2019 and elected to use the modified retrospective for transition. The Company elected the following practical expedients:

●	Transition method practical expedient – permits the Company to use the effective date as the date of initial application. Upon adoption, the Company did not have a cumulative-effect adjustment to the opening balance of retained earnings. Financial information and disclosures for periods before January 1, 2019 were not updated.

●	Package of practical expedients – permits the Company not to reassess under the new standard its prior conclusions about lease identification, lease classification, and initial direct costs. This allowed the Company to continue classifying its leases at transition in substantially the same manner.

●	Single component practical expedient – permits the Company to not separate lease and non-lease components of leases. Upon transition, rental income, expense reimbursement, and other were aggregated into a single line within rental and other revenues on the condensed consolidated statement of operations.

●	Short-term lease practical expedient – permits the Company not to recognize leases with a term equal to or less than 12 months.

Lessee Accounting

The new standard requires lessees to recognize a right-of-use asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating at inception, with classification affecting the pattern and recording of expenses in the statement of operations. Upon transition the Company recognized lease assets and lease liabilities principally for its office lease. When measuring lease liabilities for leases that were classified as operating leases, the Company discounted lease payments using its incremental borrowing rate at January 1, 2019. The weighted average incremental borrowing rate applied was 11.98%. Refer to Notes 5 and 11.

Lessor Accounting

The new standard remained largely unchanged from that applied under previous GAAP. The majority of operating leases should remain classified as operating leases and should continue to recognize lease income on a generally straight-line basis over the lease term. The new standard made changes to lessor accounting guidance to align with lessee accounting guidance and Topic 606 Revenue Recognition.

In June 2016, FASB issued ASU 2016-13, Measurement of Credit Loss on financial Instruments. ASU 2016-13 replaces the current incurred loss impairment methodology with the expected credit loss impairment model, which requires consideration of a broader range of reasonable and supportable information to estimate expected credit losses over the life of the instrument instead of only when losses are incurred. This standard applies to financial assets measured at amortized cost basis and investments in leases recognized by the lessor. The Company adopted ASU 2016-13 on January 1, 2020 with no impact on the consolidated financial statements.

Other recent accounting pronouncements issued by FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Pronouncements

Applicable for fiscal years beginning after December 15, 2020:

In August 2020, FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 amends the guidance for convertible instruments and contract in an entity’s own equity by simplifying the accounting in order to reduce the unnecessarily complex and difficult nature of the guidance and its inconsistent application which has been the subject of a significant number of restatements. This standard applies to entities who issue convertible instruments and/or contracts in an entity’s own equity. The amendments are effective for fiscal years beginning after December 15, 2023. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020 and should be adopted as of the beginning of its annual fiscal year.

The Company is currently evaluating the impact of the above standard on its consolidated financial statements. Other recent accounting pronouncements issued by FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s consolidated financial statements.

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Note 4 – TRADE RECEIVABLES

As of December 31, 2020 and 2019, trade receivables consists of the following:

	December 31, 2020	December 31, 2019
Accounts receivables	$44,296	$82,927
Allowance for doubtful accounts	(16,422)	(8,134)
Total trade receivables, net	$27,874	$74,793

Note 5 – FIXED ASSETS AND EQUIPMENT ON LEASE

As of December 31, 2020 and 2019, fixed assets consisted of the following:

	December 31, 2020	December 31, 2019
Furniture and equipment	$2,342	$-
Computer equipment	28,804	27,025
Vehicles	19,619	-
Right-of-use assets	302,477	178,202
Accumulated depreciation	(84,261)	(65,404)
	$268,981	$139,823

As of December 31, 2020 and 2019, equipment on lease consisted of the following:

	December 31, 2020	December 31, 2019
Tags	$129,533	$126,817
Text	28,629	28,029
Infinity/Touch	23,716	23,218
Accumulated depreciation	(181,382)	(176,607)
	$496	$1,457

For the year ended December 31, 2020, total depreciation expense for fixed assets and equipment on lease was $5,531 (2019 - $2,990) and is included in general and administration expense. For the year ended December 31, 2020, total depreciation for right-of-use assets was $68,218 (2019 - $39,671) and is included in general and administration expense as operating lease expense.

Note 6 – INTANGIBLE ASSETS

As of December 31, 2020 and 2019, intangible assets consisted of the following:

	December 31, 2020	December 31, 2019
Intangible asset - Patents	$22,353	$22,353
Accumulated amortization	(9,520)	(8,292)
	$12,833	$14,061

Patents are amortized on a straight-line basis over their estimated useful life of 20 years. For the year ended December 31, 2020, total amortization expense for intangible assets was $1,228 (2019 - $1,228).

Note 7 – TRADE AND OTHER PAYABLES

As of December 31, 2020, and 2019, trade and other payables consist of the following:

	December 31, 2020	December 31, 2019
Accounts payable and accrued expenses	$1,519,379	$1,334,685
Accrued interest	148,682	992,755
Other liabilities	118,252	17,893
Total trade and other payables	$1,786,313	$2,345,333

Note 8 – LOANS PAYABLE

As of December 31, 2020 and 2019, loans payable consisted of the following:

	December 31, 2020	December 31, 2019
Unsecured loan payable, due on demand, interest at 18% per annum	$-	$317,500
Unsecured loan payable, due on demand, interest 10% per annum, with a minimum interest amount of $25,000	-	250,000
Unsecured share-settled debt, due on May 7, 2019, non-interest bearing(a)	-	214,286
Unsecured loan payable in the amount of CDN$10,000, due on demand, non-interest bearing	-	7,683
Unsecured loan payable in the amount of CDN$40,000, due on or before December 31, 2025(b)	31,350	-
Unsecured loan payable in the amount of CDN$40,000, due on or before December 31, 2025 (c)	31,350	-
Unsecured loan payable, due on May 21, 2022, interest at 1% per annum(d)	30,115	-
Secured loan payable, due on June 5, 2050, interest at 3.75% per annum(e)	150,000	-
	242,815	789,469
Current portion	(9,981)	(789,469)
Loans payable	$232,834	$-

(a)	On March 8, 2019, the Company entered into a convertible bridge loan agreement (the “Share-Settled Loan”). The Share-Settled Loan initially bore interest at 4.99% per month, was due in 60 days on May 7, 2019 and is convertible into restricted common shares of the Company at the lender’s option at the market price per share less a 30% discount to market. The Company has accounted the Share-Settled Loan as share-settled debt. It is initially recognized at its fair value and accreted to its share-settled redemption value of $214,286 over the term of the debt. The Share-Settled Loan was not repaid on May 7, 2019 and is in default. Effective September 1, 2019, interest was reduced to 2% per month and effective December 1, 2019, the loan became non-interest bearing. On April 23, 2020, the Company received notice to settle the debt for 3,061,224 shares of common stock at $0.049 per share, a 30% discount to market. On August 25, 2020, the terms of this settlement were amended to settle remaining principal of $120,000 for 10,714,285 common shares at an adjusted exercise price of $0.0112, a 30% discount to market. As at December 31, 2020, 8,062,244 shares have been issued and 3,264,285 remain to be issued. Subsequent to December 31, 2020, the remaining 3,264,285 common shares were issued.

(b)	On April 17, 2020, the Company received a loan in the principal amount of $29,890 (CDN$40,000) under the Canada Emergency Business Account program. The loan is non-interest bearing and eligible for CDN$10,000 forgiveness if repaid by December 31, 2022. If not repaid by December 31, 2022, the loan bears interest at 5% per annum and is due on December 31, 2025.

(c)	On April 21, 2020, the Company received a loan in the principal amount of $29,889 (CDN$40,000) under the Canada Emergency Business Account program. The loan is non-interest bearing and eligible for CDN$10,000 forgiveness if repaid by December 31, 2022. If not repaid by December 31, 2022, the loan bears interest at 5% per annum and is due on December 31, 2025.

(d)	On May 21, 2020, the Company received a loan in the principal amount of $30,115 under the Paycheck Protection Program. The loan bears interest at 1% per annum and is due on May 21, 2022 with payments deferred for the first six months of the term.

(e)	On June 5, 2020, the Company received a loan in the principal amount of $150,000. The loan bears interest at 3.75% per annum and is due on June 5, 2050. The loan is secured by all tangible and intangible assets of Company. Fixed payments of $731 are due monthly and begin 12 months from the date of the loan.

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Note 9 – CONVERTIBLE LOANS

As of December 31, 2020, and 2019, convertible loans payable consisted of the following:

Third Party Convertible Notes Payable

(a)	On March 31, 2015, the Company issued a convertible promissory note in the principal amount of $310,000 to a company owned by a director of the Company for marketing services. The note is unsecured, bears interest at 5% per annum, is convertible at $1.25 per common share, and is due on demand. As at December 31, 2020, the carrying value of the convertible promissory note was $310,000 (December 31, 2019 - $310,000).

(b)	On August 25, 2015, the Company issued a convertible promissory note in the principal amount of $250,000. The convertible promissory note is unsecured, bears interest at 10% per annum, is due on demand, and is convertible at $7,000 per share. On December 30, 2020, the Company entered into a Debt Settlement agreement whereby the Company agreed to issue 300,000 shares of common stock, fair valued at $387,000 to settle principal debt and accrued interest outstanding totaling $378,000. The Company recorded a loss on settlement of debt totaling $9,000. As at December 31, 2020, the carrying value of the convertible promissory note was $Nil (December 31, 2019 - $250,000).

(c)	On November 7, 2016, the Company entered into a securities purchase agreement with a non-related party. Pursuant to the agreement, the Company was provided with proceeds of $125,000 on November 10, 2016 in exchange for the issuance of a secured convertible promissory note in the principal amount of $138,889, which was inclusive of an 8% original issue discount and bears interest at 8% per annum to the holder. The convertible promissory note matures nine months from the date of issuance and is convertible at the option of the holder into our common shares at a price per share that is the lower of $480 or the closing price of the Company’s common stock on the conversion date. In addition, under the same terms, the Company also issued a secured convertible note of $50,000 in consideration for proceeds of $10,000 and another secured convertible note of $75,000 in consideration for proceeds of $10,000. Under the agreements, the Company has the right to redeem $62,500 and $40,000 of the notes for consideration of $1 each at any time prior to the maturity date in the event that the convertible promissory note is exchanged or converted into a revolving credit facility with the lender, whereupon the two $10,000 convertible note balances shall be rolled into such credit facility.

On May 7, 2017, the Company triggered an event of default in the convertible note by failing to repay the full principal amount and all accrued interest on the due date. The entire convertible note payable became due on demand and would accrue interest at an increased rate of 1.5% per month (18% per annum) or the maximum rate permitted under applicable law until the convertible note payable was repaid in full.

On May 8, 2017, the Company issued 25 common shares for the conversion of $5,000 of the $72,500 convertible note dated November 7, 2016. On May 24, 2017, the Company issued 53 common shares for the conversion of $10,500 of the $72,500 convertible note dated November 7, 2016. On May 25, 2017, the lender provided conversion notice for the remaining principal $57,000 of the $72,500 convertible note dated November 7, 2016. This conversion was not processed by the Company’s transfer agent due to direction from the Company not to honor any further conversion notices from the lender. In response, the Company received legal notification pursuant to the refusal to process further conversion notices. Refer to Note 17.

During the year ended December 31, 2019, the Company issued 72,038 common shares with a fair value of $59,097 for the conversion of $32,000 of principal resulting in a loss on settlement of debt of $27,097.

During the year ended December 31, 2020, the Company issued 53,764 common shares with a fair value of $53,226 for the conversion of $20,000 of principal resulting in a loss on settlement of debt of $33,226.

On December 31, 2020, the Company entered into a Debt Settlement agreement whereby the Company agreed to pay cash of $250,000 and issue 200,000 shares of common stock, fair valued at $268,000, in full and final satisfaction of all pending litigation, principal debt and accrued interest outstanding totaling $321,243. The Company recorded a loss on settlement of debt totaling $196,757 and wrote down the derivative liability to $Nil.

As at December 31, 2020, the carrying value of the note was $193,841 (December 31, 2019 - $213,889), the fair value of the derivative liability was $Nil (December 31, 2019 - $360,718), and included in shares to be issued is $268,000 to satisfy the terms of the Debt Settlement agreement. Subsequent to December 31, 2020, the Company satisfied the terms of the settlement.

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(d)	On June 5, 2017, the Company issued a convertible promissory note in the principal amount of $110,000. As at December 31, 2020, the carrying value of the note was $9,487 (December 31, 2019 - $9,487), relating to an outstanding penalty.

(e)	On July 17, 2017, the Company issued a convertible promissory note in the principal amount of $135,000. The note is unsecured, bears interest at 10% per annum, is due on July 17, 2018, and is convertible into common shares at a conversion price equal to the lessor of (i) 55% multiplied by the lowest trading price during the previous twenty trading day period ending on the latest complete trading day prior to the date of this note and (ii) $244. Interest will be accrued and payable at the time of promissory note repayment. Financing fees on the note were $16,500. Derivative liability applied as discount on the note was $118,500 and is accreted over the life of the note.

On November 10, 2020, the Company paid cash of $100,000, pursuant to a Settlement Agreement (the “Settlement Agreement”), in full and final satisfaction of $110,740 in outstanding principal and accrued interest on the above convertible note and corresponding pending litigation, see also Note 17. The Company wrote down the liability at September 30, 2020, to the subsequent settlement amount and recorded a gain on the settlement of $10,974 and the fair value of the derivative liability of $752,842 was extinguished in lieu of the Settlement Agreement.

As at December 31, 2020, the carrying value of the note was $Nil (December 31, 2019 - $81,470) and the fair value of the derivative liability was $Nil (December 31, 2019 - $111,990).

(f)	In January 2018, the Company issued a convertible promissory note in the principal amount of $15,000 as a commitment fee. The note is unsecured, non-interest bearing until default, was due on August 16, 2018, and is convertible into common shares at a conversion price equal to 75% of the average closing trading price during the previous five trading days prior to conversion date, with a minimum of $0.20.

On April 22, 2020, the Company issued 258,000 common shares with a fair value of $25,800 to settle $7,166 in principal and interest.
As at December 31, 2020, the carrying value of the note was $Nil (December 31, 2019 - $5,000) and the fair value of the derivative liability was $Nil (December 31, 2019 - $2,601).

(g)	On May 8, 2018, the Company issued a convertible note in the principal amount of $51,500. The note is unsecured, bears interest at 10% per annum, and is due on February 8, 2019. The note is convertible into common shares at a 32% discount to the lowest intra-day trading price of the Company’s common stock for the ten trading days immediately preceding the conversion date.

During the year ended December 31, 2020, the Company issued 8,618,831 common shares with a fair value of $495,936 for the conversion of $107,350 principal and accrued interest resulting in a loss on settlement of debt of $388,586.

As at December 31, 2020, the note and derivative liability were extinguished (December 31, 2019 - $51,500 and $48,918, respectively). During the twelve months ended December 31, 2020, the Company accreted $Nil (2019 - $7,277) of the debt discount to finance costs.

99

(h)	On May 28, 2018, the Company issued a convertible note in the principal amount of $180,000. The note is unsecured, bears interest at 10% per annum, and is due on February 28, 2019. The note is convertible into common shares at a 32% discount to the lowest intra-day trading price of the Company’s common stock for the ten trading days immediately preceding the conversion date.

On September 30, 2020, pursuant to the Exchange Agreement described above, the Company settled outstanding principal and interest of $224,319 for 224 Series C Preferred Shares. As at December 31, 2020, the note and derivative liability were extinguished (December 31, 2019 - $180,000 and $169,234, respectively). During the twelve months ended December 31, 2020, the Company accreted $Nil (2019 - $38,478) of the debt discount to finance costs.

(i)	On June 18, 2018, the Company reassigned convertible note balances from the original lender to another unrelated party in the principal amount of $168,721. The note is unsecured, bears interest at 10% per annum, which was due on August 2, 2018, and is convertible into common shares at a conversion price equal to the lesser of the lowest trading price during the previous twenty-five trading days prior to: (i) the date of the promissory note; or (ii) the latest complete trading day prior to the conversion date. Interest is accrued will be and payable at the time of promissory note repayment. The remaining derivative liability applied as a discount on the reassigned note was $25,824 and is accreted over the remaining life of the note.

During the year ended December 31, 2019, the Company issued 234,350 common shares with a fair value of $268,614 for the conversion of $63,012 of principal and $9,671 of accrued interest resulting in a loss on settlement of debt of $195,931.

During the year ended December 31, 2020, the Company issued 2,600,000 common shares with a fair value of $310,700 for the conversion of $15,444 of principal and accrued interest resulting in a loss on settlement of debt of $295,256.

On September 30, 2020, pursuant to the Exchange Agreement described above, the Company settled outstanding principal and interest of $26,622 for 26 Series C Preferred Shares. As at December 31, 2020, the note and derivative liability were extinguished (December 31, 2019 - $39,037 and $21,869, respectively).

(j)	On April 26, 2019, the Company entered into a note purchase and assignment agreement with two unrelated parties pursuant to a certain secured inventory convertible note issued on March 19, 2018 in the principal amount of $900,000. Pursuant to this agreement, the seller desired to sell the balance owing under the Second and Third tranche of the original note in four separate closings on April 26, May 22, June 24, and July 24, 2019, totaling $84,396, $85,838, $120,490 and $122,866, respectively (consisting of $375,804 principal and $37,786 of accrued interest). As at September 30, 2020, $413,590 in principal and accrued interest had been assigned to the purchaser.

The note is unsecured, bears interest at 12% per annum, is due 184 days upon receipt, and is convertible into common shares after 180 days from issuance date at a conversion price equal to the lessor of: (i) the lowest trading price during the previous fifteen trading days prior to the date of the promissory note; or (ii) 55% of the lowest trading price during the previous fifteen days prior to the latest complete trading day prior to the conversion date. Interest will be accrued and payable at the time of promissory note repayment.

On September 30, 2020, pursuant to the Exchange Agreement described above, the Company settled outstanding principal and interest of $476,661 for 477 Series C Preferred Shares. As at December 31, 2020, the note and derivative liability were extinguished (December 31, 2019 - $413,590 and $181,870, respectively).

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(k)	On May 7, 2019, the Company entered into a secured convertible promissory note agreement with an unrelated party. The note is secured by an unconditional first priority interest in and to, any and all property of the Company and its subsidiaries, of any kind or description, tangible or intangible, whether now existing or hereafter arising or acquired until the balance of all Notes has been reduced to $Nil. The note bears interest at 10% per annum, each tranche matures 12 months from the funding date and is convertible into common shares at the holder’s discretion at a conversion price equal to 62% of the lowest trading price of the Company’s common stock during the 10 trading days immediately preceding the conversion of the note.

The note was funded in four tranches on May 7, 2019, June 28, 2019, July 8, 2019 and August 8, 2019, totaling $250,420. Proceeds from the note were paid directly to a former lender as an inducement for entering into a debt assignment arrangement. The $250,420 inducement is recorded to finance costs for the year ended December 31, 2019.

On September 30, 2020, pursuant to the Exchange Agreement described above, the Company settled outstanding principal and interest of $286,302 for 286 Series C Preferred Shares. As at December 31, 2020, the note and derivative liability were extinguished (December 31, 2019 - $124,695 and $323,514, respectively). During the year ended December 31, 2020, the Company accreted $125,725 (2019 - $124,695) of the debt discount to finance costs.

(l)	On July 30, 2019, the Company issued a convertible promissory note in the principal amount of $220,000. The note is unsecured, bears interest at 10% per annum, is due on July 30, 2020, and is convertible into common shares at a conversion price equal to the lesser of (i) 60% of the lowest trading price during the previous twenty trading days prior to the issuance date, or (ii) the lowest trading price for the Common Stock during the twenty-day period ending one trading day prior to conversion of the note. Deferred financing fees and original issuance discount on the note were $23,500. The derivative liability applied as a discount on the note was $196,500 and is accreted over the life of the note.

During the year ended December 31, 2020, the Company issued 6,907,267 common shares with a fair value of $860,248 for the conversion of all outstanding principal and accrued interest totaling $240,192 resulting in a loss on settlement of debt of $620,056.

As at December 31, 2020, the note and derivative liability were extinguished (December 31, 2019 - $92,219 and $284,734, respectively). During the year ended December 31, 2020, the Company accreted $127,781 (2019 - $92,219) of the debt discount to finance costs.

(m)	On September 4, 2019, the Company issued a convertible promissory note in the principal amount of $137,500. The note is unsecured, bears interest at 10% per annum, is due on June 3, 2020, and is convertible during the first 180 calendar days from the issuance date at a price of $0.50 per share. For the subsequent period until repayment the conversion price shall equal the lesser of (i) 60% multiplied by the lowest traded price of the Common Stock during the previous twenty trading days before the issuance date of the note, or (ii) the lowest traded price for the Common Stock during the twenty-day period ending on the last complete trading day before conversion. Deferred financing fees and original issuance discount on the note were $16,000. The derivative liability applied as a discount on the note was $121,500 and is accreted over the life of the note.

In connection with the note, the Company granted 100,000 warrants to the lender. Each warrant can be exercised to purchase shares of common stock of the Company at a price of $0.75 per warrant for a period of five years. As the entire net proceeds of $121,500 were first allocated to the derivative liability which is measured at fair value on a recurring basis, the residual value of $Nil was allocated to the equity-classified warrants.

During the year ended December 31, 2020, the Company issued 8,623,931 common shares with a fair value of $494,031 for the conversion of $110,750 of principal and accrued interest resulting in a loss on settlement of debt of $383,281. On September 18, 2020, the Company paid cash of $22,500 to settle all outstanding principal and interest on the note, resulting in a gain on the settlement of debt totaling $20,056.

As at December 31, 2020, the note and derivative liability were extinguished (December 31, 2019 - $43,322 and $173,596, respectively). During the year ended December 31, 2020, the Company accreted $94,178 (2019 - $43,322), of the debt discount to finance costs.

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(n)	On September 19, 2019, the Company issued a convertible promissory note in the principal amount of $55,000. The note is unsecured, bears interest at 10% per annum, is due on September 19, 2020, and is convertible during the first six months from the issuance date at a price of $0.50 per share. For the subsequent period until repayment the conversion price shall equal the lesser of (i) 60% multiplied by the lowest traded price of the Common Stock during the previous twenty trading days before the issuance date of the note, or (ii) the lowest traded price for the Common Stock during the twenty-day period ending on the last complete trading day before conversion. Deferred financing fees and original issuance discount on the note were $7,000. The derivative liability applied as a discount on the note was $48,000 and is accreted over the life of the note.

During the year ended December 31, 2020, the Company issued 5,758,117 common shares with a fair value of $332,480 for the conversion of total outstanding principal and interest totaling $60,250 resulting in a loss on settlement of debt of $272,230.

As at December 31, 2020, the note and derivative liability were extinguished (December 31, 2019 - $15,370 and $70,052, respectively). During the year ended December 31, 2020, the Company accreted $39,630 (2019 - $Nil), of the debt discount to finance costs.

(o)	On September 19, 2019, the Company issued a convertible promissory note in the principal amount of $141,900. The note is unsecured, bears interest at 10% per annum, is due on September 19, 2020, and is convertible during the first six months from the issuance date at a price of $0.50 per share. For the subsequent period until repayment the conversion price shall equal the lesser of (i) 60% multiplied by the lowest traded price of the Common Stock during the previous twenty trading days before the issuance date of the note, or (ii) the lowest traded price for the Common Stock during the twenty-day period ending on the last complete trading day before conversion. Deferred financing fees and original issuance discount on the note were $16,400. The derivative liability applied as a discount on the note was $125,500 and is accreted over the life of the note.

In connection with the note, the Company granted 113,250 warrants to the lender. Each warrant can be exercised to purchase shares of common stock of the Company at a price of $0.75 per warrant for a period of five years. As the entire net proceeds of $125,500 were first allocated to the derivative liability which is measured at fair value on a recurring basis, the residual value of $Nil was allocated to the equity-classified warrants.

During the year ended December 31, 2020, the Company issued 5,159,991 common shares with a fair value of $261,912 for the conversion of $74,620 of principal and accrued interest resulting in a loss on settlement of debt of $187,292. On September 18, 2020, the Company paid cash of $76,000 to settle all outstanding principal and interest on the note, resulting in a gain on the settlement of debt totaling $7,273.

As at December 31, 2020, the note and derivative liability were extinguished (December 31, 2019 - $40,043 and $190,246, respectively). During the year ended December 31, 2020, the Company accreted $101,857 (2019 - $40,043), of the debt discount to finance costs.

(p)	On October 2, 2019, the Company issued a convertible promissory note in the principal amount of $82,500. The note is unsecured, bears interest at 10% per annum, is due on September 30, 2020, and is convertible during the first six months from the issuance date at a price of $0.50 per share. For the subsequent period until repayment the conversion price shall equal the lesser of (i) 60% multiplied by the lowest traded price of the Common Stock during the previous twenty trading days before the issuance date of the note, or (ii) the lowest traded price for the Common Stock during the twenty-day period ending on the last complete trading day before conversion. Deferred financing fees and original issuance discount on the note were $9,500. The derivative liability applied as a discount on the note was $73,000 and is accreted over the life of the note.

In connection with the note, the Company granted 83,333 warrants to the lender. Each warrant can be exercised to purchase shares of common stock of the Company at a price of $0.75 per warrant for a period of five years. As the entire net proceeds of $73,000 were first allocated to the derivative liability which is measured at fair value on a recurring basis, the residual value of $Nil was allocated to the equity-classified warrants.

During the year ended December 31, 2020, the Company issued 2,608,695 common shares with a fair value of $193,296 for the conversion of $22,500 of principal resulting in a loss on settlement of debt of $170,796. On September 18, 2020, the Company paid cash of $60,000 to settle all outstanding principal and interest on the note, resulting in a gain on the settlement of debt totaling $8,075.

As at December 31, 2020, the note and derivative liability were extinguished (December 31, 2019 - $20,795 and $105,790, respectively). During the year ended December 31, 2020, the Company accreted $61,705 (2019 - $20,795), of the debt discount to finance costs.

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(q)

During the year ended December 31, 2019, a convertible promissory note with an outstanding principal balance of $226,000 was assigned to another unrelated party with no changes to the terms of the note upon assignment. The note is unsecured, bears interest at 12% per annum, was due on August 31, 2019 and is convertible into common shares at a conversion price equal to 55% of the lowest trading price during the previous fifteen trading days prior to the conversion date, including the conversion date. Interest will be accrued and payable at the time of promissory note repayment.

On September 30, 2020, pursuant to the Exchange Agreement described above, the Company settled outstanding principal and interest of $285,428 for 285 Series C Preferred Shares. As at December 31, 2020, the note and derivative liability were extinguished (December 31, 2019 - $226,000 and $289,462, respectively).

(r)	During the year ended December 31, 2019, a convertible promissory note with an outstanding principal balance of $258,736 was assigned to another unrelated party with no changes to the terms of the note upon assignment. The note is unsecured, bears interest at 12% per annum, was due on September 19, 2018 and is convertible into common shares at a conversion price equal to the lessor of: (i) the lowest trading price during the previous fifteen trading days prior to the date of the promissory note; or (ii) 55% of the lowest trading price during the previous fifteen days prior to the latest complete trading day prior to the conversion date. Interest will be accrued and payable at the time of promissory note repayment.

On September 30, 2020, pursuant to the Exchange Agreement described above, the Company settled outstanding principal and interest of $342,641 for 343 Series C Preferred Shares. As at December 31, 2020, the note and derivative liability were extinguished (December 31, 2019 - $258,736 and $351,774, respectively).

(s)

During the year ended December 31, 2019, a convertible promissory note with an outstanding principal balance of $137,500 was assigned to another unrelated party with no changes to the terms of the note upon assignment. The note is unsecured, bears interest at 12% per annum, was due on January 22, 2020 and is convertible into common shares at a conversion price equal to 55% of the lowest trading price during the previous fifteen trading days prior to the conversion date, including the conversion date. Interest will be accrued and payable at the time of promissory note repayment.

On September 30, 2020, pursuant to the Exchange Agreement described above, the Company settled outstanding principal and interest of $166,401 for 166 Series C Preferred Shares. As at December 31, 2020, the note and derivative liability were extinguished (December 31, 2019 - $137,500 and $170,201, respectively).

(t)	On February 10, 2020, the Company issued a convertible promissory note in the principal amount of $119,600. The note is unsecured, bears interest at 8% per annum, is due on February 10, 2021, and is convertible into common shares of the Company, beginning 180 days from the date of the note up to maturity or repayment, at a price equal to 80% of the average of the lowest two trading prices for the common stock during the fifteen trading days before conversion. Deferred financing fees and original issuance discount on the note were $22,135. The derivative liability applied as a discount on the note was $97,465 and is accreted over the life of the note.

During the year ended December 31, 2020, the Company issued 11,549,008 common shares with a fair value of $549,376 for the conversion of $119,600 of principal resulting in a loss on settlement of debt of $429,776.

As at December 31, 2020, the note and derivative liability were extinguished. During the year ended December 31, 2020, the Company accreted $119,600, of the debt discount to finance costs.

(u)	On March 2, 2020, the Company issued a convertible promissory note in the principal amount of $60,950. The note is unsecured, bears interest at 8% per annum, is due on March 2, 2021, and is convertible into common shares of the Company, beginning 180 days from the date of the note up to maturity or repayment, at a price equal to 80% of the average of the lowest two trading prices for the common stock during the fifteen trading days before conversion. Deferred financing fees and original issuance discount on the note were $10,950. The derivative liability applied as a discount on the note was $50,000 and is accreted over the life of the note.

On September 18, 2020, the Company paid cash, received pursuant to the promissory note outlined in Note 8(g), of $78,643 for outstanding principal and interest on the note including a prepayment penalty of $15,221 to settle the debt.

As at December 31, 2020, the note and derivative liability were extinguished. During the year ended December 31, 2020, the Company accreted $60,950, of the debt discount to finance costs.

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(v)	On April 15, 2020, the Company issued a convertible promissory note in the principal amount of $60,950. The note is unsecured, bears interest at 8% per annum, is due on April 15, 2021, and is convertible into common shares of the Company, beginning 180 days from the date of the note up to maturity or repayment, at a price equal to 80% of the average of the lowest two trading prices for the common stock during the fifteen trading days before conversion. Deferred financing fees and original issuance discount on the note were $10,950. The derivative liability applied as a discount on the note was $50,000 and is accreted over the life of the note.

On September 18, 2020, the Company paid cash of $66,000 to settle all outstanding principal and interest on the note, resulting in a loss on the settlement of debt totaling $2,966.

As at December 31, 2020, the note and derivative liability were extinguished. During the year ended December 31, 2020, the Company accreted $60,950, of the debt discount to finance costs.

(w)

On August 31, 2020, the Company issued a convertible promissory note in the principal amount of $166,650 with a 10% original issuance discount totaling $16,650, for net proceeds of $150,000. The note is unsecured, bears interest at 10% per annum, is due and payable on demand, and is convertible into common shares of the Company, at a price equal to the lesser of (a) five cents ($0.05) per share or (b) seventy percent (70%) of the lowest traded price for the Company’s common stock during the fifteen (15) trading days preceding the relevant conversion.

On September 30, 2020, pursuant to the Exchange Agreement described above, the Company settled outstanding principal and interest of $167,974 for 168 Series C Preferred Shares. As at December 31, 2020, the note was extinguished.

(x)	On September 17, 2020, the Company issued a convertible promissory note in the principal amount of $288,860 with a 10% original issuance discount totaling $28,860, for net proceeds of $260,000. The note is unsecured, bears interest at 10% per annum, is due on June 17, 2021, and is convertible into common shares of the Company at a price equal to the lesser of (a) four cents ($0.04) per share or (b) seventy percent (70%) of the lowest traded price for the Company’s common stock during the fifteen (15) trading days preceding the relevant conversion.

On September 30, 2020, pursuant to the Exchange Agreement described above, the Company settled outstanding principal and interest of $289,889 for 290 Series C Preferred Shares. As at December 31, 2020, the note was extinguished.

(y)	On August 30, 2017, the Company issued a convertible promissory note in the principal amount of $15,000. The note is unsecured, bears interest at 10% per annum, is due on August 30, 2018, and is convertible into common shares of the Company at a price equal to a 20% discount of the average closing bid price for the Company’s common stock during the five (5) trading days immediately preceding a conversion date, with a floor price of $0.005. The note was issued as a Commitment fee and is included in Finance costs during the nine months ending September 30, 2020.

On September 30, 2020, pursuant to the Exchange Agreement described above, the Company settled outstanding principal and interest of $18,131 for 18 Series C Preferred Shares. As at December 31, 2020, the note was extinguished.

(z)	On May 2, 2019, the Company issued a convertible promissory note in the principal amount of $10,000. The note is unsecured, bears interest at 8% per annum, is due on May 2, 2020, and is convertible into common shares of the Company at a price equal to a 58% of the lowest traded price of the Company’s common stock during the five (5) trading days immediately preceding the conversion date. The note was issued for proceeds paid directly to legal counsel for legal fees, related to the 2019 S-1 Registration Statement, and is included in Accounting & Legal during the nine months ending September 30, 2020.

On September 30, 2020, pursuant to the Exchange Agreement described above, the Company settled outstanding principal and interest of $11,841 for 12 Series C Preferred Shares. As at December 31, 2020, the note was extinguished.

(aa)	On June 10, 2019, the Company issued a convertible promissory note in the principal amount of $15,000. The note is unsecured, bears interest at 10% per annum, is due on August 30, 2018, and is convertible into common shares of the Company at a price equal to a 20% discount of the average closing bid price for the Company’s common stock during the five (5) trading days immediately preceding a conversion date, with a floor price of $0.005. The note was issued for proceeds paid directly to a third party for audit fees, related to the 2019 S-1 Registration Statement, and is included in Accounting & Legal during the nine months ending September 30, 2020.

On September 30, 2020, pursuant to the Exchange Agreement described above, the Company settled outstanding principal and interest of $51,999 for 52 Series C Preferred Shares. As at December 30, 2020, the note was extinguished.

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Note 10 – DERIVATIVE LIABILITIES

The Company records the fair value of the of the conversion feature of the convertible loans payable disclosed in Note 9 in accordance with ASC 815, Derivatives and Hedging. The fair value of the derivative was calculated using a multi-nominal lattice model. The fair value of the derivative liabilities is revalued on each balance sheet date with corresponding gains and losses recorded in the consolidated statement of operations.

The following range of inputs and assumptions were used to value the derivative liabilities outstanding during the years ended December 31, 2020 and 2019, assuming no dividend yield:

	2020	2019
Expected volatility	243 - 531%	176 - 374%
Risk free interest rate	0.09 - 0.18%	1.6 - 2.6%
Expected life (years)	0.25 - 1.0	0.25 - 2.0

A summary of the activity of the derivative liabilities is shown below:

$
Balance, January 1, 2019	2,188,354
New issuances	939,919
Change in fair value	(271,704)
Balance, December 31, 2019	2,856,569

Balance, January 1, 2020	2,856,569
New issuances	197,465
Extinguished	(10,440,286)
Change in fair value	7,386,252
Balance, December 31, 2020	-

Note 11 – LEASES

Lessor

During the year ended December 30, 2020, the Company began financing the lease of certain assets under rental revenue contracts with its customers and accounts for them in accordance with ASC 842 as outlined under “Leases” in Note 3.

During the year ended December 31, 2020, the Company recognized lease receivables of $45,856, to reflect lease payments expected to be received over the term of the agreements and derecognized $30,000 in inventory related to the underlying asset.

Lease receivable	December 31, 2020
Balance, January 1, 2020	$-
Additions	45,856
Receipt of payments	(3,000)
Balance, December 31, 2020	42,856
Current portion of lease receivable	(4,297)
Long term potion of lease receivable	$38,559

Lease receivables are measured at the commencement date based on the present value of future lease payments less the present value of the unguaranteed residual asset. The Company used the rate implicit in the rental revenue contracts to calculate the present value of future payments and unguaranteed residual asset at the date of commencement.

In accordance with the terms of the agreement, the Company recorded $45,856 in rental revenues related to the lease at the date of commencement and $30,000 in cost of goods sold.

Lessee

The Company leases certain assets under lease agreements.

On October 1, 2019, the Company entered into a 5-year lease agreement for a photocopier (the “Copier Lease”). Upon recognition of the lease, the Company recognized right-of-use assets of $8,683 and lease liabilities of $8,683. As of December 31, 2020, the Copier lease had a remaining term of 3.75 years.

On April 1, 2020, the Company terminated its showroom space lease, resulting in a gain of $8,428 (CDN$11,294) which is included in general and administrative expense. On May 31, 2020, the Company’s office leases expired.

On July 10, 2020, the Company entered into a lease agreement for retail, showroom and warehouse space in Fairfield, CA (the “Fairfield Lease”). Upon initial recognition of the lease, the Company recognized right-of-use assets of $164,114 and lease liabilities of $156,364. The difference between the recorded operating lease assets and lease liabilities is due to prepaid rent deposits to be applied to first months’ rent of $7,750. The lease included a rent-free period with rent payments commencing on October 1, 2020. As of December 31, 2020, Fairfield Lease had a remaining term of 1.67 years. The Fairfield Lease also included a refundable security deposit of $7,750 which is included in prepaid expenses and deposits at December 31, 2020.

On July 14, 2020, the Company entered into a lease agreement for office space in Surrey, BC (the “Croydon Lease”). Upon initial recognition of the lease, the Company recognized right-of-use assets of $133,825 and lease liabilities of $125,014. The difference between the recorded operating lease assets and lease liabilities is due to prepaid rent deposits to be applied to first months’ rent of $8,811 (CDN$11,948). The lease included a rent-free period with rent payments commencing on September 1, 2020. As of December 31, 2020, the lease had a remaining term of 2.58 years.

Right-of-use assets have been included within fixed assets, net and lease liabilities have been included in operating lease liability on the Company’s consolidated balance sheet.

Right-of-use assets	December 31, 2020	December 31, 2019
Cost	$302,477	$178,202
Accumulated depreciation	(53,158)	(39,671)
Total right-of-use assets	$249,319	$138,531

Lease liability	December 31, 2020	December 31, 2019
Current portion	$125,864	$62,935
Long-term portion	150,877	74,225
Total lease liability	$276,741	$137,160

Operating lease liabilities are measured at the commencement date based on the present value of future lease payments. As the Company’s lease did not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments. The Company used a weighted average discount rate of 11.98% in determining its lease liabilities. The discount rate was derived from the Company’s assessment of borrowings.

Right-of-use assets include any prepaid lease payments and exclude any lease incentives and initial direct costs incurred. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. The lease terms may include options to extend or terminate the lease if it is reasonably certain that the Company will exercise that option.

Operating lease expense for the twelve months ended December 31, 2020 was $86,645 (2019 - $44,875) and is recorded in general and administration expense.

Future minimum lease payments to be paid by the Company as a lessee for operating leases as of December 31, 2020 for the next three years are as follows:

Operating lease commitments and lease liability	December 31, 2020
2021	$152,317
2022	124,565
2023	37,060
2024	1,736
Total future minimum lease payments	315,678
Discount	(38,937)
Total	276,741
Current portion of operating lease liabilities	(125,864)
Long-term portion of operating lease liabilities	$150,877

105

Note 12 – MEZZANINE EQUITY

Authorized

5,000,000 shares of redeemable Series C preferred shares, authorized, each having a par value of $0.001 per share. Each share of Series C preferred shares is convertible into shares of common stock at a conversion rate equal to the lowest traded price for the fifteen trading days immediately preceding the date of conversion.

1,000,000 shares of redeemable Series D preferred shares, authorized, each having a par value of $0.001 per share. Each share of Series D preferred shares is convertible into 5 shares of common stock.

5,000,000 shares of redeemable Series E preferred shares, authorized, each having a par value of $0.001 per share. Each share of Series E preferred shares is convertible into 4 shares of common stock.

10,000 shares of redeemable Series F preferred shares, authorized, each having a par value of $0.001 per share. Each share of Series F preferred shares is convertible into common stock at an amount equal to the lesser of (a) one hundred percent of the lowest traded price for the Company’s stock for the fifteen trading days immediately preceding the relevant Conversion and (b) a twenty percent discount to the price of the common stock in an offering with gross proceeds of at least $10,000,000.

Mezzanine Preferred Equity Transactions

During the year ended December 31, 2020:

●	On September 30, 2020, the Company entered into an Exchange Agreement, as outlined in Note 9, to settle outstanding convertible debt and accrued interest in exchange for 2,347 shares of Series C preferred shares with an aggregate carrying amount of $2,348,208. The shares were issued October 14, 2020.

●	On September 30, 2020, the Company entered into a Securities Purchase Agreement (the “Series C SPA”) whereby the Company agrees to sell and the Purchaser agrees to purchase, in a series of closings (the “Closings”), up to 200 shares of Series C preferred shares at a price of $1,000 per share. At the First Closing, the Company agrees to issue 250 shares of Series C preferred shares, representing 200 Purchased Shares and 50 Commitment Shares. On October 14, 2020, the Company issued 250 Series C shares for gross proceeds of $200,000 in full satisfaction of the First Closing.

●	On November 6, 2020, the Company received gross proceeds of $300,000 for 300 Series C Preferred Shares in lieu of the Second Closing for the Series C SPA. The shares are included in preferred shares to be issued at December 31, 2020.

●	On December 7, 2020, the Company received gross proceeds of $200,000 for 200 Series C Preferred Shares in lieu of the Second Closing for the Series C SPA. The shares are included in preferred shares to be issued at December 31, 2020.

●	On December 23, 2020, the Company entered into a Securities Purchase Agreement (the “Series F SPA”) whereby the Company agrees to sell and the Purchaser agrees to purchase, in a series of closings (the “Closings”) of at least 1,000 Series F preferred shares at a price of $1,000 per share. The First and Second Closings, will each be for 1,500 Preferred Shares at a purchase price of $1,500,000, the Second Closing which will follow the filing of the Registration Statement. Any Additional Closings will be for the purchase of at least 1,000 Series F preferred shares, every thirty calendar days, and shall follow the Registration Statement being declared effective. The shares are included in preferred shares to be issued at December 31, 2020 with a fair value of $731,992 and were issued subsequently on February 4, 2021.

●	During the year ended December 31, 2020, 1,573 Series C Preferred Shares were converted into common shares, see note 14.

●	On December 22, 2020, the Company received conversion notices to convert 18 Series C shares into 96,861 common shares. 18 Series C were converted subsequently on January 19, 2021.

●	On December 23, 2020, the Company received conversion notices to convert 286 Series C shares into 1,539,014 common shares. 286 Series C were converted subsequently on January 15, 2021.

During the year ended December 31, 2019:

●	The Company settled various accounts payable balances, debt and preferred shares in exchange for shares of common stock to be issued and warrants. Included in these settlements were 100,500 and 4,649,908 shares of Series D and Series E preferred shares, respectively, with an aggregate carrying value of $6,668,643.

106

Note 13 – PREFERRED STOCK

Authorized

3,000,000 shares of Series A preferred shares authorized, each having a par value of $0.001 per share.

10,000 shares of Series B convertible preferred shares authorized, each having a par value of $0.001 per share. Each share of Series B convertible preferred shares is convertible into 100,000 shares of common stock.

On March 26, 2019, the Company effected a reverse stock split of its shares of common stock on a four thousand (4,000) old for one (1) new basis. Preferred share amounts remained unchanged.

On October 29, 2019, the Company re-designated its Series A Preferred Stock. The Series A Preferred Stock shall be entitled to vote with the holders of the Company’s Common Stock as a class at the rate of 665 common stock votes per share of Series A Preferred Stock. The Series A Preferred Stock shall be deemed cancelled five years following issuance, provided that the Board of Directors may, in its discretion, retire the Series A Preferred Stock at any time after two years following issuance, or defer the retirement of the Series A Preferred Stock for up to 10 years following issuance.

Preferred Stock Transactions

During the year ended December 31, 2020:

●

On May 21, 2020, the Company issued an aggregate of 136 shares of Series B preferred shares to various parties for past services to the Company, which included 122 issued to related parties and 2 issued to a former director of the Company. These preferred shares were valued at $767,040, based on the fair value of the underlying common stock, discounted for the six months hold period before the preferred shares can be converted. The issuance is recorded under compensation expense.

●	On October 26, 2020, the Company agreed to issue 100 shares of Series B preferred shares to for investor relations services to the Company, these preferred shares were valued at $1,340,000, based on the fair value of the underlying common stock.

●	On December 11, 2020, 4 Series B preferred shares were converted into common shares, see note 14.

During the year ended December 31, 2019:

●	The Company settled various accounts payable balances, debt and preferred shares in exchange for shares of common stock to be issued and warrants. Included in these settlements were 132 shares of Series B Preferred Stock with a carrying value of $4,872,732.

●	On October 29, 2019, the Company issued an aggregate of 200,376 shares of Series A preferred shares at value of $200 to three directors of the Company.

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Note 14 – COMMON STOCK AND ADDITIONAL PAID IN CAPITAL

Authorized

On March 26, 2019, the Company effected a reverse stock split of its shares of common stock on a four thousand (4,000) old for one (1) new basis. Upon effect of the reverse split, authorized capital decreased from 3,000,000,000 shares of common stock to 750,000 shares of common stock. Subsequently, on May 23, 2019, an increase in common shares to 150,000,000 was authorized, with a par value of $0.001. These consolidated financial statements give retroactive effect to such reverse stock split named above and all share and per share amounts have been adjusted accordingly, unless otherwise noted. Each share of common stock is entitled to one (1) vote.

Common Stock Transactions

During the year ended December 31, 2020:

●	The Company issued an aggregate of 191,865 shares of common stock for cash proceeds of $100,031.

●	The Company issued an aggregate of 4,303,000 shares of common stock with a fair value of $1,360,784 in exchange for services.

●	The Company issued an aggregate of 16,880,146 shares of common stock with a fair value of $7,521,454 to satisfy shares to be issued.

●	The Company issued 2,363,532 shares of common stock with a fair value of $214,286 for share-settled debt.

●	The Company issued an aggregate of 52,937,999 shares of common stock with a fair value of $3,577,005 upon the conversion of $777,872 of convertible debentures and accrued interest, as outlined in Note 9, per the table below:

Date issued	Common shares issued (#)	Fair value(1)	Converted balance(2)	Loss on conversion
January 7, 2020	53,764	$53,226	$20,000	$(33,226)
February 4, 2020	135,802	127,654	20,000	(107,654)
February 7, 2020	151,234	142,160	24,500	(117,660)
February 26, 2020	151,515	45,455	20,000	(25,455)
February 26, 2020	140,151	39,242	18,500	(20,742)
March 9, 2020	170,000	27,200	13,090	(14,110)
March 9, 2020	195,547	68,441	13,000	(55,441)
March 11, 2020	180,505	63,177	12,000	(51,177)
April 1, 2020	140,000	9,800	3,889	(5,911)
April 1, 2020	220,000	15,400	6,666	(8,734)
April 2, 2020	218,678	16,379	7,000	(9,379)
April 21, 2020	264,026	24,649	8,000	(16,649)
May 15, 2020	258,000	25,800	7,166	(18,634)
May 19, 2020	426,000	80,940	17,338	(63,602)
May 19, 2020	675,675	100,000	30,000	(70,000)
May 19, 2020	350,000	33,250	12,705	(20,545)
May 19, 2020	337,837	50,000	15,000	(35,000)
May 21, 2020	298,606	56,735	13,258	(43,477)
May 21, 2020	611,111	116,111	27,750	(88,361)
July 8, 2020	500,000	45,000	10,500	(34,500)
July 8, 2020	857,142	72,857	18,000	(54,857)
July 8, 2020	600,000	22,800	11,549	(11,251)
July 8, 2020	639,846	51,188	13,437	(37,751)
July 8, 2020	880,952	70,476	18,500	(51,976)
July 10, 2020	809,523	29,952	17,000	(12,952)
July 17, 2020	1,121,212	55,948	18,500	(37,448)
July 17, 2020	1,151,515	46,291	19,500	(26,791)
July 20, 2020	1,130,000	45,426	17,091	(28,335)
July 23, 2020	879,157	43,870	14,506	(29,364)
August 3, 2020	1,309,824	35,234	14,146	(21,088)
August 3, 2020	1,638,117	33,991	17,692	(16,299)
August 10, 2020	1,412,525	30,553	15,255	(15,298)
August 13, 2020	1,000,000	20,100	15,000	(5,100)
August 13, 2020	1,130,000	25,877	11,311	(14,566)
August 13, 2020	1,465,201	29,451	16,000	(13,451)
August 19, 2020	1,484,615	22,269	19,300	(2,969)
August 25, 2020	1,750,000	125,125	11,340	(113,785)
August 25, 2020	1,483,146	106,045	13,200	(92,845)
August 25, 2020	620,033	44,332	4,018	(40,314)
August 25, 2020	1,490,000	106,535	8,851	(97,684)
August 25, 2020	1,893,939	135,417	12,500	(122,917)
August 26, 2020	1,818,182	130,000	12,000	(118,000)
August 27, 2020	1,808,989	156,839	16,100	(140,739)
August 31, 2020	1,808,989	84,842	16,100	(68,742)
September 1, 2020	1,560,000	79,560	9,266	(70,294)
September 2, 2020	1,808,989	80,283	16,100	(64,183)
September 9, 2020	1,808,989	66,119	16,100	(50,019)
September 10, 2020	2,727,273	92,045	18,000	(74,045)
September 14, 2020	1,560,000	46,566	9,266	(37,300)
September 17, 2020	345,291	12,879	7,700	(5,179)
September 18, 2020	2,938,117	113,705	19,039	(94,666)
September 22, 2020	1,515,151	57,879	10,000	(47,879)
September 24, 2020	412,831	51,232	5,699	(45,533)
September 29, 2020	2,600,000	310,700	15,444	(295,256)
Total	52,937,999	$3,577,005	$777,872	$(2,799,133)

(1)	Fair values are derived based on the closing price of the Company’s common stock on the date of the conversion notice.

(2)	Converted balance includes portions of principal, accrued interest, financing fees, interest penalties and other fees converted upon the issuance of shares of common stock.

108

During the year ended December 31, 2019:

●	The Company issued an aggregate of 72,295 shares of common stock with a fair value of $63,437 in exchange for services.

●	The Company issued an aggregate of 32,000 shares of common stock with a fair value of $37,760 as partial settlement for accounts payable, as outlined in Note 8.

●	The Company issued an aggregate of 407,536 shares of common stock with a fair value of $506,468 upon the conversion of $180,642 of convertible debentures, accrued interest and accounts payable, as outlined in Note 9, per the table below:

Date issued	Common shares issued (#)	Fair value(1)	Converted balance(2)	Loss on conversion
January 22, 2019	10,189	$28,527	$15,690	$(12,837)
March 11, 2019	18,606	37,211	12,280	(24,931)
March 15, 2019	27,137	54,238	17,899	(36,339)
June 17, 2019	45,216	58,781	31,651	(27,130)
June 20, 2019	34,450	36,517	19,895	(16,622)
July 17, 2019	37,900	33,352	5,628	(27,724)
August 26, 2019	40,000	27,020	6,620	(20,400)
September 18, 2019	39,500	49,376	8,255	(41,121)
October 11, 2019	35,000	44,450	13,475	(30,975)
November 13, 2019	47,500	77,899	18,810	(59,089)
November 7, 2019	23,149	18,519	10,000	(8,519)
December 19, 2019	48,889	40,578	22,000	(18,578)
Total	407,536	$506,468	$182,203	$(324,265)

(1)	Fair values are derived based on the closing price of the Company’s common stock on the date of the conversion notice.

(2)	Converted balance includes portions of principal, accrued interest, accounts payable, financing fees and interest penalties converted upon the issuance of shares of common stock.

109

Common Stock to be Issued

Common stock to be issued as at December 31, 2020 consists of:

●	3,264,285 shares valued at $52,229 to be issued pursuant to settlement of share-settled debt.

●	4,874,690 shares valued at $1,383,815 to be issued pursuant to settlement of various accounts payable balances and outstanding debt in exchange for shares of common stock to be issued.

As at December 31, 2020, 8,138,975 shares of common stock remain to be issued with a value of $1,436,044, all of which were issued subsequent to year end.

Warrants

On December 23, 2020, the Company granted 3,000,000 warrants concurrently with the execution of the Series F SPA. The warrants are exercisable into one share of common stock at an exercise price of $0.50 per share. Warrants were valued at $768,008, under the relative fair value allocation approach. The warrants expire on the five-year anniversary of the Initial Exercise Date.

On March 2, 2020, the Company granted 2,829,859 warrants with a contractual life of five years and exercise price of $0.25 per share in exchange for strategic advisory services. Warrants were valued at $465,248 using the Black Scholes Option Pricing Model with the assumptions outlined below. Expected life was determined based on historical exercise data of the Company.

On October 26, 2020, the Company promised to grant 1,000,000 warrants with a contractual life of three years and exercise price of $0.25 per share in exchange for investor relations services. Warrants were valued at $163,998 using the Black Scholes Option Pricing Model with the assumptions outlined below and were issued subsequently on February 10, 2021. As at December 31, 2020, the value of the warrants was included in obligation to issue warrants.

On December 31, 2020, the Company granted 250,000 warrants with a contractual life of two years and exercise price of $1.00 per share as part of a Debt Conversion and Settlement agreement. Warrants were valued at $328,329 using the Black Scholes Option Pricing Model with the assumptions outlined below.

	December 31, 2020	December 31, 2019
Risk-free interest rate	0.13% - 0.88%	1.62%
Expected life	2.0 - 5.0 years	3.0 years
Expected dividend rate	0%	0%
Expected volatility	266 - 321%	280%

Continuity of the Company’s common stock purchase warrants issued and outstanding is as follows:

	Warrants	Weighted average exercise price
Outstanding at year end December 31, 2018	-	$-
Granted	6,859,954	0.77
Exercised	-	-
Expired	-	-
Outstanding at year December 31, 2019	6,859,954	$0.77
Granted	6,079,859	0.40
Exercised	-	-
Expired	-	-
Outstanding as at December 31, 2020	12,939,813	$0.60

As at December 31, 2020, the weighted average remaining contractual life of warrants outstanding was 3.20 years (2019 – 3.08 years) with an intrinsic value of $9,605,067 (2019 - $108,246).

110

Note 15 – RELATED PARTY TRANSACTIONS

As at December 31, 2020, the Company owed $317,997 (December 31, 2019 - $263,409) to the President, CEO, and then CFO of the Company for management fees and salaries, which has been recorded in trade and other payables. The amounts owed and owing are unsecured, non-interest bearing, and due on demand. During the year ended December 31, 2020 the Company incurred $300,000 (2019 - $100,000) in salaries to the President, CEO, and then CFO of the Company and made payments of $170,381.

As at December 31, 2020, the Company owed $Nil (December 31, 2019 - $7,260 (CDN$9,450)) to a company controlled by the son of the President, CEO, and then CFO of the Company for subcontractor services. The balance owing has been recorded in trade and other payables. The amount owing is unsecured, non-interest bearing, and due on demand.

On May 21, 2020, the Company issued an aggregate of 136 shares of Series B convertible preferred shares to various parties for past services to the Company, which included 122 issued to related parties and 2 issued to a former director of the Company. These preferred shares were valued at $767,040, based on the fair value of the underlying common stock, discounted for the six months hold period before the preferred shares can be converted. The issuance is recorded under compensation expense.

Note 16 – COMMITMENTS

Product Warranties

The Company’s warranty policy generally covers a period of two years which is also covered by the manufacturer warranty. Thus, any warranty costs incurred by the Company are immaterial.

Indemnifications

In the normal course of business, the Company indemnifies other parties, including customers, lessors, and parties to other transactions with the Company, with respect to certain matters. The Company has agreed to hold the other parties harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties. These agreements may limit the time within which an indemnification claim can be made and the amount of the claim. In addition, the Company has entered into indemnification agreements with its officers and directors, and the Company’s bylaws contain similar indemnification obligations to the Company’s agents. It is not possible to determine the maximum potential amount under these indemnification agreements due to the Company’s limited history with prior indemnification claims and the unique facts and circumstances involved in each particular agreement. Historically, payments made by the Company under these agreements have not had a material effect on the Company’s operating results, financial position, or cash flows.

111

Note 17 – CONTINGENCIES

On September 7, 2016, Chetu Inc. filed a Complaint for Damage in Florida to recover an unpaid invoice amount of $27,335 plus interest of $4,939. The invoice was not paid due to a service dispute. As at December 31, 2020, included in trade and other payables is $47,023 (December 31, 2019 - $40,227) related to this unpaid invoice, interest and legal fees.

On May 24, 2017, the Company received a notice of default from Coastal Investment Partners LLC (“Coastal”), on three 8% convertible promissory notes issued by the Company in aggregate principal amount of $261,389 and commenced a lawsuit on June 12, 2017 in the United States District Court, Southern District of New York. Coastal alleges that the Company failed to deliver shares of common stock underlying the Coastal notes, and thus giving rise to an event of default. Coastal seeks damages in excess of $250,000 for breach of contact damages, and legal fees incurred by Coastal with respect to the lawsuit. On June 13, 2017, Coastal filed a complaint and motion for a preliminary injunction seeking conversion of the principal amount of a note issued by it to the Company into common stock of the Company. The Court issued an Order to Show Cause as to why a preliminary injunction should not be issued on June 27, 2017, and the Company opposed Coastal’s motion. A hearing on the motion for preliminary injunction was held on July 26, 2017. For the following reasons, the Court denied Coastal’s motion for a preliminary injunction. The Company also filed a cross motion to dismiss on the grounds that the $72,500 Note violates New York’s criminal usury law. The Court did not address this motion at that time and has set a separate briefing schedule for it. On December 31, 2020, the Company entered into a Settlement Agreement with Coastal for full and final satisfaction of its claims and all outstanding principal debt and accrued interest for $250,000 paid in cash and 200,000 shares of common stock fair valued at $268,000. As at December 31, 2020, $250,000 is included in loans and accrued interested and $268,000 is included in shares to be issued in relation to the settlement. The Company paid cash of $250,000 on February 11, 2021, in satisfaction of the agreement.

On October 10, 2017, a vendor filed a complaint for Breach of Contract with Superior Court of the State of California. The Complainant is alleging that it is contractually owed 1,848,130 shares of the Company’s common stock and is seeking damages of $270,000. In addition, a related vendor filed in the same filing a complaint for $72,000 as part of a consulting agreement the Company executed. Subsequent to year end, the Company reached a settlement of which the terms have not, as yet, occurred. As at December 31, 2020, included in accrued liabilities is a contingent liability of $115,000 for the expected financial impact of the settlement. Subsequent to December 31, 2020, the Company issued 115,000 shares of restricted common stock pursuant to the settlement.

On April 9, 2018, the Company received a share-reserve increase letter from JSJ Investments Inc. (“JSJ”) pursuant to the terms of a 10% convertible promissory note issued to the Company in the principal amount of $135,000. On April 24, 2018, the Company received a notice of default from JSJ for failure to comply with the share-reserve increase and on April 30, 2018 demanded payment in full of the default amount totaling $172,845. On May 7, 2018, JSJ commenced a lawsuit in the United States District Court, District of Dallas County, Texas. JSJ alleges that the Company failed to comply with the share-reserve increase letter, thus giving rise to an event of default, and failed to pay the outstanding default amount due under the terms of the note. JSJ seeks damages in excess of $200,000 but not more than $1,000,000, which consists of the principal amount of the note, default interest, and legal fees incurred by JSJ with respect to the lawsuit. This action is still pending but as at September 30, 2020, JSJ has negotiated a reduced amount with a private investor. As at September 30, 2020, the principal balance and accrued interest on this convertible note is included on the consolidated balance sheet under convertible notes payable. In November 2020, the Company entered into a Settlement Agreement with JSJ for full and final satisfaction if its claims for $100,000 (the “Settlement Payment”) paid in cash on or before November 10, 2020. Upon receipt of the Settlement Payment, JSJ agreed to provide (a) a settlement agreement and release of all its claims against the Company; and (b) a consent dismissal order in B.C. Supreme Court Action No. 1911876 on a “without costs” basis. The Company paid cash of $100,000 on November 10, 2020 in satisfaction of the agreement. See Note 9(e).

112

Note 18 – INCOME TAX

For the years ended December 31, 2020 and 2019, there is $Nil and $Nil current and deferred income tax expense, respectively, reflected in the Statement of Operations.

The following are the components of income before income tax reflected in the Statement of Operations for the years ended December 31, 2020 and 2019:

Component of Loss Before Income Tax

	December 31, 2020	December 31, 2019
Loss before income tax	$(6,177,099)	$(3,078,120)
Income tax	$-	$-
Effective tax rate	21.0%	21.0%

Deferred income taxes arise from temporary differences between the tax and financial statement recognition of revenue and expense. In evaluating the ability to recover the deferred tax assets within the jurisdiction from which they arise, the Company considered all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. In projecting future taxable income, the Company began with historical results adjusted for changes in accounting policies and incorporates assumptions including the amount of future pretax operating income, the reversal of temporary differences, and the implementation of feasible and prudent tax planning strategies. These assumptions require significant judgment about the forecasts of future taxable income and are consistent with the plans and estimate the Company are using to manage the underlying businesses. In evaluating the objective evidence that historical results provide, the Company consider three years of cumulative operating income (loss).

As of December 31, 2020, the Company had aggregate net operating losses of $51,310,040 (2019 - $45,132,941) to offset future taxable income in the United States and the United Kingdom. The deferred tax assets at December 31, 2020 were fully reserved. Management believes it is more likely than not that these assets will not be realized in the near future.

Note 19 – SUPPLEMENTAL CASH FLOW INFORMATION

	Year Ended
	December 31, 2020	December 31, 2019

Cash paid during the period for:
Income tax payments	$—	$—
Interest payments	$21,206	$46,500

Non-cash investing and financing transactions:
Shares issued for convertible notes payable and accrued interest	$5,501,965	$506,468
Shares issued and to be issued for share-settled debt	$2,246,334	$634,498
Convertible debenture issued for financing fees	$-	$250,419
Preferred shares exchanged for shares to be issued	$-	$11,541,375
Initial recognition of lease assets	$306,622	$178,202
Initial recognition of lease liabilities	$290,061	$171,648

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Note 20 – SUBSEQUENT EVENTS

Management has evaluated events subsequent to the year ended for transactions and other events that may require adjustment of and/or disclosure in such consolidated financial statements.

Subsequent to December 31, 2020, the Company issued:

●	1,539,014 shares of common stock for conversion of 286 Series C Preferred Shares with an aggregate carrying value of $286,302.

●	1,751,288 shares of common stock were cancelled and returned to treasury due to a duplicated issuance for share settled debt.
●	3,264,285 shares of common stock with a fair value of $52,229 to satisfy shares to be issued at December 31, 2020.

●	The Company issued 100 Series B Preferred Shares with a fair value of $1,340,000 and 1,000,000 warrants with a fair value of $163,998 pursuant to an investor relations agreement dated October 26, 2020.

●	300,000 shares of common stock with a fair value of $387,000 to satisfy shares to be issued at December 31, 2020.

●	35,148 shares of common stock with a fair value of $45,341 to satisfy shares to be issued at December 31, 2020.

●	96,861 shares of common stock for conversion of 18 Series C Preferred Shares with an aggregate carrying value of $18,131.

●	1,700,000 shares of common stock for conversion of 17 Series B Preferred Shares with an aggregate carrying value of $95,880.

●	375,000 shares of common stock with a fair value of $502,500 to satisfy shares to be issued at December 31, 2020.

●	200,000 shares of common stock with a fair value of $268,000 to satisfy shares to be issued at December 31, 2020.

●	3,964,542 shares of common stock with a fair value of $180,974 to satisfy shares to be issued at December 31, 2020.

●	3,000 shares of Series F preferred shares with a fair value of $731,992 to satisfy preferred shares to be issued at December 31, 2020, pursuant to the Series F SPA, see note 12.

●	150,000 shares of common stock with a fair value of $138,750 pursuant to a consulting services agreement dated January 26, 2021.

●	115,000 shares of common stock with a fair value of $60,835 pursuant to a legal settlement, see Note 17.

●	695,173 shares of common stock for conversion of 168 Series C Preferred Shares with an aggregate carrying value of $51,999.

●	16 shares of Series B Preferred Shares, convertible into 100,000 shares of common stock per Series B preferred shares, to members of the Board of Directors for compensation with an aggregate fair value of $849,600 based on the underlying security.

114

DSG GLOBAL, INC.

115

PART I: FINANCIAL INFORMATION

ITEM 1: Financial Statements (unaudited)

The accompanying unaudited interim condensed consolidated financial statements of DSG Global Inc. as at March 31, 2021, have been prepared by our management in conformity with accounting principles generally accepted in the United States of America and in accordance with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X and, therefore, do not include all information and footnotes necessary for a complete presentation of financial position, results of operations, cash flows, and stockholders’ equity in conformity with generally accepted accounting principles. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

Operating results for the three-month period ended March 31, 2021 are not necessarily indicative of the results that can be expected for the year ending December 31, 2021.

116

DSG GLOBAL, INC.

CONSOLIDATED BALANCE SHEETS

AS AT MARCH 31, 2021 AND DECEMBER 31, 2020

(Expressed in U.S. dollars)

(UNAUDITED)

	March 31, 2021	December 31, 2020

ASSETS
CURRENT ASSETS
Cash	$1,273,808	$1,372,016
Trade receivables, net	82,408	27,874
Lease receivable	49,680	4,297
Inventories, net of inventory allowance of $151,191 and $146,292, respectively	351,911	254,362
Prepaid expenses and deposits	177,380	124,144
TOTAL CURRENT ASSETS	1,935,187	1,782,693

Lease receivable	238,650	38,559
Fixed assets, net	247,740	268,981
Equipment on lease, net	251	496
Intangible assets, net	12,526	12,833
TOTAL ASSETS	$2,434,354	$2,103,562

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Trade and other payables	$1,062,171	$1,786,313
Deferred revenue	190,444	93,548
Operating lease liability	119,154	125,864
Loans payable	23,260	9,981
Convertible notes payable	319,442	513,328
TOTAL CURRENT LIABILITIES	1,714,471	2,529,034

Operating lease liability	117,065	150,877
Loans payable	220,307	232,834
TOTAL LIABILITIES	2,051,843	2,912,745

Going concern (Note 2)
Commitments (Note 15)
Contingencies (Note 16)
Subsequent events (Note 18)

MEZZANINE EQUITY
Redeemable preferred stock, $0.001 par value, 6,010,000 shares authorized (2020 – 6,010,000), 3,262 issued and outstanding (2020 -1,024), 48,706 to be issued (2020 – 49,706)	2,977,640	2,239,936

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.001 par value, 3,010,000 shares authorized (2020 – 3,010,000), 200,587 issued and outstanding (2020 – 200,508)	2,725,600	2,084,680
Common stock, $0.001 par value, 350,000,000 shares authorized, (2020 – 350,000,000); 109,536,971 issued and outstanding (2020 – 95,765,736)	109,541	94,018
Additional paid in capital, common stock	46,055,017	43,299,937
Discounts on common stock	(69,838)	(69,838)
Common stock to be issued	-	1,436,044
Obligation to issue warrants	-	163,998
Accumulated other comprehensive income	1,246,162	1,252,082
Accumulated deficit	(52,661,611)	(51,310,040)
TOTAL STOCKHOLDERS’ DEFICIT	(2,595,129)	(3,049,119)

TOTAL LIABILITIES MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT	$2,434,354	$2,103,562

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements

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DSG GLOBAL, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Expressed in U.S. dollars)

(UNAUDITED)

	Three months ending
	March 31, 2021	March 31, 2020

Revenue	$387,106	$150,212
Cost of revenue	130,692	28,566
Gross profit	256,414	121,646

Operating expenses
Compensation expense	1,263,384	642,536
General and administration expense	401,543	524,747
Bad debt expense	4,580	9,348
Depreciation and amortization expense	5,123	656
Total operating expense	1,674,630	1,177,287
Loss from operations	(1,418,216)	(1,055,641)

Other income (expense)
Foreign currency exchange	(14,826)	(120,681)
Other income	16,645	-
Change in fair value of derivative instruments	-	(945,594)
Gain (Loss) on extinguishment of debt	76,316	(428,465)
Finance costs	(11,490)	(407,578)
Total other income (expense)	66,645	(1,902,318)

Net loss	$(1,351,571)	$(2,957,959)

Net loss per share

Basic and diluted:
Basic	$(0.01)	$(0.84)
Diluted	$(0.01)	$(0.84)

Weighted average number of shares used in computing basic and diluted net loss per share:
Basic	101,999,610	3,515,590
Diluted	101,999,610	3,515,590

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements

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DSG GLOBAL, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Expressed in U.S. dollars)

(UNAUDITED)

	Three months ending
	March 31, 2021	March 31, 2020

Net loss	$(1,351,571)	$(2,957,959)
Other comprehensive (loss) income

Foreign currency translation adjustments	(5,920)	189,591

Comprehensive loss	$(1,357,491)	$(2,768,368)

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements

119

DSG GLOBAL, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(Expressed in U.S. dollars)

(UNAUDITED)

	Common Stock						Preferred Stock
	Shares	Amount	Additional paid in capital	Discount on common stock	To be issued	Obligation to issue warrants	Amount	Accumulated other comprehensive income	Accumulated deficit	Total stockholders’ deficit
Balance, December 31, 2019	1,146,302	$1,146	$28,097,710	$(69,838)	$7,402,254	$-	$200	$1,372,345	$(45,132,941)	$(8,329,124)

Shares to be issued for cash	191,865	192	99,839	-	-	-	-	-	-	100,031
Shares and warrants issued for services	320,000	320	636,128	-	-	-	-	-	-	636,448
Shares issued on conversion of debt	1,178,518	1,180	565,375	-	-	-	-	-	-	566,555
Issuance of shares to be issued	1,766,451	1,766	1,384,487	-	(1,386,253)	-	-	-	-	-
Net loss for the period	-	-	-	-	-	-	-	189,591	(2,957,959)	(2,768,368)

Balance, March 31, 2020	4,603,136	$4,604	$30,783,539	$(69,838)	$6,016,001	$-	$200	$1,561,936	$(48,090,900)	$(9,794,458)

Balance, December 31, 2020	95,765,736	$94,018	$43,299,937	$(69,838)	$1,436,044	$163,998	$2,084,680	$1,252,082	$(51,310,040)	$(3,049,119)

Shares issued for debt settlement	8,253,975	8,254	1,488,625	-	(1,436,044)	-	-	-	-	60,835
Shares and warrants issued for services	150,000	150	302,598	-	-	(163,998)	-	-	-	138,750
Cancellation of shares due to duplicate issuance	(1,751,288)	-	-	-	-	-	-	-	-	-
Preferred shares issued for services	-	-	-	-	-	-	849,600	-	-	849,600
Shares issued on conversion of preferred shares	7,118,548	7,119	963,857	-	-	-	(208,680)	-	-	762,296
Net loss for the period	-	-	-	-	-	-	-	(5,920)	(1,351,571)	(1,357,491)

Balance, March 31, 2021	109,536,971	$109,541	$46,055,017	$(69,838)	$-	$-	$2,725,600	$1,246,162	$(52,661,611)	$(2,595,129)

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements

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DSG GLOBAL INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Expressed in U.S. Dollars)

(UNAUDITED)

	March 31, 2021	March 31, 2020

Net loss	$(1,351,571)	$(2,957,959)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,123	656
Accretion of discounts on debt	-	242,447
Change in fair value of derivative liabilities	-	945,594
Bad debt expense	4,580	9,348
Preferred shares issued for services	849,600	-
Shares and warrants issued for services	138,750	636,448
(Gain) Loss on extinguishment of debt	(76,316)	428,465
Unrealized foreign exchange (gain) loss	(4,406)	63,960
Changes in non-cash working capital:
Trade receivables, net	(58,810)	(75,568)
Inventories	(95,128)	(9,129)
Prepaid expense and deposits	(53,013)	4,871
Lease receivable	(244,963)	-
Trade payables and accruals	(604,939)	394,350
Operating lease liabilities	(14,509)	(559)
Deferred revenue	95,780	71,477
Net cash used in operating activities	(1,409,822)	(245,599)

Cash flows from investing activities
Purchase of equipment	(10,573)	-
Net cash used in investing activities	(10,573)	-

Cash flows from financing activities
Proceeds from issuing shares	-	100,031
Proceeds from issuing preferred shares	1,500,000	-
Proceeds from notes payable	-	147,465
Payments on notes payable	(193,889)	(7,531)
Net cash provided by financing activities	1,306,111	239,965

Effect of exchange rate changes on cash	16,076	(3,462)

Net increase (decrease) in cash	(98,208)	(9,096)
Cash at beginning of period	1,372,016	25,494

Cash at the end of the period	$1,273,808	$16,398

Supplemental Cash Flow Information (Note 17)

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements

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DSG GLOBAL, INC.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – ORGANIZATION

DSG Global, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on September 24, 2007.

The Company is a technology development company engaged in the design, manufacture, and marketing of fleet management solutions in the golf industry. The Company’s principal activities are the sale and rental of GPS tracking devices and interfaces for golf vehicles and related support services.

On April 13, 2015, the Company entered into a share exchange agreement with DSG Tag Systems Inc. (“DSG”), now a wholly-owned subsidiary of the Company, incorporated under the laws of the State of Nevada on April 17, 2008 and extra provincially registered in British Columbia, Canada in 2008. In March 2011, DSG formed DSG Tag Systems International, Ltd. in the United Kingdom (“DSG UK”). DSG UK is a wholly owned subsidiary of DSG.

On September 15, 2020, the Company incorporated Imperium Motor Corp. (“Imperium”), under the laws of the State of Nevada on September 10, 2020, for which it subscribed to all authorized capital stock, 100 shares of Preferred Class A Stock, at a price of $0.001 per share. Imperium is a wholly owned subsidiary of the Company.

Note 2 – GOING CONCERN

These unaudited interim condensed consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and note holders, the ability of the Company to obtain necessary equity financing to continue operations, and ultimately the attainment of profitable operations.

The outbreak of the coronavirus, also known as “COVID-19”, has spread across the globe and is impacting worldwide economic activity. Conditions surrounding the coronavirus continue to rapidly evolve and government authorities have implemented emergency measures to mitigate the spread of the virus. The outbreak and the related mitigation measures may have an adverse impact on global economic conditions as well as on the Company’s business activities. The extent to which the coronavirus may impact the Company’s business activities will depend on future developments, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions, business disruptions, and the effectiveness of actions taken in Canada and other countries to contain and treat the disease. These events are highly uncertain and as such, the Company cannot determine their financial impact at this time. While certain restrictions are presently in the process of being relaxed, it is unclear when the world will return to the previous normal, if ever. This may adversely impact the expected implementation of the Company’s plans moving forward.

As at March 31, 2021, the Company has working capital of $220,716 and has an accumulated deficit of $52,661,611 since inception. Furthermore, the Company incurred a net loss of $1,351,571 and used $1,409,822 of cash flows for operating activities during the three months ended March 31, 2021. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These unaudited interim condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These adjustments could be material.

Note 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying interim condensed consolidated financial statements were prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) and with the instructions to Form 10-Q.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to U.S. GAAP rules and regulations for presentation of interim financial information. Therefore, the unaudited interim condensed consolidated financial statements should be read in conjunction with the financial statements and the notes thereto, included in the Company’s Annual Report on the Form 10-K for the year ended December 31, 2020. Current and future financial statements may not be directly comparable to the Company’s historical financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2020 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021.

122

Principles of Consolidation

The interim condensed consolidated financial statements include the accounts of DSG Global Inc. and its subsidiary VTS and its wholly owned subsidiaries DSG UK and Imperium, collectively referred to as the “Company”. All intercompany accounts, transactions and profits were eliminated in the consolidated financial statements.

Use of Estimates

The preparation of interim condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the condensed consolidated financial statements in the period they are determined. There were no new estimates in the period.

Recently Adopted Accounting Pronouncements

Recent accounting pronouncements issued by FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s interim condensed consolidated financial statements.

123

Reclassification

Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations or cash flow.

Note 4 – TRADE RECEIVABLES, NET

As of March 31, 2021 and December 31, 2020, trade receivables consist of the following:

	March 31, 2021	December 31, 2020
Accounts receivables	$91,414	$44,296
Allowance for doubtful accounts	(9,006)	(16,422)
Total trade receivables, net	$82,408	$27,874

Note 5 – FIXED ASSETS AND EQUIPMENT ON LEASE

As of March 31, 2021 and December 31, 2020, fixed assets consisted of the following:

	March 31, 2021	December 31, 2020
Furniture and equipment	$2,370	$2,342
Computer equipment	31,031	28,804
Vehicles	28,528	19,619
Right-of-use assets	302,581	302,477
Accumulated depreciation	(116,770)	(84,261)
	$247,740	$268,981

As of March 31, 2021 and December 31, 2020, equipment on lease consisted of the following:

	March 31, 2021	December 31, 2020
Tags	$131,078	$129,533
Text	28,971	28,629
Infinity/Touch	23,998	23,716
Accumulated depreciation	(183,796)	(181,382)
	$251	$496

For the three months ended March 31, 2021, total depreciation expense for fixed assets was $4,816 (2020 - $349) and is included in general and administration expense. For the three months ended March 31, 2021, total depreciation for right-of-use assets was $27,525 (2020 - $15,622) and is included in general and administration expense as operating lease expense.

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Note 6 – INTANGIBLE ASSETS

As of March 31, 2021 and December 31, 2020, intangible assets consist of the following:

	March 31, 2021	December 31, 2020
Intangible asset – Patent	$22,353	$22,353
Accumulated depreciation	(9,827)	(9,520)
	$12,526	$12,833

The estimated useful life of the patent is 20 years. Patents are amortized on a straight-line basis. For the three months ended March 31, 2021, total amortization expense was $307 (2020 - $307).

Note 7 – TRADE AND OTHER PAYABLES

As of March 31, 2021 and December 31, 2020, trade and other payables consist of the following:

	March 31, 2021	December 31, 2020
Accounts payable and accrued expenses	$947,285	$1,519,379
Accrued interest	97,852	148,682
Other liabilities	17,034	118,252
Total payables	$1,062,171	$1,786,313

125

Note 8 – LOANS PAYABLE

As of March 31, 2021 and December 31, 2020, loans payable consisted of the following:

	March 31, 2021	December 31, 2020
Unsecured loan payable in the amount of CDN$40,000, due on or before December 31, 2025(a)	$31,751	$31,350
Unsecured loan payable in the amount of CDN$40,000, due on or before December 31, 2025(b)	31,751	31,350
Unsecured loan payable, due on May 21, 2022, interest at 1% per annum(c)	30,065	30,115
Secured loan payable, due on June 5, 2050, interest at 3.75% per annum(d)	150,000	150,000
	243,567	242,815
Current portion	(23,260)	(9,981)
Loans payable	$220,307	$232,834

(a)

On April 17, 2020, the Company received a loan in the principal amount of $31,751 (CDN$40,000) under the Canada Emergency Business Account program. The loan is non-interest bearing and eligible for CDN$10,000 forgiveness if repaid by December 31, 2022. If not repaid by December 31, 2022, the loan bears interest at 5% per annum and is due on December 31, 2025.

(b)	On April 21, 2020, the Company received a loan in the principal amount of $31,751 (CDN$40,000) under the Canada Emergency Business Account program. The loan is non-interest bearing and eligible for CDN$10,000 forgiveness if repaid by December 31, 2022. If not repaid by December 31, 2022, the loan bears interest at 5% per annum and is due on December 31, 2025.

(c)

On May 21, 2020, the Company received a loan in the principal amount of $30,065 under the Paycheck Protection Program. The loan bears interest at 1% per annum and is due on May 21, 2022 with payments deferred for the first six months of the term.

(d)	On June 5, 2020, the Company received a loan in the principal amount of $150,000. The loan bears interest at 3.75% per annum and is due on June 5, 2050. The loan is secured by all tangible and intangible assets of Company. Fixed payments of $731 are due monthly and begin 12 months from the date of the loan.

126

Note 9 – CONVERTIBLE NOTES

As of March 31, 2021 and December 31, 2020, convertible loans payable consisted of the following:

Third Party Convertible Notes Payable

(a)	On March 31, 2015, the Company issued a convertible promissory note in the principal amount of $310,000 to a company owned by a former director of the Company for marketing services. The note is unsecured, bears interest at 5% per annum, is convertible at $1.25 per common share, and is due on demand. As at March 31, 2021, the carrying value of the convertible promissory note was $310,000 (December 31, 2020 - $310,000).

(b)	On November 7, 2016, the Company entered into a securities purchase agreement with a non-related party. Pursuant to the agreement, the Company was provided with proceeds of $125,000 on November 10, 2016 in exchange for the issuance of a secured convertible promissory note in the principal amount of $138,889, which was inclusive of an 8% original issue discount and bears interest at 8% per annum to the holder. The convertible promissory note matures nine months from the date of issuance and is convertible at the option of the holder into our common shares at a price per share that is the lower of $480 or the closing price of the Company’s common stock on the conversion date. In addition, under the same terms, the Company also issued a secured convertible note of $50,000 in consideration for proceeds of $10,000 and another secured convertible note of $75,000 in consideration for proceeds of $10,000. Under the agreements, the Company has the right to redeem $62,500 and $40,000 of the notes for consideration of $1 each at any time prior to the maturity date in the event that the convertible promissory note is exchanged or converted into a revolving credit facility with the lender, whereupon the two $10,000 convertible note balances shall be rolled into such credit facility.

On May 7, 2017, the Company triggered an event of default in the convertible note by failing to repay the full principal amount and all accrued interest on the due date. The entire convertible note payable became due on demand and would accrue interest at an increased rate of 1.5% per month (18% per annum) or the maximum rate permitted under applicable law until the convertible note payable was repaid in full.

On May 8, 2017, the Company issued 25 common shares for the conversion of $5,000 of the $72,500 convertible note dated November 7, 2016. On May 24, 2017, the Company issued 53 common shares for the conversion of $10,500 of the $72,500 convertible note dated November 7, 2016. On May 25, 2017, the lender provided conversion notice for the remaining principal $57,000 of the $72,500 convertible note dated November 7, 2016. This conversion was not processed by the Company’s transfer agent due to direction from the Company not to honor any further conversion notices from the lender. In response, the Company received legal notification pursuant to the refusal to process further conversion notices. Refer to Note 17.

During the year ended December 31, 2019, the Company issued 72,038 common shares with a fair value of $59,097 for the conversion of $32,000 of principal resulting in a loss on settlement of debt of $27,097.

On December 31, 2020, the Company entered into a Debt Settlement agreement whereby the Company agreed to pay cash of $250,000 and issue 200,000 shares of common stock, fair valued at $268,000, in full and final satisfaction of all pending litigation, principal debt and accrued interest outstanding totaling $321,243. The Company recorded a loss on settlement of debt totaling $196,757 and wrote down the derivative liability to $Nil.

During the three months ended March 31, 2021, the Company repaid the note of $193,889 and interest of $56,111 for a total of $250,000. The Company issued 200,000 shares to satisfy the terms of the Debt Settlement agreement.

As at March 31, 2021, the carrying value of the note was $Nil (December 31, 2020 - $193,841).

(c)	On June 5, 2017, the Company issued a convertible promissory note in the principal amount of $110,000. As at March 31, 2021, the carrying value of the note was $9,442 (December 31, 2020 - $9,487), relating to an outstanding penalty.

127

Note 10 - LEASES

Lessor

During the year ended December 31, 2020, the Company began financing the lease of certain assets under rental revenue contracts with its customers and accounts for them in accordance with ASC 842 as outlined under “Leases” in Note 3 of the consolidated financial statements for the year ended December 31, 2020.

During the three months ended March 31, 2021, the Company recognized lease receivables of $244,265 to reflect lease payments expected to be received over the term of the agreements and derecognized $143,358 in inventory related to the underlying assets.

During the year ended December 31, 2020, the Company recognized lease receivables of $45,856, to reflect lease payments expected to be received over the term of the agreements and derecognized $30,000 in inventory related to the underlying asset.

Lease receivable	March 31, 2021	December 31, 2020
Balance, December 31, 2020	$42,856	$-
Additions	244,265	45,856
Interest on lease receivables	1,209	-
Receipt of payments	-	(3,000)
Balance, March 31, 2021	288,330	42,856
Current portion of lease receivables	(49,680)	(4,297)
Long term potion of lease receivables	$238,650	$38,559

Lease receivables are measured at the commencement date based on the present value of future lease payments less the present value of the unguaranteed residual asset. The Company used the rate implicit in the rental revenue contracts to calculate the present value of future payments and unguaranteed residual asset at the date of commencement.

Lessee

The Company leases certain assets under lease agreements.

On October 1, 2019, the Company entered into a 5-year lease agreement for a photocopier (the “Copier Lease”). Upon recognition of the lease, the Company recognized right-of-use assets of $8,683 and lease liabilities of $8,683. As of March 31, 2021, the Copier lease had a remaining term of 3.5 years.

On July 10, 2020, the Company entered into a lease agreement for retail, showroom and warehouse space in Fairfield, CA (the “Fairfield Lease”). Upon initial recognition of the lease, the Company recognized right-of-use assets of $164,114 and lease liabilities of $156,364. The difference between the recorded operating lease assets and lease liabilities is due to prepaid rent deposits to be applied to first months’ rent of $7,750. The lease included a rent-free period with rent payments commencing on October 1, 2020. As of March 31, 2021, Fairfield Lease had a remaining term of 1.42 years. The Fairfield Lease also included a refundable security deposit of $7,750 which is included in prepaid expenses and deposits at March 31, 2021.

On July 14, 2020, the Company entered into a lease agreement for office space in Surrey, BC (the “Croydon Lease”). Upon initial recognition of the lease, the Company recognized right-of-use assets of $133,825 and lease liabilities of $125,014. The difference between the recorded operating lease assets and lease liabilities is due to prepaid rent deposits to be applied to first months’ rent of $8,811 (CDN$11,948). The lease included a rent-free period with rent payments commencing on September 1, 2020. As of March 31, 2021, the lease had a remaining term of 2.33 years.

128

Right-of-use assets have been included within fixed assets, net and lease liabilities have been included in operating lease liability on the Company’s consolidated balance sheet.

Right-of-use assets	March 31, 2021	December 31, 2020
Cost	$302,581	$302,477
Accumulated depreciation	(80,683)	(53,158)
Total right-of-use assets	$221,898	$249,319

Lease liability	March 31, 2021	December 31, 2020
Current portion	$119,154	$125,864
Long-term portion	117,065	150,877
Total lease liability	$236,219	$276,741

Operating lease liabilities are measured at the commencement date based on the present value of future lease payments. As the Company’s lease did not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments. The Company used a weighted average discount rate of 11.98% in determining its lease liabilities. The discount rate was derived from the Company’s assessment of borrowings.

Right-of-use assets include any prepaid lease payments and exclude any lease incentives and initial direct costs incurred. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. The lease terms may include options to extend or terminate the lease if it is reasonably certain that the Company will exercise that option.

Future minimum lease payments to be paid by the Company as a lessee for operating leases as of March 31, 2021 for the next three years are as follows:

Operating lease commitments and lease liability	March 31, 2021
Remainder of 2021	$102,881
2022	125,273
2023	37,488
2024	1,748
Total future minimum lease payments	267,390
Discount	(31,171)
Total	236,219
Current portion of operating lease liabilities	(119,154)
Long-term portion of operating lease liabilities	$117,065

129

Note 11 – MEZZANINE EQUITY

Authorized

10,000 shares of redeemable Series C preferred shares, authorized, each having a par value of $0.001 per share. Each share of Series C preferred shares is convertible into shares of common stock at a conversion rate equal to the lowest traded price for the fifteen trading days immediately preceding the date of conversion.

1,000,000 shares of redeemable Series D preferred shares, authorized, each having a par value of $0.001 per share. Each share of Series D preferred shares is convertible into 5 shares of common stock.

5,000,000 shares of redeemable Series E preferred shares, authorized, each having a par value of $0.001 per share. Each share of Series E preferred shares is convertible into 4 shares of common stock.

10,000 shares of redeemable Series F preferred shares, authorized, each having a par value of $0.001 per share. Each share of Series F preferred shares is convertible into common stock at an amount equal to the lesser of (a) one hundred percent of the lowest traded price for the Company’s stock for the fifteen trading days immediately preceding the relevant Conversion and (b) a twenty percent discount to the price of the common stock in an offering with gross proceeds of at least $10,000,000.

Mezzanine Preferred Equity Transactions

During the three months ended March 31, 2021:

●	762 Series C Preferred Shares were converted into common shares, see note 13.

●	On February 4, 2021, pursuant to a Securities Purchase Agreement entered on December 23, 2020 (the “Series F SPA”), the Company issued 1,500 Series F preferred shares to satisfy preferred shares to be issued as at December 31, 2020 pursuant to the First Closing of the Series F SPA with a relative fair value of $731,992. Additionally, the Company issued 1,500 Series F preferred shares pursuant to the Second Closing of the Series F SPA for gross proceeds for $1,500,000.

During the year ended December 31, 2020:

●	On September 30, 2020, the Company entered into an Exchange Agreement to settle outstanding convertible debt and accrued interest in exchange for 2,347 shares of Series C preferred shares with an aggregate carrying amount of $2,348,208. The shares were issued October 14, 2020.

●	On September 30, 2020, the Company entered into a Securities Purchase Agreement (the “Series C SPA”) whereby the Company agrees to sell and the Purchaser agrees to purchase, in a series of closings (the “Closings”), up to 200 shares of Series C preferred shares at a price of $1,000 per share. At the First Closing, the Company agrees to issue 250 shares of Series C preferred shares, representing 200 Purchased Shares and 50 Commitment Shares. On October 14, 2020, the Company issued 250 Series C shares for gross proceeds of $200,000 in full satisfaction of the First Closing.

●	On November 6, 2020, the Company received gross proceeds of $300,000 for 300 Series C Preferred Shares in lieu of the Second Closing for the Series C SPA. The shares are included in preferred shares to be issued at March 31, 2021 and December 31, 2020. The preferred shares were issued subsequent to March 31, 2021, see note 18.

●

On December 23, 2020, the Company entered into a Securities Purchase Agreement (the “Series F SPA”) whereby the Company agrees to sell and the Purchaser agrees to purchase, in a series of closings (the “Closings”) of at least 1,000 Series F preferred shares at a price of $1,000 per share. The First and Second Closings, will each be for 1,500 Preferred Shares at a purchase price of $1,500,000, the Second Closing which will follow the filing of the Registration Statement. Any Additional Closings will be for the purchase of at least 1,000 Series F preferred shares, every thirty calendar days, and shall follow the Registration Statement being declared effective. The Company granted 3,000,000 warrants, with a relative fair value of $768,008, concurrently with the execution of the Series F SPA and Fist Closing. The Fire Closing shares were included in preferred shares to be issued at December 31, 2020 with a relative fair value of $731,992.

●	1,573 Series C Preferred Shares were converted into common shares, see note 13.

130

Note 12 – PREFERRED STOCK

Authorized

3,000,000 shares of Series A preferred shares authorized each having a par value of $0.001 per share.

10,000 shares of Series B convertible preferred shares authorized each having a par value of $0.001 per share. Each share of Series B convertible preferred shares is convertible into 100,000 shares of common stock.

Preferred Stock Transactions

During the three months ended March 31, 2021:

●

On October 26, 2020, the Company agreed to issue 100 shares of Series B preferred shares for investor relations services. The preferred shares were valued at $1,340,000 based on the fair value of the underlying common stock and included in preferred shares to be issued at December 31, 2020. During the three months ended March 31, 2021, the Company issued 100 Series B preferred shares and 1,000,000 warrants (see note 13) pursuant to the agreement.

●	On March 4, 2021, the Company issued an aggregate of 16 shares of Series B preferred shares to the Company’s board of directors for past services. These preferred shares were valued at $849,600 based on the fair value of the underlying common stock.

●	37 Series B preferred shares were converted into common shares, see note 13.

During the year ended December 31, 2020:

●	On May 21, 2020, the Company issued an aggregate of 136 shares of Series B preferred shares to various parties for past services to the Company, which included 122 issued to related parties and 2 issued to a former director of the Company. These preferred shares were valued at $767,040, based on the fair value of the underlying common stock, discounted for the six months hold period before the preferred shares can be converted. The issuance is recorded under compensation expense.

●	On December 11, 2020, 4 Series B preferred shares were converted into common shares, see note 13.

131

Note 13 – COMMON STOCK AND ADDITIONAL PAID IN CAPITAL

Authorized

On March 26, 2019, the Company effected a reverse stock split of its shares of common stock on a four thousand (4,000) old for one (1) new basis. Upon effect of the reverse split, authorized capital decreased from 3,000,000,000 shares of common stock to 750,000 shares of common stock. Subsequently, on May 23, 2019, an increase in common shares to 150,000,000 was authorized, with a par value of $0.001. These consolidated financial statements give retroactive effect to such reverse stock split named above and all share and per share amounts have been adjusted accordingly, unless otherwise noted. Each share of common stock is entitled to one (1) vote.

Common Stock Transactions

During the three months ended March 31, 2021:

●	The Company issued 115,000 shares of restricted common stock with a fair value of $60,835 pursuant to a legal settlement, see Note 16.

●	The Company issued 150,000 shares of common stock with a fair value of $138,750 for consulting services.

●	The Company issued an aggregate of 8,138,975 shares of common stock to satisfy shares to be issued at December 31, 2020.

●	The Company issued 7,118,548 shares of common stock with a fair value of $970,976 for conversion of 37 Series B Preferred Shares at $208,680 and conversion of 762 Series C Preferred Shares at $762,296.

●	The Company cancelled 1,751,288 shares of common stock and were returned to treasury due to a duplicated issuance for share settled debt during the year ended December 31, 2020.

132

During the year ended December 31, 2020:

●	The Company issued an aggregate of 191,865 shares of common stock for cash proceeds of $100,031.

●	The Company issued an aggregate of 4,303,000 shares of common stock with a fair value of $1,360,784 in exchange for services.

●	The Company issued an aggregate of 16,880,146 shares of common stock with a fair value of $7,521,454 to satisfy shares to be issued.

●	The Company issued 2,363,532 shares of common stock with a fair value of $214,286 for share-settled debt.

●	The Company issued an aggregate of 52,937,999 shares of common stock with a fair value of $3,577,005 upon the conversion of $777,872 of convertible debentures and accrued interest per the table below:

Date issued	Common shares issued (#)	Fair value(1)	Converted balance(2)	Loss on conversion
January 7, 2020	53,764	$53,226	$20,000	$(33,226)
February 4, 2020	135,802	127,654	20,000	(107,654)
February 7, 2020	151,234	142,160	24,500	(117,660)
February 26, 2020	151,515	45,455	20,000	(25,455)
February 26, 2020	140,151	39,242	18,500	(20,742)
March 9, 2020	170,000	27,200	13,090	(14,110)
March 9, 2020	195,547	68,441	13,000	(55,441)
March 11, 2020	180,505	63,177	12,000	(51,177)
April 1, 2020	140,000	9,800	3,889	(5,911)
April 1, 2020	220,000	15,400	6,666	(8,734)
April 2, 2020	218,678	16,379	7,000	(9,379)
April 21, 2020	264,026	24,649	8,000	(16,649)
May 15, 2020	258,000	25,800	7,166	(18,634)
May 19, 2020	426,000	80,940	17,338	(63,602)
May 19, 2020	675,675	100,000	30,000	(70,000)
May 19, 2020	350,000	33,250	12,705	(20,545)
May 19, 2020	337,837	50,000	15,000	(35,000)
May 21, 2020	298,606	56,735	13,258	(43,477)
May 21, 2020	611,111	116,111	27,750	(88,361)
July 8, 2020	500,000	45,000	10,500	(34,500)
July 8, 2020	857,142	72,857	18,000	(54,857)
July 8, 2020	600,000	22,800	11,549	(11,251)
July 8, 2020	639,846	51,188	13,437	(37,751)
July 8, 2020	880,952	70,476	18,500	(51,976)
July 10, 2020	809,523	29,952	17,000	(12,952)
July 17, 2020	1,121,212	55,948	18,500	(37,448)
July 17, 2020	1,151,515	46,291	19,500	(26,791)
July 20, 2020	1,130,000	45,426	17,091	(28,335)
July 23, 2020	879,157	43,870	14,506	(29,364)
August 3, 2020	1,309,824	35,234	14,146	(21,088)
August 3, 2020	1,638,117	33,991	17,692	(16,299)
August 10, 2020	1,412,525	30,553	15,255	(15,298)
August 13, 2020	1,000,000	20,100	15,000	(5,100)
August 13, 2020	1,130,000	25,877	11,311	(14,566)
August 13, 2020	1,465,201	29,451	16,000	(13,451)
August 19, 2020	1,484,615	22,269	19,300	(2,969)
August 25, 2020	1,750,000	125,125	11,340	(113,785)
August 25, 2020	1,483,146	106,045	13,200	(92,845)
August 25, 2020	620,033	44,332	4,018	(40,314)
August 25, 2020	1,490,000	106,535	8,851	(97,684)
August 25, 2020	1,893,939	135,417	12,500	(122,917)
August 26, 2020	1,818,182	130,000	12,000	(118,000)
August 27, 2020	1,808,989	156,839	16,100	(140,739)
August 31, 2020	1,808,989	84,842	16,100	(68,742)
September 1, 2020	1,560,000	79,560	9,266	(70,294)
September 2, 2020	1,808,989	80,283	16,100	(64,183)
September 9, 2020	1,808,989	66,119	16,100	(50,019)
September 10, 2020	2,727,273	92,045	18,000	(74,045)
September 14, 2020	1,560,000	46,566	9,266	(37,300)
September 17, 2020	345,291	12,879	7,700	(5,179)
September 18, 2020	2,938,117	113,705	19,039	(94,666)
September 22, 2020	1,515,151	57,879	10,000	(47,879)
September 24, 2020	412,831	51,232	5,699	(45,533)
September 29, 2020	2,600,000	310,700	15,444	(295,256)
Total	52,937,999	$3,577,005	$777,872	$(2,799,133)

(1)	Fair values are derived based on the closing price of the Company’s common stock on the date of the conversion notice.

(2)	Converted balance includes portions of principal, accrued interest, financing fees, interest penalties and other fees converted upon the issuance of shares of common stock.

133

Warrants

During the three months ended March 31, 2021, the Company granted 1,000,000 warrants with a contractual life of three years and exercise price of $0.25 per share pursuant to an investor relations agreement dated October 26, 2020. Warrants were valued at $163,998 using the Black Scholes Option Pricing Model with the assumptions outlined below. Expected life was determined based on historical exercise data of the Company.

March 31, 2021
Risk-free interest rate	0.18%
Expected life	3.0 years
Expected dividend rate	0%
Expected volatility	299.7%

Continuity of the Company’s common stock purchase warrants issued and outstanding is as follows:

	Warrants	Weighted average exercise price
Outstanding at year December 31, 2020	12,939,813	$0.60
Granted	1,000,000	0.25
Exercised	-	-
Expired	-	-
Outstanding as at March 31, 2021	13,939,813	$0.57

As at March 31, 2021, the weighted average remaining contractual life of warrants outstanding was 2.95 years with an intrinsic value of $884,697.

134

Note 14 – RELATED PARTY TRANSACTIONS

As at March 31, 2021, the Company owed $Nil (December 31, 2020 - $317,997) to the President, CEO, and CFO of the Company for management fees and salaries, which has been recorded in trade and other payables. The amounts owed and owing are unsecured, non-interest bearing, and due on demand. During the three months ended March 31, 2021 the Company incurred $162,362 (2020 - $50,000) in salaries which includes a bonus of $87,362 to the President, CEO, and CFO of the Company.

On March 4, 2021, the Company issued an aggregate of 16 shares of Series B convertible preferred shares to the Company’s board of directors for past services. These preferred shares were valued at $849,600 based on the fair value of the underlying common stock. The issuance is recorded under compensation expense.

Note 15 – COMMITMENTS

Product Warranties

The Company’s warranty policy generally covers a period of two years which is also covered by the manufacturer warranty. Thus, any warranty costs incurred by the Company are immaterial.

Indemnifications

In the normal course of business, the Company indemnifies other parties, including customers, lessors, and parties to other transactions with the Company, with respect to certain matters. The Company has agreed to hold the other parties harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties. These agreements may limit the time within which an indemnification claim can be made and the amount of the claim. In addition, the Company has entered into indemnification agreements with its officers and directors, and the Company’s bylaws contain similar indemnification obligations to the Company’s agents. It is not possible to determine the maximum potential amount under these indemnification agreements due to the Company’s limited history with prior indemnification claims and the unique facts and circumstances involved in each particular agreement. Historically, payments made by the Company under these agreements have not had a material effect on the Company’s operating results, financial position, or cash flows.

Note 16 – CONTINGENCIES

On September 7, 2016, Chetu Inc. filed a Complaint for Damage in Florida to recover an unpaid invoice amount of $27,335 plus interest of $4,939. The invoice was not paid due to a service dispute. As at March 31, 2021, included in trade and other payables is $47,023 (December 31, 2020 - $47,023) related to this unpaid invoice, interest and legal fees.

On May 24, 2017, the Company received a notice of default from Coastal Investment Partners LLC (“Coastal”), on three 8% convertible promissory notes issued by the Company in aggregate principal amount of $261,389 and commenced a lawsuit on June 12, 2017 in the United States District Court, Southern District of New York. Coastal alleges that the Company failed to deliver shares of common stock underlying the Coastal notes, and thus giving rise to an event of default. Coastal seeks damages in excess of $250,000 for breach of contract damages, and legal fees incurred by Coastal with respect to the lawsuit. On June 13, 2017, Coastal filed a complaint and motion for a preliminary injunction seeking conversion of the principal amount of a note issued by it to the Company into common stock of the Company. The Court issued an Order to Show Cause as to why a preliminary injunction should not be issued on June 27, 2017, and the Company opposed Coastal’s motion. A hearing on the motion for preliminary injunction was held on July 26, 2017. For the following reasons, the Court denied Coastal’s motion for a preliminary injunction. The Company also filed a cross motion to dismiss on the grounds that the $72,500 Note violates New York’s criminal usury law. The Court did not address this motion at that time and has set a separate briefing schedule. On December 31, 2020, the Company entered into a Settlement Agreement with Coastal for full and final satisfaction of its claims and all outstanding principal debt and accrued interest for $250,000 paid in cash and 200,000 shares of common stock fair valued at $268,000. As at December 31, 2020, $250,000 is included in loans and accrued interest and $268,000 is included in shares to be issued in relation to the settlement. During the three months ended March 31, 2021, the Company paid $250,000 and issued 200,000 common shares in full and final satisfaction of the agreement.

On October 10, 2017, a vendor filed a complaint for Breach of Contract with Superior Court of the State of California. The Complainant is alleging that it is contractually owed 1,848,130 shares of the Company’s common stock and is seeking damages of $270,000. In addition, a related vendor filed in the same filing a complaint for $72,000 as part of a consulting agreement the Company executed. As at December 31, 2020, a contingent liability of $115,000 was included in accrued liabilities for the expected financial impact of the settlement. During the three months ended March 31, 2021, the Company issued 115,000 shares of restricted common stock pursuant to the settlement with a fair value of $60,835. As at March 31, 2021, $54,165 remains in accrued liabilities.

Note 17 – SUPPLEMENTAL CASH FLOW INFORMATION

	Three-months ended
	March 31, 2021	March 31, 2020

Cash paid during the period for:
Income tax payments	$—	$—
Interest payments	$56,111	$—

Non-cash investing and financing transactions:
Shares issued for convertible notes payable and accrued interest	$—	$566,555
Shares issued for share settled debt	$60,835	$-

Note 18 – SUBSEQUENT EVENTS

Management has evaluated events subsequent to the period ended for transactions and other events that may require adjustment of and/or disclosure in such consolidated financial statements.

Subsequent to March 31, 2021, the Company issued:

●	1,102,942 shares of common stock for conversion of 250 Series C Preferred Shares with an aggregate carrying value of $200,000; and

●	500 Series C Preferred Shares to satisfy preferred shares to be issued at March 31, 2021, see note 11.

135

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the common shares being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering.

SEC Registration Fee	$3,867.37
Nasdaq listing fees	50,000
FINRA filing fee	10,000
Fees of transfer agent and warrant agent	10,000*
Accounting fees	60,000*
Legal fees and expenses	100,000*
Miscellaneous	5,000*
Total	$238,867.37

136

EXHIBITS

Exhibit Number	Exhibit Description	Filed Form	Exhibit	Filing Date	Herewith
3.1.1	Articles of Incorporation of the Registrant	SB-2	3.1	10-22-07

3.1.2	Certificate of Change of the Registrant	8-K	3.1	06-24-08

3.1.3	Articles of Merger of the Registrant	8-K	3.1	02-23-15

3.1.4	Certificate of Change of the Registrant	8-K	3.2	02-23-15

3.1.5	Certificate of Correction of the Registrant	8-K	3.3	02-23-15

3.1.6	Certificate of Change of the Registrant	8-K	3.1	03-26-19

3.1.7	Certificate of Correction of the Registrant	8-K	3.2	03-26-19

3.1.8	Series A - Certificates of Amendment and Designation dated November 22, 2019	10-K	3.1.8	03-05-21

3.1.9	Series B - Certificates of Amendment and Designation dated June 25, 2018	S-1	3.1.9	04-21-21

3.1.10	Series C - Certificate of Designation dated May 2, 2018	10-K	3.1.9	03-05-21

3.1.11	Series D - Certificate of Designation dated May 2, 2018	S-1	3.1.11	04-21-21

3.1.12	Series E - Certificate of Designation dated May , 2018	S-1	3.1.12	04-21-21

3.1.13	Series F – Certificates of Designation dated December 22, 2020	10-K	3.1.10	03-05-21

3.1.14	Certificate of Amendment to Articles of Incorporation dated December 22, 2020	S-1	3.1.14	04-21-21

3.2.1	Bylaws of the Registrant	SB-2	3.2	10-22-07

3.2.2	Amendment No. 1 to Bylaws of the Registrant	8-K	3.2	06-19-15

4.1.2	DSG Global, Inc. 2015 Omnibus Incentive Plan	10-Q	10.3	11-13-15

5.1	Opinion of Brunson Chandler & Jones, PLLC			*	*

10.1	Loan agreement, dated October 24, 2014 between DSG TAG Systems Inc. and A. Bosa & Co (Kootenay) Ltd.	10-K	10.5	05-28-19

10.2	Lease agreement (Modified), dated January 21, 2016 and February 1, 2016 between DSG TAG Systems Inc. and Benchmark Group	10-K	10.6	05-28-19

10.3	Loan agreement, dated February 11, 2016 between DSG TAG Systems Inc. and Jeremy Yaseniuk	10-K	10.7	05-28-19

10.4	Loan agreement, dated March 31, 2016 between DSG TAG Systems Inc. and E. Gary Risler	10-K	10.8	05-28-19

10.5	Security purchase agreement between DSG Global Inc. and Coastal Investment Partners, dated November 7 2016	8-K	10.1	11-15-16

10.6	Equity Financing Agreement dated September 18, 2019 between DSG Global, Inc. and GHS Investments, LLC	S-1	10.9	10-04-19

10.7	Registration Rights Agreement dated September 18, 2019 between DSG Global, Inc. and GHS Investments, LLC	S-1	10.10	10-04-19

10.8	Advisory Services Agreement dated as of March 2, 2020 Graj + Gustavsen, Inc.	8-K	10.1	03-06-20

10.10	Stock Purchase Agreement between the Company and GHS dated December 23, 2020	8-K	10.1	12-31-20
	Warrant Agreement dated December 23, 2020	8-K	10.2	12.31.20
10.11	Stock Purchase Agreement between the Company and GHS dated December 23, 2020	8-K	10.1	12-31-20

10.12	OEM Cooperation Agreement with Skywell New Energy Automobile Group Co. Ltd. dated February 5, 2021.	8-K	10.1	02.23.21

10.13	Cooperation Agreement with Zhejiang Jonway Group Co., Ltd. dated September 17, 2019	S-1	10.13	04-21-21

10.14	Cooperation Agreement with Rumble Motors dated February 15, 2021	S-1	10.14	04-21-21

21	List of Subsidiaries: Vantage Tag Systems Inc. (Nevada), DSG Tag Systems Inc. (Nevada), and Imperium Motor Corp. (Nevada))	S-1	21	04-21-21

23.1	Consent of Harbourside CPA LLP				*

99.1	Code of Business Conduct and Ethics				*

99.2	Audit Committee Charter				*

99.3	Compensation Committee Charter				*

99.4	Nomination and Governance Committee Charter				*

137

UNDERTAKINGS

The undersigned registrant hereby undertakes

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

117

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 9, 2021.

DSG Global Inc.

/s/ Robert Silzer
By:	Robert Silzer
Its:	President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date

/s/ Robert Silzer	President, CEO, Secretary, Treasurer, and Director	June 9, 2021
Robert Silzer	(Principal Executive Officer)

/s/Zahir Loaiza	Chief Financial Officer	June 9, 2021
Zahir Loaiza	(Principal Financial Officer, Principal Accounting Officer)

/s/ Stephen Johnson	Director	June 9, 2021
Stephen Johnson

/s/ James Singerling	Director	June 9, 2021
James Singerling

/s/ Michael Leemhuis	Director	June 9, 2021
Michael Leemhuis

/s/ Carol Cookerly	Director	June 9, 2021

118